Exhibit 10.1

RATIFICATION AND AMENDMENT AGREEMENT

This RATIFICATION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of February 5, 2018, is by and among CENVEO CORPORATION, a Delaware corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Borrower”), each of the other LOAN PARTIES party hereto, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, BANK OF AMERICA, N.A., as administrative agent (in such capacity, “Administrative Agent”) and each of the LENDERS party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, the other Loan Parties, Administrative Agent and the Lenders entered into the Credit Agreement, dated as of April 16, 2013, as amended by Amendment No. 1 to the Credit Agreement, dated as of December 11, 2013, Amendment No. 2 to the Credit Agreement, dated as of June 10, 2014, Amendment No. 3 to the Credit Agreement, dated as of January 30, 2015, Amendment No. 4 to the Credit Agreement, dated as of June 10, 2016 and Amendment No. 5 to the Credit Agreement, dated as of April 27, 2017 (as so amended and otherwise in effect immediately prior to the Ratification Effective Date, the “Existing Credit Agreement”; and as amended by this Agreement on the Ratification Effective Date and as otherwise amended and in effect after the Ratification Effective Date, the “Credit Agreement”).

WHEREAS, Borrower and each Guarantor (collectively, the “Debtors”) has commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York, and each Debtor has retained possession of its assets and is authorized under the Bankruptcy Code to continue the operation of its businesses as a debtor-in-possession;

WHEREAS, prior to the commencement of the Chapter 11 Cases (as defined below), Lenders made loans and advances and provided other financial accommodations to Borrower secured by substantially all assets and properties of Borrower and Guarantors as set forth in the Loan Documents (as defined in the Existing Credit Agreement, the “Existing Loan Documents”);

WHEREAS, Borrower and Guarantors have requested that Administrative Agent and Lenders make post-petition loans and advances and provide other financial accommodations to Borrower secured by substantially all the assets and properties of Borrower and Guarantors as set forth in the Financing Orders (as defined below) and the Loan Documents and make certain amendments to the Existing Credit Agreement, and Administrative Agent and Lenders are willing to do so, subject to (a) entry by the Bankruptcy Court (as defined below) of an Interim Financing Order (as defined below) and (b) the other terms and conditions contained herein; and

WHEREAS, Borrower and Guarantors desire to reaffirm their obligations to Administrative Agent and Lenders pursuant to the Existing Loan Documents and acknowledge their continuing liabilities to Administrative Agent and Lenders thereunder in order to induce Administrative Agent and Lenders to make such post-petition loans and advances, and provide such other financial accommodations, to Borrower;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders, Borrower and Guarantors mutually covenant, warrant and agree as follows:

1. Definitions and Interpretation.

1.1 Definitions. For purposes of this Agreement, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Existing Credit Agreement, as amended by this Agreement.

1.2 Additional Definitions. In addition, the following terms, as used in this Agreement, shall have the following meanings:

“Approved Budget” means the Initial Budget, at all times until updated pursuant to Section 5.3(b) by an Updated Budget during the continuance of the Chapter 11 Cases.

“Avoidance Action” means any of the actions described in clause (g) of the definition of “Post-Petition Collateral”.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Budget Delivery Date” has the meaning set forth in Section 5.3(b).

“Carve-Out” has the meaning set forth in the Financing Orders.

“Carve-Out Reserve” has the meaning set forth in the Financing Orders.

“Chapter 11 Cases” means the Chapter 11 cases of the Debtors, which are being jointly administered under the Bankruptcy Code and are pending in the Bankruptcy Court.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of Administrative Agent for the benefit of the Secured Parties (including both the Pre-Petition Collateral and the Post-Petition Collateral).

“Cumulative Net Operating Cash Flow” means, on any date of determination, the amount equal to (a) Total Cash Receipts minus (b) Total Operating Disbursements, measured in each case, on a cumulative basis, for the period commencing on the Ratification Effective Date through and including the last day of the then most recently ended Testing Period.

“DIP ABL Facility” means the financing arrangements and other transactions evidenced by the Credit Agreement and the other Loan Documents.

“DIP Superpriority Claims” has the meaning as defined in the Financing Orders in effect on the date of determination.

“Final Financing Order” means an order of the Bankruptcy Court entered in the Chapter 11 Cases authorizing the Credit Agreement after a final hearing of the Bankruptcy Court, in form and substance satisfactory to Administrative Agent and the Required Lenders, and from which no appeal or motion to reconsider has been filed, together with all extension, modifications, and amendments thereto consented to by Administrative Agent, which, among other matters but not by way of limitation, authorizing, on a final basis, Borrower to execute and perform under the terms of Existing Credit Agreement and the other Existing Loan Documents, in each case, as ratified and amended by the terms and conditions of this Agreement, granting to Administrative Agent and Lenders the senior security interests and liens described

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therein and super-priority administrative expense claims described therein, and modifying the automatic stay and other provisions reasonably required by Administrative Agent and the Required Lenders. The Final Financing Order shall be substantially in the form of the Interim Financing Order, with only such changes as may be satisfactory in form and substance to the Administrative Agent and the Required Lenders.

“Financing Order” means the Interim Financing Order, the Final Financing Order and such other orders relating thereto or authorizing the granting of credit by Administrative Agent and Lenders to Borrower on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Cases.

“Initial 9-Month Budget” means the budget attached as Exhibit C hereto

“Initial Budget” has the meaning set forth in Section 5.3(a).

“Interim Financing Order” means an order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing, in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders, together with all extension, modifications, and amendments thereto consented to by Administrative Agent and the Required Lenders, which, among other matters but not by way of limitation, authorizing, on an interim basis, Borrower to execute and perform under the terms of Existing Credit Agreement and the other Existing Loan Documents, in each case, as ratified and amended by the terms and conditions of this Agreement.

“Milestones” means each of the covenants set forth in Section 5.6.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) Secured Bank Product Obligations, excluding, with respect to any Guarantor at any time, Excluded Swap Obligations (and including the Pre-Petition Obligations and the Post-Petition Obligations).

“Permitted Variance” means for any Testing Period set forth in the Approved Budget, (a) the Total Cash Receipts shall not be less than 80% of the budgeted amount as set forth in the Approved Budget with respect to the one calendar week period ending February 9, 2018, 85% of the budgeted amount as set forth in the Approved Budget with respect to the two (2) calendar week period ending February 16, 2018 and 90% of the budgeted amount as set forth in the Approved Budget with respect to each Testing Period thereafter, and (b) the Total Operating Disbursements shall not exceed 120% of the budgeted amount as set forth in the Approved Budget with respect to the one calendar week period ending February 9, 2018, 115% of the budgeted amount as set forth in the Approved Budget with respect to the two (2) calendar week period ending February 16, 2018 and 110% of the budgeted amount as set forth in the Approved Budget with respect to each Testing Period thereafter (without giving effect to the making of Revolving Loans or DIP Term Loans or the repayments or prepayments of Revolving Loans or DIP Term Loans).

“Petition Date” means the date of the commencement of the Chapter 11 Cases.

“Post-Petition Collateral” means, collectively, all now existing and hereafter acquired real and personal property of each Debtor’s estate, wherever located, of any kind, nature or description, including any such property in which a lien is granted to Agent and Lenders pursuant to the Loan Documents or the Financing Orders, and shall include, without limitation:

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(a) all of the Pre-Petition Collateral;

(b) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related to any of the foregoing;

(c) the commercial tort claims described on Schedule 2 to the Security Agreement and on any Security Agreement Supplement thereto received by Administrative Agent pursuant to the Security Agreement;

(d) all books and records pertaining to the Collateral;

(e) all property of such Debtor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Debtor or as to which such Debtor may have any right or power, including but not limited to cash;

(f) all other goods (including but not limited to fixtures) and personal property of such Debtor, whether tangible or intangible and wherever located;

(g) all proceeds recovered by or on behalf of each Borrower and Guarantor or any trustee of such Borrower or Guarantor (whether in the Chapter 11 Cases or any subsequent case to which any of the Chapter 11 Cases is converted) as a result of transfers or obligations avoided or actions maintained or taken pursuant to Sections 542, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code, subject to the entry of the Final Financing Order;

(h) all assets of such Debtor not otherwise subject to a valid and enforceable Lien in favor of Administrative Agent on the Petition Date, subject to the entry of the Interim Financing Order; and

(i) to the extent not otherwise included, all proceeds of the foregoing;

provided, that “Post-Petition Collateral” shall not include any Excluded Property (as defined in the Security Agreement) or Equity Interests that do not constitute Pledged Equity.

“Post-Petition Obligations” means all Obligations arising on and after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Cases, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Cases, and whether arising under or related to this Agreement, the Credit Agreement, the other Loan Documents, a Financing Order, by operation of law or otherwise, and whether incurred by such Borrower or Guarantor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, debtor-in-possession facility fees, early termination fees, other fees, commissions, costs, expenses and attorneys’, accountants’ and consultants’ fees and expenses incurred in connection with any of the foregoing, and for the avoidance of doubt excluding any Excluded Swap Obligations.

“Pre-Petition Collateral” means, collectively, (a) all “Collateral” as such term is defined in the Existing Credit Agreement as in effect immediately prior to the Petition Date, (b) all “Collateral” and “Pledged Collateral” as such terms are defined in each of the other Existing Loan Documents as in effect immediately prior to the Petition Date, and (c) all other security for the Pre-Petition Obligations as provided in the Existing Credit Agreement and the other Existing Loan Documents immediately prior to the Petition Date.

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“Pre-Petition Obligations” means all Obligations arising at any time before the Petition Date.

“Ratification Effective Date” means February 5, 2018.

“Testing Period” means (a) the one (1) calendar week period ending February 9, 2018, (b) the two (2) calendar week period ending February 16, 2018, (c) the three (3) calendar week period ending February 23, 2018, and (d) thereafter, each rolling four (4) calendar week period ending one (1) week after the end of the preceding Testing Period.

“Total Cash Receipts” means the “total cash receipts” detailed in the Approved Budget.

“Total Operating Disbursements” means the aggregate amount of “total operating cash disbursements” as detailed in the Approved Budget. For the avoidance of doubt, Total Operating Disbursements shall include disbursements related to plant and facility closures and consolidations, and shall exclude each of the following: professional fees (including professional fees of the Borrower and its Subsidiaries), expenses, costs and disbursements (including legal fees, expenses, costs and disbursements) of the Loan Parties, any official committee appointed in the Chapter 11 Cases, or any creditor of the Loan Parties in the Chapter 11 Cases or otherwise, interest and financing fees, and the transition services agreement related to the purchase of the Borrower’s Quality Park assets by LSC Communications.

“Updated Budget” has the meaning set forth in Section 5.3(b).

“Variance” means a difference in the amount contained in the Approved Budget with respect to projected Total Cash Receipts and projected Total Operating Disbursements for any Testing Period, in each case compared to the actual Total Cash Receipts and actual Total Operating Disbursements, respectively, for such Testing Period.

“Variance Report” has the meaning set forth in Section 5.3(c).

“Variance Reporting Delivery Date” has the meaning set forth in Section 5.3(c).

1.3 Interpretation.

(a) All references to the terms “Borrower”, “Guarantors” or “Debtors” in any of the Existing Loan Documents shall be deemed and each such reference is hereby amended to mean and include (as applicable) the Debtors, each as defined herein, and their successors and assigns (including any trustee or other fiduciary hereafter appointed as any Debtor’s legal representative, as applicable, or with respect to any Debtor the property of the estate of such Debtor whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case or cases and its successor upon conclusion of the Chapter 11 Case of such Debtor, as the case may be).

(b) All terms not expressly defined herein which are defined in the Uniform Commercial Code, as in effect in the State of New York as of the date hereof, shall have the meaning set forth therein, except that the term “Lien” or “lien” shall have the meaning set forth in Section 101(37) of the Bankruptcy Code.

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(c) All limits and sublimits set forth in this Agreement and the Credit Agreement, and any formula or other provision to which a limit or sublimit may apply, shall be determined on an aggregate basis considering together both the Pre-Petition Obligations and the Post-Petition Obligations.

2. Amendments. Effective as of the Ratification Effective Date, the Existing Credit Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in Exhibit A hereto. All schedules and exhibits to the Credit Agreement, as in effect immediately prior to the date of this Agreement, shall constitute schedules and exhibits to the Credit Agreement, except that each of the Schedules to the Credit Agreement is hereby each replaced in its entirety with the corresponding Schedule attached to Exhibit A hereto. By executing this Agreement, Borrower, Guarantors and Lenders hereby each consents and agrees to the other amendments and modifications to the Credit Agreement contained in Exhibit A.

3. Acknowledgment.

3.1 Pre-Petition Obligations. Borrower and each Guarantor hereby acknowledges, confirms and agrees that, as of January 31, 2018, Borrower is indebted to Administrative Agent and Lenders in respect of all Pre-Petition Obligations in the aggregate principal amount of not less than $142,183,541.19, consisting of (a) Revolving Loans to Borrower made pursuant to the Existing Loan Documents in the aggregate principal amount of not less than $125,617,955.47, together with interest accrued and accruing thereon, and (b) Letter of Credit Obligations in the amount of $16,565,585.72, together with interest accrued and accruing thereon, and all costs, expenses, fees (including attorneys’ fees and legal expenses) accrued and owing by Borrower pursuant to the terms of the Existing Loan Documents, all of which are unconditionally owing by Borrower to Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

3.2 Guaranteed Obligations. Each Guarantor hereby acknowledges, confirms and agrees that:

(a) all obligations of such Guarantor under the Existing Loan Documents are unconditionally owing by such Guarantor to Administrative Agent and Lenders without offset, defense or counterclaim of any kind, nature and description whatsoever, and

(b) the absolute and unconditional guarantee of the payment of the Pre-Petition Obligations by such Guarantor pursuant to the Existing Loan Documents includes, in addition and not in limitation, all Post-Petition Obligations.

3.3 Acknowledgment of Security Interests. Borrower and each Guarantor hereby acknowledges, confirms and agrees that upon entry of, and subject to, an Interim Financing Order (and when applicable, the Final Financing Order), and subject to the Carve-Out in all respects, Administrative Agent, for the benefit of itself and the other Secured Parties, (a) has and shall continue to have valid, enforceable and perfected first priority and senior security interests in and Liens (subject as to priority to those Permitted Liens that have priority by operation of law and with respect to the claims of Lenders subject to the Carve-Out) upon all Collateral that is Revolver Priority Collateral heretofore granted to Administrative Agent and Lenders pursuant to the Existing Loan Documents as in effect immediately prior to the Petition Date to secure all of the Obligations, (b) has and shall continue to have valid, enforceable and perfected junior priority and subordinate security interests in and Liens, (i) subject as to priority as to those Permitted Liens that have priority by operation of law, (ii) subject to the Carve-Out and (iii) subject to the senior security interests and Liens in favor of the Fixed Asset Facility Collateral Agent upon all Collateral that is Fixed Asset Facility Collateral, and (c) shall have valid and enforceable

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security interests in and Liens upon all Collateral granted to Administrative Agent, for the benefit of itself and the other Lenders, under the Financing Orders or hereunder or under any of the other Loan Documents or otherwise granted to or held by Administrative Agent and Lenders having the priorities set forth in the Loan Documents and the Financing Orders, as the case may be, and (i) subject as to priority as to those Permitted Liens that have priority by operation of law, (ii) subject to the Carve-Out, (iii) subject to the senior security interests and Liens in favor of the Senior Secured Notes Trustee upon all Collateral that is Fixed Asset Facility Collateral, and (iv) any other Liens expressly permitted by the Financing Orders that under the terms thereof have priority over the security interests and Liens in favor of the Secured Parties. The Secured Parties acknowledge and agree that notwithstanding anything to the contrary in this Agreement, the Credit Agreement or the other Loan Documents, but subject in all respects to the terms and conditions of the Financing Orders, the Carve-Out shall be prior to the claims in the Chapter 11 Cases of the Secured Parties with respect to the Collateral, and to the extent provided in the Financing Orders, the Carve-Out shall not constitute a breach of any representation, warranty or covenant in the Credit Agreement or the other Loan Documents or give rise to an Event of Default thereunder.

3.4 Binding Effect of Documents. Subject to the entry of the Interim Financing Order (and when applicable, the Final Financing Order) and the terms thereof, Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (a) each of the Existing Loan Documents to which it is a party was duly executed and delivered to Administrative Agent and Lenders by such Borrower or Guarantor and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower or Guarantor contained in the Existing Loan Documents constitute the legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with the terms thereof, and such Borrower or Guarantor has no valid defense, offset or counterclaim to the enforcement of such obligations, and (c) the Secured Parties are and shall be entitled to all of the rights, remedies and benefits provided for in (i) subject to the entry and terms of the Financing Orders, the Loan Documents, and (ii) the Financing Orders.

3.5 Adoption and Ratification for DIP ABL Facility. Borrower and each Guarantor hereby (a) ratifies, restates, assumes, adopts, affirms and confirms all of the terms and conditions of the Existing Loan Documents, as amended and supplemented pursuant hereto and the Financing Orders, and Borrower and each Guarantor agrees to be fully bound, as Debtor and Debtor-in-Possession, by the terms of the Loan Documents to which such Borrower or Guarantor is a party and (b) agrees to pay all of the Pre-Petition Obligations in accordance with the terms of such Existing Loan Documents, as amended by this Agreement, and in accordance with the Financing Orders. All of the Existing Loan Documents are hereby incorporated herein by reference and hereby are and shall be deemed adopted and assumed in full by Borrower and Guarantors, each as Debtor and Debtor-in-Possession, and considered as agreements between Borrower or such Guarantors, on the one hand, and Administrative Agent and Lenders, on the other hand.

4. Grant of Security Interest for DIP ABL Facility. As collateral security for the prompt performance, observance and payment in full of all of the Obligations (including the Pre-Petition Obligations and the Post-Petition Obligations), Borrower and each Guarantor, each as debtor and debtor-in-possession, hereby grants, pledges and assigns to Administrative Agent, for the benefit of itself and the other Secured Parties, and also confirms, reaffirms and restates the prior grant to Administrative Agent and the other Secured Parties of, continuing security interests in and liens upon, and rights of setoff against, all of the Collateral.

5. Additional Representations, Warranties and Covenants for DIP ABL Facility. In addition to the continuing representations, warranties and covenants heretofore and hereafter made by Borrower and Guarantors to Administrative Agent and Lenders, whether pursuant to the Loan Documents or otherwise, and not in limitation thereof, pursuant to the DIP ABL Facility, effective upon the satisfaction of the

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conditions set forth in Section 7 for the effectiveness of the DIP ABL Facility, Borrower and each Guarantor hereby represents, warrants and covenants to Administrative Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, to the extent such compliance does not violate the terms and provisions of the Bankruptcy Code, shall be a continuing condition of the making of Revolving Loans by Administrative Agent and Lenders:

5.1 Financing Order. The Interim Financing Order (and, following the expiration of the Interim Financing Period defined therein, the Final Financing Order) has been duly entered and (a) has not been vacated, reversed on appeal, or stayed, or modified or amended (other than, in the case of a modification or amendment, as consented to by Administrative Agent), and (b) is not subject to any pending appeal or motion for leave to appeal or other proceeding to set aside any such order or other challenge to the relief provided for in such order, except in each case as consented to by Administrative Agent.

5.2 Use of Proceeds. All Revolving Loans and Letters of Credit provided by Administrative Agent or any Lender to Borrower under the DIP ABL Facility pursuant to the Financing Orders, the Credit Agreement or otherwise, shall be used by Borrower to repay the Obligations under the Existing Credit Agreement in accordance with the Financing Orders, and for working capital and general corporate purposes of Borrower, including: (i) to pay obligations arising from or related to the Carve-Out, (ii) to pay professional fees in connection with the Chapter 11 Cases, (iii) to make adequate protection payments, (iv) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and (v) any other allowed administrative expenses incurred during the Chapter 11 Cases, all substantially consistent with the Budget pursuant to Section 5.3 of this Agreement; provided, that, in no event shall the use of such proceeds result in variances from the Budget that would be an Event of Default. Notwithstanding the foregoing, proceeds of the DIP ABL Facility shall not be used by Borrower or Guarantors to affirmatively commence or support, or to pay any professional fees incurred in connection with, any adversary proceeding, motion or other action that seeks to challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of any liens or other rights under the Existing Credit Agreement or the Credit Agreement as amended by this Agreement. Notwithstanding anything to the contrary herein, the Carve-Out shall be senior to all Liens and claims (including administrative and superpriority claims) securing the Obligations, the Loan Parties’ pre-petition obligations, adequate protection Liens, and all other Liens or claims (including administrative claims and DIP Superpriority Claims), including all other forms of adequate protection, Liens, or claims (including administrative claims and DIP Superpriority Claims) securing the Obligations and pre-petition obligations granted or recognized as valid, including the Liens, security interests, and claims (including administrative claims and DIP Superpriority Claims) granted to the Administrative Agent and the other Secured Parties.

5.3 Budget.

(a) Initial Budget. The Borrower has prepared and delivered to the Administrative Agent and the Lenders an initial budget, attached as Exhibit B hereto, which reflects the Loan Parties’ anticipated cash receipts and anticipated disbursements for each calendar week during the period from the Petition Date through and including the end of the thirteenth (13th) calendar week following the Petition Date (the “Initial Budget”). The Initial Budget (and each subsequent Approved Budget hereunder) shall be deemed the “Approved Budget” for all purposes hereof until superseded by another Approved Budget pursuant to the provisions set forth herein.

(b) Updated Budget. Not later than 5:00 p.m. New York City time on February 23, 2018 and every fourth Friday thereafter (or as more frequently requested by the Administrative Agent) (each, a “Budget Delivery Date”), the Loan Parties shall deliver (email shall suffice) to the Administrative Agent

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and the Lenders a supplement to the Approved Budget covering the subsequent 13-week period, consistent with the form and level of detail set forth in the Initial Budget and otherwise in form and substance satisfactory to the Administrative Agent in all material respects (each such supplement, solely to the extent approved by the Administrative Agent and the Required Lenders, an “Updated Budget”) reflecting the Loan Parties’ anticipated cash receipts and anticipated disbursements for each calendar week during the thirteen (13) calendar week period beginning on the Saturday following the applicable Budget Delivery Date, together with a report setting forth the amount by which any line item has changed since the prior Approved Budget. Upon (and subject to) the approval of any such Updated Budget by the Administrative Agent, such Updated Budget shall constitute the then-Approved Budget for purposes hereof; provided, however, that in the event the Administrative Agent provides written notice to the Loan Parties (including, by email) that the proposed Updated Budget is not acceptable, and the Administrative Agent and the Loan Parties are unable to reach agreement regarding such Updated Budget, then the Approved Budget most recently in effect shall remain the Approved Budget.

(c) Variance and Net Operating Cash Flow Reporting. Beginning on February 16, 2018 and every Friday thereafter (each, a “Variance Reporting Delivery Date”), the Loan Parties shall deliver to the Administrative Agent and the Lenders (email shall suffice) a report, in form and substance satisfactory to the Administrative Agent in all material respects (each a “Variance Report”), setting forth (i) actual results for the following items identified in the Approved Budget: (A) Total Cash Receipts, (B) Total Operating Disbursements, (C) “total financing cash receipts/disbursements”, (D) “total QP disbursements / adjustments”, (E) “total other disbursements / adjustments”, and (F) “liquidity” of the Loan Parties for the previous calendar week ended on the immediately preceding Friday, and setting forth all the variances, on a line item and aggregate basis, as compared to the corresponding amounts set forth in the then-current Approved Budget for such week/period, in each case, on a cumulative basis from the beginning of the period covered by the then-current Approved Budget, together with an explanation of (1) in reasonable detail, all material variances from the then current Approved Budget for such period and (2) in the case of a Variance Report immediately following the end of any Testing Period other than a Permitted Variance, the Loan Parties’ compliance with the Permitted Variances for such Testing Period or identifying and explaining in reasonable detail any non-compliance by the Loan Parties with the Permitted Variances for such Testing Period, and (ii) the variance, if any, in the amount contained in the Initial 9-Month Budget with respect to projected Cumulative Net Operating Cash Flow compared to the actual Cumulative Net Operating Cash Flow as of the end of the last day covered by the Variance Report. Variances other than any Permitted Variance, if any, from the applicable Approved Budget, and any proposed changes to the applicable Approved Budget, shall be subject to the prior written consent of the Administrative Agent and the Required Lenders.

(d) Each Loan Party hereby confirms, acknowledges and agrees that, unless waived in writing by Administrative Agent and the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), each of the following events shall constitute an Event of Default under the Credit Agreement and the other Loan Documents: (i) any Variance occurs other than a Permitted Variance, (ii) at any time the variance between actual Cumulative Net Operating Cash Flow and projected Cumulative Net Operating Cash Flow as set forth in the Initial 9-Month Budget exceeds $20,000,000 (adverse to the Borrower), (iii) the failure to deliver any Approved Budget or Variance Report as required by this Section 5.3, and (iv) the failure to comply with any of the Milestones, except to the extent such Milestone is extended to a later date with the prior consent of the Administrative Agent and Required Lenders. Notwithstanding any approval by Administrative Agent or any Lender of any Approved Budget, the Lenders shall only provide Revolving Loans and Letters of Credit in accordance with the terms and conditions set forth in the Existing Credit Agreement as amended by this Agreement, the other Loan Documents and the Financing Order. Administrative Agent and Lenders are relying upon Borrower’s delivery of, and compliance with, each Budget in accordance with this Section 5.3 in determining to enter into the post-petition financing arrangements provided for herein.

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(e) Notwithstanding any projected amounts set forth in the Budget relating to the costs and expenses of Administrative Agent and the other Secured Parties that are reimbursable by Borrower or any other amounts owing by Borrower to Administrative Agent and the other Secured Parties (including, without limitation, reasonable attorneys and consulting fees and expenses) in accordance with the Credit Agreement and the other Loan Documents, such projections shall not limit, impair, modify or waive the Loan Parties’ obligation to pay the actual amounts due to Administrative Agent and/or the other Secured Parties in respect of such costs, expenses and other amounts owing to Administrative Agent and the other Secured Parties, in each case, in accordance with the Credit Agreement and the other Loan Documents.

5.4 Ratification of Deposit Account Control Agreement. To the extent Administrative Agent deems it necessary in its reasonable discretion and upon Administrative Agent’s request, Borrower and Guarantors shall use reasonable best efforts to promptly provide Administrative Agent with evidence, in form and substance satisfactory to Administrative Agent, that the Deposit Account Control Agreement (as defined in the Financing Order) and other deposit account arrangements provided for under Section 6.20(c) of the Credit Agreement with banks other than Administrative Agent or an affiliate of Administrative Agent have been ratified and amended by the parties thereto, or their respective successors in interest to reflect the commencement of the Chapter 11 Cases, and including, without limitation, that any reference to a Borrower and Guarantor therein is to such Borrower or Guarantor as a debtor and debtor-in-possession under the Chapter 11 Cases and is in all respects the successor in interest to such Borrower or Guarantor and any references to the Obligations therein include both the Pre-Petition Obligations and the Post-Petition Obligations and any references to the Collateral therein includes both the Pre-Petition Collateral and the Post-Petition Collateral.

5.5 Waiver of Certain Rights. For purposes of the DIP ABL Facility, each Loan Party hereby agrees that it shall not, and hereby waives any right that it may have to, seek authority (a) to use cash collateral of Administrative Agent and Lenders under Section 363 of the Bankruptcy Code, except to the extent provided in any Financing Order, without the prior written consent of Administrative Agent, (b) to obtain post-petition loans or other financial accommodations, other than from Administrative Agent and Lenders not otherwise permitted by the Credit Agreement, as amended by this Agreement, pursuant to Sections 364(c) or (d) of the Bankruptcy Code without the prior written consent of Administrative Agent, (c) to challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of Administrative Agent’s post-petition liens and claims, (d) to challenge the application of any payments or collections received by Administrative Agent or Lenders to the obligations of the Loan Parties as provided for herein, (e) to propose or support a plan of reorganization in the Chapter 11 Cases that does not provide for (or does not provide each Lender at its election to receive) the indefeasible payment in full in cash and satisfaction of all obligations on the effective date of such plan, (f) to surcharge the Collateral pursuant to Section 506(c) of the Bankruptcy Code, or (g) to seek relief under the Bankruptcy Code, including, without limitation, under Section 105 of the Bankruptcy Code, to the extent any such relief would in any way restrict or impair the rights and remedies of Administrative Agent or any Lender as provided herein, in the Loan Documents or the Financing Orders.

5.6 Additional Covenants; Milestones.

(a) Borrowers and Guarantors shall diligently pursue confirmation of a plan of reorganization and shall:

(i) file a plan of reorganization that provides for the indefeasible payment in full in cash of the Obligations on terms and conditions acceptable to the Administrative Agent and the Lenders and related disclosure statement with the Bankruptcy Court on or before April 2, 2018;

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(ii) commence a hearing to confirm the Plan of Reorganization (“Plan”), which shall be in form and substance satisfactory to the Administrative Agent and Lenders, no later than July 2, 2018;

(iii) cause the “effective date” of the Plan to occur no later than July 20, 2018; and

(iv) the Administrative Agent may agree to extend any of the dates set forth above by up to sixty (60) days, with the approval of Required Lenders.

(b) Borrowers and Guarantors shall cause all proposed “First Day” and “Second Day” orders and all other orders establishing procedures for administration of the Chapter 11 Cases (including, without limitation, any orders authorizing KEIP/KERP) or approving significant transactions submitted to the Bankruptcy Court to be in accordance with and permitted by the terms of this Agreement and reasonably acceptable to the Administrative Agent in all respects, it being understood and agreed that the forms of orders approved by the Administrative Agent prior to the Petition Date are in accordance with and permitted by the terms of this Agreement in all respects, and Borrowers and Guarantors shall provide the Administrative Agent with not less than two (2) Business Days’ notice (or such lesser time as may be acceptable to the Administrative Agent) and the opportunity to review and reasonably comment on the form of order.

(c) Within one (1) Business Day after the Final Financing Order, Borrower shall have received not less than $50,000,000 (net of fees and expenses set forth in the Approved Budget) in proceeds of loans under the DIP Term Credit Agreement (which, for the avoidance of doubt, shall be in addition to the amount set forth in Section 6.8), and the aggregate amount of such net proceeds shall be paid to the Administrative Agent on such date to repay the Revolving Loans under the Credit Agreement.

5.7 Letters of Credit. All Letters of Credit on account of Borrower or Guarantors issued and outstanding immediately prior to the Ratification Effective Date shall be deemed to be Letters of Credit under the Credit Agreement (as amended on the Ratification Effective Date) for all purposes of the Credit Agreement and the other Loan Documents.

6. Conditions Precedent to Ratification Effective Date. The effectiveness of the amendments, representations and warranties, covenants, defaults and all other agreements and obligations contained in this Agreement is subject to the satisfaction or waiver of each of the following conditions precedent:

6.1 The Loan Parties shall have commenced the Chapter 11 Cases in the Bankruptcy Court by no later than February 5, 2018 and the Loan Parties shall have complied in full with the notice and other requirements of the Bankruptcy Code in a manner acceptable to Administrative Agent and its counsel, with respect to the Interim Financing Order and Administrative Agent shall have received such evidence thereof as it shall reasonably require. No trustee, or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to any Loan Party or their respective business, properties or assets and no motion shall be pending seeking any such relief. All of the “first day orders” and “second day orders” intended to be entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Cases and prior to the Interim Financing Order shall be in form and substance satisfactory to Administrative Agent, and Borrowers and Guarantors shall have provided to the Administrative Agent not less than two (2) Business Days’ notice (or such lesser time as may be acceptable to the Administrative Agent) to review and reasonably comment on the form of the order. A cash management order approving the cash management arrangements of Loan Parties consistent with the requirements under the DIP ABL Facility, and otherwise in form and substance reasonably satisfactory to Administrative Agent, the bank product providers under the Existing Credit Agreement and the DIP ABL Facility, shall have been entered and shall be in full force and effect,

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and shall reflect that each Debtor, as debtor and debtor-in-possession, is the successor in interest to such Borrower or Guarantor, as the case may be, that the Obligations include both the Pre-Petition Obligations and the Post-Petition Obligations, and that the Collateral includes both the Pre-Petition Collateral and the Post-Petition Collateral as provided for in this Ratification Agreement.

6.2 The Interim Financing Order shall have been entered by the Bankruptcy Court authorizing the secured financing under the DIP ABL Facility on the terms and conditions contemplated by this Agreement and otherwise on terms acceptable to Administrative Agent and Lenders, and, inter alia, modifying the automatic stay, authorizing and granting the security interests and liens described above, and granting a super-priority administrative expense claim to Administrative Agent and Lenders with respect to all obligations to Administrative Agent and Lenders, subject to no priority claim or administrative expenses of the Chapter 11 Cases (but subject to the Carve-Out), and any future proceeding which may develop out of any such cases, including liquidation in bankruptcy, shall have been entered within five (5) Business Days after the commencement of the Chapter 11 Cases and be in full force and effect and not have been vacated, reversed, or stayed or modified or amended (except in the case of a modification or amendment as consented to by Administrative Agent) and not be subject to a stay pending appeal or motion for leave to appeal or other proceeding to set aside any such order or the challenge to the relief provided for in it, except as consented to by Administrative Agent.

6.3 Administrative Agent shall have received, each in form and substance reasonably satisfactory to Administrative Agent, of (i) the Initial Budget, (ii) the Initial 9-Month Budget, and (iii) projected monthly balance sheets, income statements, statements of cash flows and availability of the Loan Parties for the period through the end of the term of the DIP ABL Facility, in each case as to the projections, with the results and assumptions set forth in all of such projections in form and substance reasonably satisfactory to Administrative Agent, and an opening pro forma balance sheet for the Loan Parties in form and substance reasonably satisfactory to Administrative Agent.

6.4 There shall be no Default or Event of Default under the Existing Credit Agreement other than under Section 8.01(e) as to other Indebtedness as a result of the commencement of the Chapter 11 Cases, 8.01(f), and 8.01(g) of the Existing Credit Agreement in each case due to the commencement of the Chapter 11 Cases (it being agreed that the Loan Documents shall provide that all such Defaults and Events of Default are waived on and after the Ratification Effective Date and no default rate interest shall accrue with respect thereto).

6.5 Execution and delivery of all Loan Documents by the parties thereto. Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, shall hold perfected, first priority security interests in and liens upon the Revolver Priority Collateral and perfected, junior priority security interests in and liens upon the Fixed Asset Facility Collateral (subordinate only to the security interests and liens that secure the Dip Term Documents and the valid, non-avoidable prepetition perfected security interests and liens that secure the First Lien Notes), and in each case subject to the Carve-Out and other valid, non-avoidable prepetition perfected security interests and liens permitted under the Existing Credit Agreement that have priority by operation of law, and Administrative Agent shall have received such evidence of the foregoing as it reasonably requires.

6.6 Administrative Agent shall have received at least five (5) Business Days prior to the Ratification Effective Date all documentation and information as is reasonably requested by Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations in applicable jurisdictions, including, without limitation, the PATRIOT Act, in each case to the extent requested in writing at least seven (7) Business Days prior to the Ratification Effective Date, provided, that, the Loan Parties will use reasonable efforts to promptly provide any additional information requested thereafter. Administrative Agent and each Lender shall

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have received, in form and substance satisfactory to Administrative Agent and each Lender, flood certificates and other insurance and related materials as to any real property subject to a mortgage or lien as is required in accordance with statutes and regulations applicable to such Lender and the applicable policies of such Lender.

6.7 The sum of the opening Availability plus the amount of Qualified Cash at closing after the application of proceeds of the initial Revolving Loans, if any, on such date and after provision for payment of all fees and expenses of the transaction paid or payable on or about the Ratification Effective Date, shall be not less than $30,000,000.

6.8 Upon confirmation of the Interim Financing Order, Administrative Agent shall have received evidence that Borrower has entered into the DIP Term Credit Agreement, which shall be on terms and conditions reasonably satisfactory to Administrative Agent and Lenders, and Borrower shall have received not less than $50,000,000 in proceeds of loans under the DIP Term Credit Agreement (net of fees and expenses as set forth in the Approved Budget), and the aggregate amount of such net proceeds shall be paid to the Administrative Agent on the Ratification Effective Date to repay the Revolving Loans under the Credit Agreement.

6.9 No material adverse change in the business, operations, profits, assets or financial condition of Borrower and Guarantors shall have occurred since December 31, 2016 (it being understood that the commencement of the Chapter 11 Cases, the events that customarily occur following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, any defaults under agreements that have no material effect on the debtors under the terms of the Bankruptcy Code as a result of the commencement of the Chapter 11 Cases, reduction in payment terms by suppliers, and reclamation claims shall not be deemed a material adverse change). No Default or Events of Default shall exist as of the Ratification Effective Date under any of the Loan Documents, as amended by this Agreement. Administrative Agent and Lenders shall have received the payment of all fees required to be paid on the Ratification Effective Date under the terms hereof or otherwise under the Loan Documents (including, without limitation, the Fee Letters). Administrative Agent and Lenders shall have received payment of all reasonable and documented out-of-pocket costs and expenses that have been invoiced prior to the Ratification Effective Date (including, without limitation, the reasonable and documented fees and expenses of counsel for Administrative Agent) incurred for the period through and including the Ratification Effective Date.

6.10 There shall be no material misstatements in (or omissions of material facts necessary in order to make the statements contained in this Agreement, taken as a whole, not materially misleading in light of the circumstances under which such statements are made) the materials previously furnished to Administrative Agent by the Loan Parties. Administrative Agent shall not have become aware of any material information or other matter that is inconsistent in a material and adverse manner with any previously provided due diligence, information or materials (including any financial information).

6.11 Administrative Agent and the Lenders shall have received, in form and substance reasonably satisfactory to Administrative Agent, a five-year exit plan of the Loan Parties.

7. Additional Conditions Precedent to the Revolving Loans Under the DIP ABL Facility. In addition to the satisfaction of the conditions precedent under Section 6 of this Agreement with respect to the effectiveness of the noted Sections of this Agreement and the making of the initial Revolving Loans under the DIP ABL Facility, and the satisfaction of the conditions precedent in Section 4.02 of the Credit Agreement with respect to all Loans and Letters of Credit available to Borrower (such conditions in Section 4.02, except as modified or made pursuant to this Agreement shall remain applicable to the Revolving Loans, Swingline Loans and Letters of Credit), the following are conditions to Administrative Agent’s and Lenders’ obligation to extend further Loans or Letters of Credit to Borrower pursuant to the Credit Agreement:

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7.1 With respect to further Loans or Letters of Credit after expiration of the Interim Financing Order, on or before the expiration of the Interim Financing Order, the Bankruptcy Court shall have entered a Final Financing Order. Neither Administrative Agent nor any Lender shall provide any Revolving Loans, Swingline Loans or Letters of Credit other than those authorized under the Interim Financing Order unless, on or before the fortieth (40th) day following the date of the commencement of the Chapter 11 Cases (or such later date as Administrative Agent and the Required Lenders may agree), the Final Financing Order shall have been entered, and shall not have been reversed, modified, amended, stayed or vacated (except in the case of any modification or amendment as consented to by Administrative Agent) and shall not be subject to a stay pending appeal, and there shall be no appeal or other contest with respect to any material matter in such order (except as Administrative Agent and the Required Lenders may otherwise agree based on its review of such appeal or other contest).

8. Release.

8.1 Release of Pre-Petition Claims.

(a) Upon the earlier of (i) the entry of the Final Financing Order or (ii) the entry of an Order extending the term of the Interim Financing Order beyond thirty (30) calendar days after the date of the Interim Financing Order, in consideration of the agreements of Administrative Agent and Lenders contained herein and the making of any Revolving Loans by Administrative Agent and Lenders, each Loan Party, pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, each Lender and their respective successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees and other representatives (Administrative Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever, except, for the avoidance of doubt, excluding any claims or causes of action for gross negligence or willful misconduct (individually, a “Pre-Petition Released Claim” and collectively, “Pre-Petition Released Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or Guarantor, or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, and the other Loan Documents.

(b) Upon the entry of the Final Financing Order, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, as Debtors, but not on behalf of the bankruptcy estate of any of the Loan Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Pre-Petition Released Claim released, remised and discharged by Borrower and each Guarantor pursuant to this Section 8.1. If any Loan Party violates the foregoing covenant, the Loan Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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8.2 Release of Post-Petition Claims. Upon (a) the receipt by Administrative Agent, on behalf of itself and the other Lenders, of payment in full of all Obligations (other than contingent and indemnification obligations for which no claim has been asserted) in cash or other immediately available funds, plus cash collateral or other collateral security acceptable to Administrative Agent to secure any Obligations that survive or continue beyond the termination of the Loan Documents, and (b) the termination of the Loan Documents (the “Payment Date”), in consideration of the agreements of Administrative Agent and Lenders contained herein and the making of any Revolving Loans by Administrative Agent and Lenders, each Loan Party hereby covenants and agrees to execute and deliver in favor of Administrative Agent and Lenders a valid and binding termination and release agreement, in form and substance reasonably satisfactory to Administrative Agent. If any Loan Party violates such covenant, the Loan Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8.3 Releases Generally.

(a) Each Loan Party understands, acknowledges and agrees that the releases set forth above in Sections 8.1 and 8.2 hereof may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases.

(b) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the releases set forth in Section 8.1 hereof and, when made, Section 8.2 hereof.

9. Miscellaneous.

9.1 Amendments and Waivers. Neither this Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing executed in accordance with the requirements of Section 11.01 of the Existing Credit Agreement.

9.2 Further Assurances. Borrower and each Guarantor shall, at its expense, at any time or times duly execute and deliver, or shall use its commercially reasonable efforts to cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments or continuations thereof, landlord’s or mortgagee’s waivers of liens and consents to the exercise by Administrative Agent and Lenders of all the rights and remedies hereunder, under any of the other Loan Documents, any Financing Order or applicable law with respect to the Collateral, and do or use its commercially reasonable efforts to cause to be done such further acts as may be reasonably necessary or proper in Administrative Agent’s reasonable opinion to evidence, perfect, maintain and enforce the security interests of Administrative Agent and Lenders, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, any of the other Loan Documents or the Financing Order. Upon the request of Administrative Agent, at any time and from time to time, Borrower and each Guarantor shall, at its cost and expense, do, make, execute, deliver and record, register or file updates to the filings of Administrative Agent and Lenders with respect to the Intellectual Property with the United States Patent and Trademark Office, the financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or use its best efforts to cause the same to be done) and will deliver to Administrative Agent and Lenders such instruments evidencing items of Collateral as may be available and reasonably requested by Administrative Agent.

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9.3 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by telefacsimile or other means of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other means of electronic transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

9.5 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower or Guarantor to comply with any of the covenants, conditions and agreements by such Loan Party contained herein shall constitute an Event of Default under the Loan Documents.

9.6 Costs and Expenses. Subject to the terms of the Financing Orders, Borrower shall pay to Administrative Agent on demand all costs and expenses that Administrative Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents and the Financing Orders, including, without limitation: (a) reasonable attorneys’ and paralegals’ fees and disbursements of counsel to, and reasonable fees and expenses of consultants, accountants and other professionals retained by, Administrative Agent; (b) costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the other Loan Documents, the Financing Orders and the transactions contemplated thereby; (c) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Administrative Agent and Lenders in the Collateral; (d) sums paid or incurred to pay any amount or take any action required of Borrower and Guarantors under the Loan Documents or the Financing Orders that Borrower and Guarantors fail to pay or take; (e) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and the Debtors’ operations by Administrative Agent or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Cases; (f) costs and expenses of preserving and protecting the Collateral; (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Administrative Agent during the course of periodic field examinations of the Collateral and Debtors’ operations, plus a fee of $1,050 per day, per auditor, plus reasonable out-of-pocket expenses for each field examination of the Loan Parties performed by personnel employed by Administrative Agent; (h) if implemented, a fee of $1,050 per day, per applicable individual, plus reasonable out-of-pocket expenses for the establishment of electronic collateral reporting; (i) in accordance with the terms of this Agreement, the actual charges paid or incurred by Administrative Agent if it elects to employ the services of one or more third persons as a consultant or financial advisor during the Chapter 11 Cases; (j) the actual charges paid or incurred by Administrative Agent if it elects to employ the services of one or more third-persons to perform field examinations, to appraise the Collateral, or any portion thereof, or to assess the Loan Parties’ business valuation; and (k) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Administrative Agent and Lenders, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, the other Loan Documents and the Financing Orders, or to defend any claims made or threatened against Administrative Agent or any Lender arising out of the transactions contemplated hereby (including,

16

without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. Subject to the terms of the Financing Order(s), all sums provided for in this Section 9.6 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Loan Documents. Administrative Agent is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Administrative Agent with respect to any Borrower or Guarantor.

9.7 Effectiveness. This Agreement (except those Sections hereof that by the express terms thereof only become effective upon satisfaction or waiver of the conditions set forth in Section 6) shall become effective upon the execution hereof by Administrative Agent and Lenders and Loan Parties; provided, that if the Ratification Effective Date shall not occur by the close of business on the date that is forty (40) days following the Petition Date, the obligations of all parties under this Agreement shall terminate.

9.8 Financing Orders. In the event of any inconsistency between the terms of the Financing Orders and the Loan Documents, the terms of the Financing Orders shall control.

9.9 Conflicts. In the event of any conflict between the terms of this Agreement, on the one hand and the Credit Agreement and the other Loan Documents, on the other, or in the event a matter is addressed in this Agreement but not in the Credit Agreement or the other Loan Documents, the terms of this Agreement shall govern.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AGENT

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By:	/s/ Robert Q. Maloney
Name:	Robert Q. Maloney
Title:	Senior Vice President

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

BORROWER:

CENVEO CORPORATION, a Delaware corporation

By:	/s/ Robert G. Burton, Sr.
Name:	Robert G. Burton, Sr.
Title:	Chief Executive Officer

GUARANTORS:

CENVEO, INC., a Colorado corporation

By:	/s/ Robert G. Burton, Sr.
Name:	Robert G. Burton, Sr.
Title:	Chief Executive Officer

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

GUARANTORS:

CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC., a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
PORT CITY PRESS, INC., a Maryland corporation

By:	/s/ Robert G. Burton, Sr.
Name:	Robert G. Burton, Sr.
Title:	Chief Executive Officer

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

GUARANTORS:

CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
VSUB HOLDING COMPANY, a Virginia corporation
VAUGHAN PRINTERS INCORPORATED, a Florida corporation
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC., a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company

By:	/s/ Robert G. Burton, Sr.
Name:	Robert G. Burton, Sr.
Title:	Chief Executive Officer

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

LENDER

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Donna DiForio
Name:	Donna DiForio
Title:	Authorized Officer

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

LENDER

BARCLAYS BANK PLC, as a Lender

By:	/s/ Joe Jordan
Name:	Joe Jordan
Title:	Managing Director

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Bradford
Name:	Mark Bradford
Title:	Senior Vice President

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

LENDER

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Leighton
Name:	Matthew Leighton
Title:	Vice President

[Signature Page to Ratification and Amendment Agreement (Cenveo)]

EXHIBIT A

to

RATIFICATION AND AMENDMENT AGREEMENT

Credit Agreement

Exhibit A to

Ratification and Amendment Agreement

CREDIT AGREEMENT

Dated as of April 16, 2013

among

CENVEO CORPORATION,

as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

as Borrower,

CENVEO, INC.,

as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

as a Guarantor,

BANK OF AMERICA, N.A.,

as Administrative Agent, an Issuing Bank and Swingline Lender

JPMORGAN CHASE BANK, N.A., and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

the other lenders party hereto

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A., and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Book Managers

-i-

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS		56

4.01	Conditions of Initial Borrowing	56
4.02	Conditions to All Credit Extensions	60

ARTICLE V

REPRESENTATIONS AND WARRANTIES		60

5.01	Existence, Qualification and Power	60
5.02	Authorization; No Contravention	61
5.03	Governmental Authorization; Other Consents	61
5.04	Binding Effect	61
5.05	Financial Statements; No Material Adverse Effect; No Internal Control Event	61
5.06	Litigation	62
5.07	No Default	62
5.08	Ownership of Property; Liens; Investments	62
5.09	Environmental Compliance	63
5.10	Insurance	64
5.11	Taxes	64
5.12	ERISA Compliance	64
5.13	Canadian Benefit Plans; Canadian Pension Plans	64
5.14	Subsidiaries; Equity Interests; Loan Parties	65
5.15	Margin Regulations; Investment Company Act	65
5.16	Disclosure	65
5.17	Compliance with Laws	66
5.18	Intellectual Property; Licenses, Etc.	66
5.19	[Reserved]	66
5.20	Casualty, Etc.	66
5.21	Labor Matters	66
5.22	Collateral Documents	66
5.23	Anti-Terrorism Laws	67

ARTICLE VI

AFFIRMATIVE COVENANTS		67

6.01	Financial Statements	67
6.02	Certificates; Other Information	68
6.03	Notices	70
6.04	Payment of Obligations	70
6.05	Preservation of Existence, Etc.	71
6.06	Maintenance of Properties	71
6.07	Maintenance of Insurance	71
6.08	Compliance with Laws	72
6.09	Books and Records	72
6.10	Inspection Rights	72
6.11	Use of Proceeds	72
6.12	Covenant to Guarantee Obligations and Give Security	73
6.13	Compliance with Environmental Laws	75
6.14	Preparation of Environmental Reports	76
6.15	Further Assurances	76
6.16	Compliance with Terms of Leaseholds	76
6.17	[Reserved]	77
6.18	Material Contracts	77
6.19	[Reserved]	77

-ii-

6.20	Collateral Monitoring and Reporting	77
6.21	Post-Closing Actions Related to Real Estate Collateral	79

ARTICLE VII

NEGATIVE COVENANTS		81

7.01	Liens	81
7.02	Indebtedness	82
7.03	Investments	84
7.04	Fundamental Changes	84
7.05	Dispositions	85
7.06	Restricted Payments	85
7.07	Change in Nature of Business	86
7.08	Transactions with Affiliates	86
7.09	Burdensome Agreements	86
7.10	Use of Proceeds	87
7.11	[Reserved]	87
7.12	[Reserved]	87
7.13	Amendments of Organization Documents	87
7.14	Accounting Changes	87
7.15	Prepayments, Etc. of Indebtedness	87
7.16	Amendment, Etc. of Related Documents and Indebtedness	87
7.17	Holding Company	87
7.18	Sanctions	88

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES		88

8.01	Events of Default	88
8.02	Remedies upon Event of Default	91
8.03	Application of Funds	91

ARTICLE IX

ADMINISTRATIVE AGENT		93

9.01	Appointment and Authority	93
9.02	Rights as a Lender	94
9.03	Exculpatory Provisions	94
9.04	Reliance by Administrative Agent	95
9.05	Delegation of Duties	95
9.06	Resignation of Administrative Agent	95
9.07	Non-Reliance on Administrative Agent and Other Lenders	96
9.08	No Other Duties, Etc.	96
9.09	Administrative Agent May File Proofs of Claim	96
9.10	Collateral and Guaranty Matters	97
9.11	Bank Product Providers	97
9.12	Tax Indemnity	98

-iii-

ARTICLE X

CONTINUING GUARANTY		98

10.01	Guaranty	98
10.02	Rights of Lenders	98
10.03	Certain Waivers	99
10.04	Obligations Independent	99
10.05	Subrogation	99
10.06	Termination; Reinstatement	99
10.07	Subordination	100
10.08	Stay of Acceleration	100
10.09	Condition of Borrower	100
10.10	Additional Guarantor Waivers and Agreements	100
10.11	Keepwell	101

ARTICLE XI

MISCELLANEOUS		101

11.01	Amendments, Etc.	101
11.02	Notices; Effectiveness; Electronic Communications	103
11.03	No Waiver; Cumulative Remedies	104
11.04	Expenses; Indemnity; Damage Waiver	104
11.05	Payments Set Aside	106
11.06	Successors and Assigns	106
11.07	Treatment of Certain Information; Confidentiality	110
11.08	Right of Setoff	110
11.09	Interest Rate Limitation	111
11.10	Counterparts; Effectiveness	111
11.11	Survival of Representations and Warranties	111
11.12	Severability	111
11.13	Replacement of Lenders	112
11.14	Governing Law; Jurisdiction; Etc.	113
11.15	Waiver of Jury Trial	113
11.16	No Advisory or Fiduciary Responsibility	113
11.17	Judgment Currency	114
11.18	USA PATRIOT Act Notice	114
11.19	Canadian Anti-Money Laundering Legislation	115
11.20	ENTIRE AGREEMENT	115
11.21	[Reserved]	115
11.22	Subject to Intercreditor Agreements	115
11.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	116
11.24	Conflict with Ratification Agreement	116

-iv

SCHEDULES

1.02	—	Material Contracts
1.03	—	Consolidated Adjusted EBITDA
1.04	—	Rebate Accruals
1.05	—	Accounts
2.01	—	Revolving Commitments and Applicable Percentages
2.13	—	Existing Letters or Credit
5.08(b)	—	Existing Liens
5.08(c)	—	Owned Real Property
5.08(d)(i)	—	Leased Real Property (Lessee)
5.08(d)(ii)	—	Leased Real Property (Lessor)
5.08(e)	—	Existing Investments
5.09	—	Environmental Matters
5.13	—	Subsidiaries and Other Equity Investments; Loan Parties
5.18	—	Intellectual Property Matters
5.21	—	Labor Matters
6.12	—	Guarantors
6.20	—	Deposit Accounts
7.01	—	Existing Liens
7.02	—	Existing Indebtedness
7.09		Restrictions
11.02	—	Administrative Agent’s Office, Certain Addresses for Notices
11.06	—	Processing and Recordation Fees
11.07	—	Canadian Existing Liens

EXHIBITS

Form of

A-1	—	Notice of Borrowing
A-2	—	Notice of Conversion/Continuation
B-1	—	Revolving Note
B-2	—	Swingline Note
C	—	Compliance Certificate
D	—	Assignment and Assumption
E-1	—	Guaranty
E-2	—	Canadian Guaranty
F-1	—	Security Agreement
F-2	—	Canadian Security Agreement
G	—	Mortgage
H-1	—	Intellectual Property Security Agreement
H-2	—	Canadian Intellectual Property Security Agreement
I-1	—	Opinion Matters – Ian R. Scheinmann, Esq., Vice President, Legal Affairs of Holdings
I-2	—	Opinion Matters – Hughes Hubbard & Reed LLP, Special New York Counsel to Loan Parties
I-3	—	Opinion Matters – Davis Graham & Stubbs LLP, Colorado Counsel to Loan Parties
I-4	—	Opinion Matters – DLA Piper LLP, Georgia, Maryland, Massachusetts, North Carolina and Virginia Counsel to Loan Parties
I-5	—	Opinion Matters – Bose McKinney & Evans LLP, Indiana Counsel to Loan Parties
I-6	—	Opinion Matters – Fasken Martineau DuMoulin LLP, Ontario Counsel to the Canadian Guarantors
I-7	—	Opinion Matters – Stewart McKelvey, Nova Scotia Counsel to the Canadian Guarantors
J	—	Joinder Agreement
K	—	Pro Forma Adjustment Compliance Certificate
L	—	Tax Status Certificate
M	—	Borrowing Base Certificate

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of April 16, 2013, among CENVEO CORPORATION, a Delaware corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), CENVEO, INC., a Colorado corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, JPMORGAN CHASE BANK, N.A., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Book Managers.

PRELIMINARY STATEMENTS:

On the Closing Date, Holdings, the Borrower, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto will enter into the Second Amended and Restated Credit Agreement and on the Closing Date, the Borrower will use the proceeds of borrowings thereunder to refinance the term loans under the Existing Credit Agreement and terminate the revolving commitments under the Existing Credit Agreement simultaneously therewith.

In furtherance of the foregoing, (a) the Borrower has requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $200,000,000, (b) the Borrower has requested that the Issuing Bank issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $35,000,000 and (c) the Borrower has requested the Swingline Lender to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000.

The Lenders are willing to extend such credit to the Borrower, the Swingline Lender is willing to make Swingline Loans to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2016 Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of June 10, 2016, among the Borrower, Holdings, the other Guarantors, Bank of America, N.A., as the “Senior Priority Collateral Agent” (as defined therein), and The Bank of New York Mellon, as collateral agent for the holders of the 4% Notes, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“4% Notes” means the 4% Senior Secured Notes due 2021 issued by the Borrower pursuant to the 4% Notes Documents.

“4% Notes Documents” means the 4% Notes Indenture, the 4% Notes and all other agreements, instruments and other documents pursuant to which the 4% Notes have been or will be issued or otherwise setting forth the terms of the 4% Notes.

“4% Notes Indenture” means the Indenture and Note Purchase Agreement, dated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, Holdings, the guarantors named therein, Allianz US High Yield Fund and Allianz Income And Growth Fund, as purchasers, each noteholder party hereto and the 4% Notes Indenture Trustee.

“4% Notes Indenture Trustee” means The Bank of New York Mellon, in its capacities as trustee and collateral agent under the 4% Notes Indenture.

“6% Notes” means the 6.000% Senior Priority Secured Notes due 2019 issued by the Borrower pursuant to the 6% Notes Documents.

“6% Notes Documents” means the 6% Notes Indenture, the 6% Notes and all other agreements, instruments and other documents pursuant to which the 6% Notes have been or will be issued or otherwise setting forth the terms of the 6% Notes.

“6% Notes Indenture” means the Indenture, dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, the guarantors party thereto and the 6% Notes Indenture Trustee.

“6% Notes Indenture Trustee” means The Bank of New York Mellon, in its capacities as trustee and collateral agent under the 6% Notes Indenture.

“6% Unsecured Notes” means the 6.000% Senior Notes due 2024 issued by the Borrower pursuant to the 6% Unsecured Notes Documents.

“6% Unsecured Notes Documents” means the 6% Unsecured Notes Indenture, the 6% Unsecured Notes and all other agreements, instruments and other documents pursuant to which the 6% Unsecured Notes have been or will be issued or otherwise setting forth the terms of the 6% Unsecured Notes.

“6% Unsecured Notes Indenture” means the Indenture, dated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, the guarantors party thereto and the 6% Unsecured Notes Indenture Trustee.

“6% Unsecured Notes Indenture Trustee” means The Bank of New York Mellon, in its capacity as trustee under the 6% Unsecured Notes Indenture.

“8.5% Notes” means the 8.500% Junior Priority Secured Notes due 2022 issued by the Borrower pursuant to the 8.5% Notes Documents.

“8.5% Notes Documents” means the 8.5% Notes Indenture, the 8.5% Notes and all other agreements, instruments and other documents pursuant to which the 8.5% Notes have been or will be issued or otherwise setting forth the terms of the 8.5% Notes.

“8.5% Notes Indenture” means the Indenture, dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, the guarantors named therein and the 8.5% Notes Indenture Trustee.

“8.5% Notes Indenture Trustee” means The Bank of New York Mellon, in its capacities as trustee and collateral agent under the 8.5% Notes Indenture.

“Account Debtor” means any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” means all “accounts,” as such term is defined in the UCC as in effect on the date hereof in the State of New York (or, with respect to any Canadian Guarantor, as such term is defined in the PPSA), in which any Person now or hereafter has rights.

“Acquisition” by any Person, means the purchase or acquisition in a single transaction or a series of related transactions by any such Person, individually or, together with its Affiliates, of (a) any Equity Interest of any other Person (other than an existing Subsidiary of the Borrower) which are sufficient such that such other Person becomes a direct or indirect Subsidiary of the Borrower or (b) all or a substantial portion of the Property, including, without limitation, all or a substantial portion of the property comprising a division, business unit or line of business, of any other Person (other than a Subsidiary of the Borrower), whether involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.

“Adjustment Date” means the first day of January, April, July and October of each fiscal year.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agent-Related Person” means the Administrative Agent and its affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent and its affiliates.

“Aggregate Commitments” means, at any time, the aggregate amount of the Revolving Commitments of all Lenders.

“Aggregate Exposures” means, at any time, the sum of (a) the aggregate Outstanding Amount of all Revolving Loans plus (b) the LC Exposure, each determined at such time.

“Agreement” means this Credit Agreement.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of December 11, 2013, by and among the Borrower, the Administrative Agent, the Increase Loan Lenders (as defined therein) party thereto, the Lenders party thereto and the other Loan Parties party thereto.

“Amendment No. 1 Effective Date” means December 11, 2013.

“Amendment No. 2” means Amendment No. 2 to the Credit Agreement, dated as of June 10, 2014, by and among the Borrower, the Lenders party thereto and the other Loan Parties party thereto, and acknowledged by the Administrative Agent.

“Amendment No. 3” means Amendment No. 3 to the Credit Agreement, dated as of January 30, 2015, by and among the Borrower, the Lenders party thereto and the other Loan Parties party thereto, and acknowledged by the Administrative Agent.

“Amendment No. 3 Effective Date” means January 30, 2015.

“Amendment No. 4” means Amendment No. 4 to the Credit Agreement, dated as of June 10, 2016, by and among the Borrower, the Lenders party thereto, the Issuing Bank and the other Loan Parties party thereto, and acknowledged by the Administrative Agent.

“Amendment No. 4 Effective Date” means June 10, 2016.

“Amendment No. 5” means Amendment No. 5 to the Credit Agreement, dated as of April 27, 2017, by and among the Borrower, the Lenders party thereto and the other Loan Parties party thereto, and acknowledged by the Administrative Agent.

“Amendment No. 5 Effective Date” means April 27, 2017.

“Anti-Terrorism Laws” means Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), Executive Order 13224 (effective September 24, 2001) and Canadian Anti-Terrorism and AML Legislation.

“Applicable Margin” means, (a) with respect to any Base Rate Loans, 1.75% per annum, and (b) with respect to Eurodollar Rate Loans, 2.75% per annum.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by the principal amount of such Lender’s Revolving Commitment at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Budget” has the meaning set forth in the Ratification Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Processor” means a processor at which Inventory in an amount in excess of $100,000 is located and has entered into a Landlord Lien Waiver and Access Agreement.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Assignment Taxes” has the meaning specified in the definition of “Other Taxes.”

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 29, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto, in each case as included in Holdings’ Annual Report on Form 10-K for the fiscal year ended December 29, 2012.

“Availability” means, as of any applicable date, the amount by which the Line Cap at such time exceeds the Aggregate Exposures on such date.

“Average Availability” means, at any Adjustment Date, the average daily Availability for the fiscal quarter immediately preceding such Adjustment Date.

“Average Usage” means, on any date of determination, the average utilization of Revolving Commitments during the immediately preceding fiscal month.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product” means any of the following products, services or facilities extended to the Borrower or any of its Subsidiaries: (a) Cash Management Services; (b) products under Swap Contracts; (c) commercial credit card and merchant card services; (d) foreign exchange banking products and services; and (e) other banking products or services as may be requested by the Borrower, other than Letters of Credit.

“Bank Product Debt” means Indebtedness and other obligations of the Borrower or any of its Subsidiaries relating to Bank Products.

“Bank Product Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in the “prime rate” or the Federal Funds Rate shall take effect at the opening of business on the day specified in the public announcement of such change. For the purposes of subsection (c) above, the Eurodollar Rate shall be determined daily and any change in the Eurodollar Rate shall take effect on the day of such change.

“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto (and including its successors and assigns, including any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of such entity whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such entity).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.02.

“Borrowing Base” means, at any time of calculation, the Dollar Equivalent sum of, without duplication:

(a) 85% of Eligible Accounts of the Loan Parties, plus

(b) the lesser of (x) 65% of the lesser of Cost (on a basis consistent with the Loan Parties’ historical accounting practices) or market value of Eligible Inventory of the Loan Parties and (y) 85% of the appraised NOLV Percentage of Eligible Inventory of the Loan Parties; minus

(c) any Reserves established from time to time by the Administrative Agent in accordance herewith.

The Administrative Agent shall (i) promptly notify the Borrower in writing (including via e-mail) whenever it determines that the Borrowing Base set forth on a Borrowing Base Certificate differs from the Borrowing Base, (ii) discuss the basis for any such deviation and any changes proposed by the Borrower, including the reasons for any impositions of or changes in Reserves or any change in advance rates with respect to Eligible Accounts (in the Administrative Agent’s Permitted Discretion and subject to the definition thereof) or eligibility criteria, with the Borrower, (iii) consider, in the exercise of its Permitted Discretion, any additional factual information provided by the Borrower relating to the determination of the Borrowing Base and (iv) promptly notify the Borrower of its decision with respect to any changes proposed by the Borrower. Pending a decision by the Administrative Agent to make any requested change, the initial determination of the Borrowing Base by the Administrative Agent shall continue to constitute the Borrowing Base.

“Borrowing Base Certificate” means a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit M.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, Stamford, Connecticut or New York, New York and, if such day relates to any Eurodollar Rate Loan, means any such day that is a London Banking Day.

“Canadian Anti-Terrorism and AML Legislation” means the anti-terrorist provisions of the Criminal Code (Canada), the Proceeds of Crime Act, the Terrorist Financing Act (Canada), the United Nations Suppression of Terrorism Regulations and the Anti-terrorism Act (Canada) and all regulations and orders made thereunder.

“Canadian Benefit Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employee group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees other than statutory employee plans or the Canadian Pension Plans.

“Canadian Dollars” and “Cdn$” mean lawful currency of Canada.

“Canadian Employee” means any employee or former employee of a Canadian Guarantor.

“Canadian Existing Lien Reserve” means, until the date that the Canadian Guarantor delivers (i) an estoppel letter in form and substance reasonably satisfactory to the Administrative Agent, or (ii) confirmation of discharge, in each case in respect of those PPSA registrations listed on Schedule 11.07, a reserve equal to 150% of the liabilities owing to the secured party under such registration.

“Canadian Guarantor” means Cenveo Canada and each other Canadian Subsidiary of Holdings that is, or becomes, a Guarantor hereunder.

“Canadian Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Canadian IP Security Agreement Supplement” has the meaning specified in Section 1.03 of the Canadian Security Agreement.

“Canadian Mortgage” has the meaning specified in Section 6.21(a)(i).

“Canadian Multi-Employer Pension Plan” means any multi-employer pension plan as that term is defined under Section 147.1(1) of the Income Tax Act (Canada).

“Canadian Pension Legislation” means the Pension Benefits Act (Ontario), and any Canadian federal, provincial, territorial or local counterparts or equivalents.

“Canadian Pension Plan” means any pension plan that is required to be registered under the Income Tax Act (Canada) and contributed to by a Canadian Guarantor for its Canadian Employees, including a pension plan that is subject to the Pension Benefits Act (Ontario) or other Canadian Pension Legislation and includes any Canadian Multi-Employer Pension Plan to which a Canadian Guarantor is required by contract to contribute to for its Canadian Employees but does not include the Canada Pension Plan maintained by the Government of Canada or Quebec Pension Plan maintained by the Government of Quebec.

“Canadian Priority Payables Reserve” means, on any date of determination, reserves established by the Administrative Agent in its Permitted Discretion for amounts payable by Canadian Guarantors and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to or pari passu with the Administrative Agent’s Liens on Collateral in the Borrowing Base, including, without duplication, amounts deemed to be held in trust, or held in trust, pursuant to applicable Law and/or for amounts which represent costs in connection with the preservation, protection, collection or realization of the Collateral included in the Borrowing Base, any such amounts due and not paid for wages, vacation pay, amounts (including severance pay) payable under the Wage Earner Protection Program Act (Canada) or under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid in respect of any Canadian Pension Plan, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or pari passu with any Liens on Collateral in the Borrowing Base granted to the Administrative Agent in the future (including, as the case may be, in respect of any wind up deficiency or solvency deficiency, whether or not yet due or payable).

“Canadian Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Canadian Security Agreement Supplement” has the meaning specified in Section 1.03 of the Canadian Security Agreement.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with Insurance Proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such Insurance Proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Carve-Out” has the meaning set forth in the Financing Orders.

“Carve-Out Reserves” has the meaning set forth in the Financing Orders.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Bank or the Swingline Lender (as applicable) and the Lenders, cash as collateral for the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require) in accordance with Section 2.13(j). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or Canada or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America or Canada, as the case may be, is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any nationally-recognized securities dealer or any commercial bank, trust company, savings and loan association or savings bank that (i) (A) is a Lender or (B) is (x) organized under the laws of the United States of America, any state thereof or the District of Columbia, or is organized under the laws of Canada, or any province or territory thereof, or a political subdivision thereof, (y) a U.S. branch of any such institution organized under the laws of any other country that is a member of the OECD, or (z) the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America or any province or territory of Canada and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and

(e) obligations with any Lender, any other bank or trust company described in clause (b) above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (a) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer.

“Cash Management Services” means any services provided from time to time to the Borrower or any of its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“Cenveo Canada” means Cenveo McLaren Morris and Todd Company, a Nova Scotia unlimited company.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), except the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis; or

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) any Person or two or more Persons acting in concert (excluding the Permitted Holders) shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis representing 35% or more of the combined voting power of such securities; or

(d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower.

“Chapter 11 Cases” means the Chapter 11 cases of the Debtors, which are being jointly administered under the Bankruptcy Code and are pending in the Bankruptcy Court.

“Chattel Paper” has the meaning provided in Article 9 of the UCC (or, with respect to any Canadian Guarantor, as such term is defined in the PPSA).

“Closing Date” means April 16, 2013.

“Co-Syndication Agents” has the meaning assigned to such term in the preamble hereto.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties (including both the Pre-Petition Collateral and the Post-Petition Collateral).

“Collateral Documents” means, collectively, the Security Agreement, the Canadian Security Agreement, the Intellectual Property Security Agreement, the Canadian Intellectual Property Security Agreement, the Mortgages, the Canadian Mortgages, the Deposit Account Control Agreements, the Security Agreement Supplements, the Canadian Security Agreement Supplements, the Ratification Agreement, IP Security Agreement Supplements, the Canadian IP Security Agreement Supplements, or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means, as reasonably determined by the Administrative Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a specific identification or first in first out basis or (b) market value, provided that for purposes of the calculation of Borrowing Base, the Cost of Inventory shall not include (A) the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to the Borrower or another Loan Party, (B) write-ups or write-downs in cost with respect to currency exchange rates or (C) any “step-ups” calculated in connection with any Acquisition.

“Credit Event” means the making of any Revolving Loan.

“Credit Extension” means, as the context may require, (i) a Credit Event or (ii) the issuance, amendment, extension or renewal of any Letter of Credit by the Issuing Bank or the amendment, extension or renewal of any Existing Letter of Credit; provided that “Credit Extensions” shall not include (A) conversions and continuations of outstanding Revolving Loans or (B) amendments to any Letter of Credit that do not increase the stated amount thereof or extend the expiration date thereof.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Indebtedness under the 6% Notes Indenture.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) , the Winding-Up Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, any state, province or territory thereof, or of any other applicable jurisdictions, from time to time in effect and affecting the rights of creditors generally (including, as the case may be, applicable corporate statutes).

“Debtors” means, collectively, Borrower and Guarantors, each as debtor and debtor-in-possession in the Chapter 11 Cases.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” means any Lender that (a) has failed to perform any funding obligations hereunder, or that has failed to pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) and, in each case, such failure is not cured within three Business Days; (b) has notified the Administrative Agent or the Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an insolvency proceeding or taken any action in furtherance thereof or (ii) become the subject of a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of any equity interest in such Lender or parent company.

“Deposit Account” has the meaning assigned thereto in Article 9 of the UCC and, with respect to any Canadian Guarantor, means any demand, time, savings, checking, passbook, deposit, collection, lock-box or other similar account maintained with any financial institution.

“Deposit Account Control Agreement” means a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account for the Borrower or any other Loan Party, in each case as required by and in accordance with the terms of Section 6.20.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Lenders” means the collective reference to (a) any Defaulting Lenders and (b) any Impacted Lenders with respect to which the Borrower has been required to provide cash collateral or other credit support to the Issuing Bank or the Swingline Lender, as the case may be, or otherwise as a result of which the Borrower cannot obtain a Letter of Credit or a Swingline Loan hereunder.

“Dilution Reserve” means a reserve in an amount equal to the sum of the following: (a) the aggregate amount of rebate accruals described on Schedule 1.04 attached hereto established by the Borrower from time to time and reflected on the most recent balance sheet of the Borrower and its Subsidiaries; and (b) an additional amount determined by the Administrative Agent in its Permitted Discretion from time to time.

“DIP Term Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent under the DIP Term Documents.

“DIP Term Credit Agreement” means the Senior Secured Super-Priority Priming Debtor-in-Possession Credit Agreement, dated as of the Ratification Effective Date, the Borrower, Holdings, the other Guarantors and the DIP Term Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“DIP Term Documents” means the DIP Term Credit Agreement and the other “Loan Documents” (as such term is defined in the DIP Term Credit Agreement).

“DIP Term Intercreditor Agreement” means the provisions of the Financing Orders governing the priority of the security interests in the Collateral in favor of the Administrative Agent and the other Secured Parties, on the one hand and the DIP Term Agent and the lenders parties to the DIP Term Credit Agreement, on the other hand.

“DIP Term Loans” means the term loans borrowed under the DIP Term Credit Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any real or personal property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distress Event” means, with respect to any Person (each, a “Distressed Person”), (i) a voluntary or involuntary case (or comparable proceeding) has been commenced with respect to such Person under any Debtor Relief Law, (ii) a custodian, conservator, receiver, national receiver, trustee, monitor, liquidator, administrator, interim receiver or similar official has been appointed for such Person or for any substantial part of such Person’s assets, or (iii) such Person has made a general assignment for the benefit of creditors or has otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt; provided, that a Lender shall not be a Distressed Person solely as the result of the acquisition or ownership of an equity interest in such Lender or any Person controlling such Lender or the exercise of control over a Lender or any Person controlling such Lender by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts of the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lenders.

“Distressed Person” has the meaning specified in the definition of “Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount denominated in a currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) pursuant to Sections 1.07 and 1.08.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dominion Account” means a special concentration account established by the Borrower at Bank of America, N.A. or another bank reasonably acceptable to the Administrative Agent over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Loan Documents.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Effective Yield” means, as to any Revolving Loans, the effective yield on such Revolving Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Revolving Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Revolving Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Eligible Accounts” means an Account owing to any Loan Party that arises in the ordinary course of business from the sale of goods, is payable in Dollars or Canadian Dollars (or other currencies acceptable to the Administrative Agent) and is deemed by the Administrative Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if: (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; provided, that, notwithstanding the foregoing, up to $1,000,000 in the aggregate at any time outstanding of Accounts on Schedule 1.05, which may remain unpaid up to 120 days after the original invoice date, will not be considered ineligible under this clause (a); (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as the Administrative Agent may establish for the Account Debtor from time to time); (d) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (e) an insolvency proceeding has been commenced by or against the Account Debtor; or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any country sanctions program or specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department, or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (f) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by the Administrative Agent) or credit insurance satisfactory in all respects to the Administrative Agent; (g) it is owing by a Governmental Authority, unless the Account Debtor is the United States or Canada or any department, agency or instrumentality thereof and the Account has been assigned to the Administrative Agent in compliance with the federal Assignment of Claims Act, the Financial Administration Act (Canada) or other applicable Law; (h) it is not subject to a duly perfected, first priority Lien in favor of the Administrative Agent, or is subject to any other Lien (other than Liens permitted under Section 7.01); (i) the goods giving rise to it have not been delivered to the Account Debtor, or it otherwise does not represent a final sale; (j) it is evidenced by Chattel Paper or an Instrument of any kind that has not been delivered to the Administrative Agent, or has been reduced to judgment; (k) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (l) it arises from a sale on a bill-and-hold (unless supported by bill-and-hold letter reasonably acceptable to the Administrative Agent); (m) is subject to offset by customer deposit; (n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or (o) it is unbilled; provided that notwithstanding the foregoing, up to $12,000,000 in the aggregate at any time outstanding of unbilled Accounts will not be considered ineligible under this clause (o) so long as (i) such unbilled Accounts have a minimum account size of $200,000 each, (ii) the service period covered by the applicable invoice for such unbilled Accounts does not exceed 31 days and (iii) such unbilled Accounts are billed within 14 days of the end of the relevant service period covered by the applicable invoice. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Inventory” means Inventory owned by any Loan Party that the Administrative Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies, provided that work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts, and manufacturing supplies shall not be deemed ineligible under this clause (a) to the extent the most recent inventory appraisal delivered to the Administrative Agent ascribes a value to such work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts, and manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods, provided that slow-moving or obsolete inventory shall not be deemed ineligible under this clause (d) to the extent the most recent inventory appraisal delivered to the Administrative Agent ascribes a value to such slow moving or obsolete inventory; (e) meets all standards imposed by any Governmental Authority, and does not constitute Hazardous Materials; (f) conforms in all material respects with the covenants and representations herein; (g) is subject to the Administrative Agent’s duly perfected, first priority Lien, and no other Lien except for Liens in favor of the Fixed Asset Collateral Agent as permitted by the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement and other Liens permitted under Section 7.01; (h) is within the continental United States or Canada and is not consigned to any Person; (i) is not bill & hold inventory; (j) is not subject to any warehouse receipt or negotiable document; (k) is not subject to any license or other property or property right or other arrangement that restricts the applicable Loan Party’s or the Administrative Agent’s right to dispose of such Inventory, unless the Administrative Agent has received an appropriate Lien Waiver or is otherwise satisfied that it could sell such inventory on favorable terms following a Default; (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman or mechanic, unless the lessor or such Person is an Approved Processor and (i) has delivered a Landlord Lien Waiver and Access Agreement or (ii) an appropriate Rent and Charges Reserve has been established for such location; and (l) is reflected in the details of a current perpetual inventory report.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions programs.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials or the Release into the Environment of Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower, Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, Holdings or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that to the extent any such rate determined pursuant to this definition is below zero, the Eurodollar Rate shall be deemed to be zero” immediately before the period at the end of such definition.

“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” of any Lender for each Interest Period for any Eurodollar Rate Loan means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the FRB) having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Rate” means, on any day with respect to any currency other than Dollars, the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for such currency.

“Exchange Rate Date” has the meaning set forth in Section 1.08.

“Excluded Deposit Account” means a Deposit Account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used for paying taxes, including sales taxes, (iii) which is used as an escrow account or as a fiduciary or trust account, (iv) which is a zero balance Deposit Account, or (v) with an average monthly balance of less than $100,000, not to exceed $1,000,000 in the aggregate at any time for all Deposit Accounts that are Excluded Deposit Accounts pursuant to this clause (v).

“Excluded Property” has the meaning set forth in the Security Agreement and shall include any

Equity Interests in any Person owned by a Loan Party that does not constitute “Pledged Equity” pursuant to the provision in Section 2.01(a) of the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 of this Agreement and Section 5.15 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Guarantor hereunder, (a) Taxes imposed on or measured by its net income (however denominated) and franchise Taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any other jurisdiction in which it is subject to such Taxes as a result of a connection with such jurisdiction unrelated to the Loan Documents, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax imposed by any jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to Laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding Tax pursuant to Section 3.01(a), (d) any Tax attributable to a failure of a Lender to comply with Section 3.01(e) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means those Letters of Credit issued under the Existing Credit Agreement described on Schedule 2.13 hereto.

“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, (a) the Agent Fee Letter, dated the Ratification Effective Date, between Borrower and Administrative Agent and (b) the Lenders Fee Letter, dated the Ratification Effective Date, among Borrower and the Lenders party thereto.

“Fees” means all amounts payable pursuant to or referred to in Section 2.05.

“Final Financing Order” has the meaning set forth in the Ratification Agreement.

“Financing Orders” has the meaning set forth in the Ratification Agreement.

“First Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of June 26, 2014, among the Borrower, Holdings, the other Guarantors, the Administrative Agent for the benefit of the Secured Parties, and The Bank of New York Mellon, as collateral agent for the holders of 4% Notes, the holders of the 6% Notes and the holders of the other “Fixed Asset Obligations” (as defined therein), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Fixed Asset Collateral Agent” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Fixed Asset Facility Collateral” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012, or, in each case, any successor statute thereto.

“Foreign Lender” means the Administrative Agent and any Lender, in each case, that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means any defined benefit plan (within the meaning of Section 3(35) of ERISA), other than any Canadian Benefit Plan or Canadian Pension Plan, established or maintained by Borrower, Holdings or any Subsidiary (other than a Plan or Multiemployer Plan) for the benefit of employees employed outside the United States.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.11.

“Fronting Fee” has the meaning specified in Section 2.05(c).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, local, municipal or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively (a) Holdings, (b) the Subsidiaries listed on Schedule 6.12 and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 and (c) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (in each case, other than the Borrower) under any Secured Bank Product Obligations and (ii) the payment and performance by each Specified Loan Party (other than the Borrower) of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower (and including its or their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of such entity whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such entity).

“Guaranty” means, collectively, (i) the Guaranty made by Holdings under Article X in favor of the Secured Parties, (ii) the Guaranty made by the Guarantors (other than Cenveo Canada) in favor of the Secured Parties, substantially in the form of Exhibit E-1, and (iii) the Canadian Guaranty made by Cenveo Canada and each other Canadian Subsidiary of the Borrower in favor of the Secured Parties, substantially in the form of Exhibit E-2, in each case, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances, pollutants, contaminants or wastes of any nature in any form regulated pursuant to any Environmental Law.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Impacted Lender” means any Revolving Lender (a) that has given written notice to the Borrower, the Administrative Agent, the Swingline Lender, the Issuing Bank or any Lender or has otherwise publicly announced that such Revolving Lender believes it will become, or that fails following inquiry promptly to provide to the

Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank making such inquiry reasonably satisfactory assurance that such Revolving Lender will not become, a Defaulting Lender, (b) as to which the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank has a good faith belief that such Revolving Lender has defaulted more than once in fulfilling its funding obligations (as a lender, letter of credit issuer or issuer of bank guarantees and including, but not limited to, funding or paying when due loan requests, swing line participations, letter of credit participations, pro rata sharing obligations and expense and indemnification obligations) under any other syndicated credit facility and such Revolving Lender shall not have provided assurances satisfactory to the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank that despite such defaults such Revolving Lender will not become a Defaulting Lender hereunder, (c) as to which a Distress Event has occurred with respect to any Affiliate of such Revolving Lender that directly or indirectly controls such Revolving Lender or (d) as to which such Revolving Lender or any Affiliate of such Revolving Lender that directly or indirectly controls such Revolving Lender has consummated or entered into a commitment to consummate a forced (in the good faith judgment of the Administrative Agent) liquidation, merger, sale of assets or other transaction resulting, in the good faith judgment of the Administrative Agent, in a change of ownership or operating control of such Person supported in whole or in part by guaranties, assumption of liabilities or other comparable credit support of (including without limitation the nationalization or assumption of ownership or operating control by) any Governmental Authority and the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) believe that such event increases the risk that such Revolving Lender could default in performing its obligations hereunder for so long as the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) so believe (it being understood and agreed that the Administrative Agent shall make any determination under this clause (d) promptly after being requested to do so by the Borrower or any Lender); provided, that no Revolving Lender shall be an Impacted Lender solely as the result of the acquisition or ownership of an equity interest in such Revolving Lender or any Person controlling such Revolving Lender or the exercise of control over such Revolving Lender or any Person controlling such Revolving Lender by a Governmental Authority or instrumentality thereof.

“Increased Inspection Rights Period” means the occurrence of a date when (a) Availability shall have been less than $35,000,000 or (b) a Default or Event of Default exists, in each case, until such date as none of the conditions in the foregoing clauses (a) or (b) exists for 30 consecutive calendar days.

“Increased Reporting Period” means the occurrence of a date when (a) Availability shall have been less than $25,000,000 at any time during the period commencing on the Ratification Effective Date and ending as of February 16, 2018, (b) Availability shall have been less than $35,000,000 at any time after February 16, 2018 or (c) an Event of Default exists, in each case until such date as none of the conditions in the foregoing clauses (a), (b) or (c) exists for 30 consecutive calendar days.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued intercompany accounts payable consistent with past practice and, in each case, in the ordinary course of business and not past due for more than 90 days after the date on which such account was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any Affiliate of such Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation limited liability company or similar legal entity) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligations of any Person under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof due and payable by such Person as of such date.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Instrument” has the meaning provided in Article 9 of the UCC.

“Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any casualty or other loss, damage or destruction of any real or personal property of Holdings or its Subsidiaries.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day of each January, April, July and October and the Maturity Date.

“Interest Period” means, as to any Borrowing of a Eurodollar Rate Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the date that is two weeks thereafter (only if available by the ICE Benchmark Administration or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available) or on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect, or the date any Borrowing of a Eurodollar Rate Loan is converted to a Borrowing of a Base Rate Loan in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.07 or Section 2.09; provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interim Financing Order” has the meaning set forth in the Ratification Agreement.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, Holdings’ and its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning as defined in the UCC (or, with respect to any Canadian Guarantor, the PPSA), including all goods intended for sale, lease, display or demonstration, all work in process, and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Loan Party’s business.

“Inventory Reserve” means reserves established by the Administrative Agent in its Permitted Discretion to reflect factors that may negatively impact the value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.18.

“IP Security Agreement Supplement” has the meaning specified in Section 1.03 of the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, as the context may require, (a) Bank of America (including any branch thereof) with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; (c) with respect to the Existing Letters of Credit, the Lender which issued each such Letter of Credit; or (d) collectively, all of the foregoing.

“Joinder Agreement” means a Joinder Agreement executed and delivered in accordance with the provisions of Section 6.12, substantially in the form of Exhibit J hereto.

“Landlord Lien Waiver and Access Agreement” means a Landlord Lien Waiver and Access Agreement, in a form reasonably approved by the Administrative Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Collateral Account” means a collateral account in the form of a Deposit Account established and maintained by the Administrative Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 2.13.

“LC Commitment” means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.13.

“LC Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” means all documents, instruments and agreements delivered by the Borrower or any other Person to the Issuing Bank or the Administrative Agent in connection with any Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time means its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Obligations” means the sum (without duplication) of (a) all amounts owing by the Borrower for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom); and (b) the stated amount of all outstanding Letters of Credit.

“LC Participation Fee” has the meaning assigned to such term in Section 2.05(c)(i).

“LC Request” means a request by the Borrower in accordance with the terms of Section 2.13(b) in form and substance satisfactory to the Issuing Bank.

“Lead Arrangers” means Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, each in their respective capacity as joint lead arranger and joint book manager.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letters of credit issued or to be issued by an Issuing Bank for the account of the Borrower or any of its Subsidiaries pursuant to Section 2.13, including each Existing Letter of Credit.

“Letter of Credit Expiration Date” means the date which is five (5) Business Days prior to the Maturity Date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), trust (constructive, deemed, statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Line Cap” means an amount that is equal to the lesser of (a) the Aggregate Commitments and (b) the then applicable Borrowing Base.

“Liquidity Event” means the occurrence of a date when either (a) Availability shall have been less than $20,000,000 or (b) an Event of Default exists, in either case; provided, that, (i) to the extent that the Liquidity Event has occurred due to clause (a) of this definition, if Availability shall be equal to or greater than the applicable amount for at least 30 consecutive calendar days, the Liquidity Event shall no longer be deemed to exist or be continuing until such time as Availability may again be less than the amount in clause (a) of this definition and (ii) to the extent that the Liquidity Event has occurred due to clause (b) of this definition, if such Event of Default is cured or waived or otherwise no longer exists, the Liquidity Event shall no longer be deemed to exist or be continuing.

“Liquidity Notice” means a written notice delivered by the Administrative Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Deposit Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account, to the Administrative Agent on a daily basis, (b) to cease following directions or instructions given to such bank or other depository by any Loan Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Deposit Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Liquidity Period” means any period throughout which a Liquidity Event has occurred and is continuing.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letters, (f) each agreement governing Secured Bank Product Obligations, (g) each Joinder Agreement, (h) Amendment No. 1, (i) Amendment No. 2, (j) Amendment No. 3, (k) the Senior/Junior Intercreditor Agreement, (l) the First Lien Intercreditor Agreement, (m) Amendment No. 4, (n) the 2016 Intercreditor Agreement, (o) Amendment No. 5, (p) the DIP Term Intercreditor Agreement, (q) the Ratification Agreement, (r) the Financing Orders and (s) all other documents and agreements executed and delivered in connection with the Obligations hereunder.

“Loan Parties” means, collectively, the Borrower and each Guarantor, and “Loan Party” means any one such Person.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party (it being understood that the commencement of the Chapter 11 Cases, the events that customarily occur following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, any defaults under agreements that have no material effect on Borrower and Guarantors under the terms of the Bankruptcy Code as a result of the commencement of the Chapter 11 Cases, reduction in payment terms by suppliers, and reclamation claims, individually or collectively, shall not be deemed a Material Adverse Effect).

“Material Contract” means, with respect to any Loan Party, each contract or agreement listed on Schedule 1.02 hereto and each other contract or agreement entered into after the Closing Date by any Loan Party the breach or termination of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earliest of: (a) the date that is nine (9) months after the commencement of the Petition Date, (b) forty (40) days (or such later date as the Administrative Agent and Required Lenders may agree) after the entry of the Interim Financing Order if the Final Financing Order has not been entered prior to the expiration of such forty (40)-day period, or (c) the “effective date” of a plan of reorganization filed in the Chapter 11 Cases that is acceptable to the Administrative Agent and the Lenders and that is confirmed pursuant to an order entered by the Bankruptcy Court.

“Maximum Rate” has the meaning specified in Section 11.09.

“Milestones” has the meaning set forth in the Ratification Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 6.21(a)(i).

“Mortgage Policies” has the meaning specified in Section 6.21(c)(i).

“Mortgaged Property” means each parcel of real (immovable) property (together with all improvements, immovables and fixtures thereon and rights appurtenant thereto) required to be encumbered by a Mortgage or Canadian Mortgage pursuant to Section 6.12 or 6.20 hereof.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NOLV Percentage” means the net orderly liquidation value of Eligible Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent satisfactory inventory appraisals and field examination information of the Loan Parties’ Eligible Inventory received by the Administrative Agent and performed by examiners and appraisers reasonably satisfactory to the Administrative Agent.

“Non-Operating Subsidiary” means any non-operating, inactive Subsidiary with assets having a net book value of less than $100,000.

“Note” means a promissory note made by the Borrower in favor of a Revolving Lender or Swingline Lender, evidencing Revolving Loans or Swingline Loans, as applicable, made by such Revolving Lender or Swingline Lender, as the case may be, substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable.

“Notice of Borrowing” means a notice substantially in the form of Exhibit A-1 hereto.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit A-2 hereto.

“Noticed Hedge” means any Secured Bank Product Obligations arising under a Swap Contract with respect to which the Borrower and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Noticed Hedge hereunder and with respect to which a Bank Products Reserve has subsequently been established in the maximum amount thereof.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (x) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) Secured Bank Product Obligations, excluding, with respect to any Guarantor at any time, Excluded Swap Obligations (and including the Pre-Petition Obligations and the Post-Petition Obligations).

“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” has the meaning specified in the definition of “Embargoed Person.”

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any unlimited company, the memorandum of association and articles of association; and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, court, filing, recording, intangible or documentary Taxes or any other excise or property Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but shall not include Taxes imposed as a result of a transfer by a Lender or a Participant of any interest in a Loan Document (“Assignment Taxes”), other than Assignment Taxes imposed in respect of a transfer pursuant to Section 11.13(a), if such Assignment Taxes are imposed as a result of a connection between the assignor or assignee and the taxing jurisdiction that is unrelated to the Loan Documents.

“Outstanding Amount” means (a) with respect to all Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans occurring on such date and (b) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any LC Disbursement occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overadvance” has the meaning specified in Section 2.17.

“Overadvance Loan” means a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Payment Office” means the office of the Administrative Agent located at 101 S. Tryon Street, Charlotte, NC 28255-0001, Attention: Operations Manager, Telephone No.: 860-952-6829, Telecopier No.: 860-952-6830, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Payor” has the meaning specified in Section 7.06(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Event” means, solely with respect to a Canadian Pension Plan that contains a defined benefit provision, (a) the whole or partial withdrawal of a Canadian Guarantor from participation in a Canadian Pension Plan that is a Canadian Multi-Employer Pension Plan registered in Quebec during a plan year; or (b) the filing of a notice of proposal to terminate a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination; or (c) the issuance of a notice of proposal by any Governmental Authority to terminate or to appoint an administrator or like body appointed to administer a Canadian Pension Plan that is not a Canadian Multi-Employer Pension Plan; or (d) any other event or condition which constitutes grounds for the termination of any Canadian Pension Plan, to the extent any relevant Governmental Authority has so notified a Loan Party, unless such grounds are being contested by a Canadian Guarantor or any of its Subsidiaries in good faith or (e) except for any Canadian Pension Plan that is a Canadian Multi-Employer Pension Plan or any successor thereto, the establishment or participation by a Canadian Guarantor in a defined benefit pension plan on or after the Closing Date.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower, Holdings or any ERISA Affiliate or to which the Borrower, Holdings or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” has the meaning given such term in Section 1.03 of the Security Agreement or the Canadian Security Agreement, as applicable.

“Permitted Discretion” means reasonable credit judgment in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the establishment of reserves or the imposition of exclusionary criteria shall require that (x) the contributing factors to the imposition of any reserves shall not duplicate (i) the exclusionary criteria set forth in the definitions of Eligible Accounts or Eligible Inventory as applicable (and vice versa) or (ii) any reserves deducted in computing book value and (y) the amount of any such reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Encumbrances” has the meaning (if any) specified in the Mortgages and includes any Liens on any real property interests of any Loan Party permitted to be created, incurred or assumed, or otherwise permitted to exist, pursuant to the terms of any Mortgage.

“Permitted Holders” means Robert G. Burton, Sr., his immediate family and their heirs and estates and any Person (other than a natural Person and Holdings and its Subsidiaries) that is wholly-owned or otherwise directly Controlled by any of the foregoing, including, without limitation, Burton Capital Management, LLC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means the date of the filing by the Loan Parties of their petitions to commence the Chapter 11 Cases.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than any Canadian Benefit Plan, Canadian Pension Plan, Canadian Multi-Employer Pension Plan, Multiemployer Plan or Foreign Plan, established or maintained by the Borrower, Holdings or any Subsidiary.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in Section 2.01 of the Security Agreement or the Canadian Security Agreement, as applicable.

“Pledged Equity” has the meaning specified in Section 2.01 of the Security Agreement or the Canadian Security Agreement, as applicable.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Administrative Agent’s Lien on any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pro Rata Percentage” of any Revolving Lender at any time means the percentage of the Aggregate Commitments represented by such Lender’s Revolving Commitment.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Aggregate Exposures of such Lender at such time and the denominator of which is the Aggregate Exposures at such time. The initial Pro Rata Shares of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Protective Advances” has the meaning specified in Section 2.18.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Cash” means unrestricted cash of the Borrower and the Subsidiaries that (i) is subject to Deposit Account Control Agreements in form and substance reasonably satisfactory to the Administrative Agent (which will not prohibit withdrawal of such funds by the Borrower or such Subsidiaries in the absence of an Event of Default), (ii) does not include customer deposits or unapplied cash and (iii) does not otherwise constitute proceeds from the Disposition of any Revolver Priority Collateral.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratification Agreement” means the Ratification and Amendment Agreement, dated as of the Ratification Effective Date, by and among the Borrower, the Administrative Agent, the Lenders party thereto, the Issuing Bank and the other Loan Parties party thereto.

“Ratification Effective Date” means February 5, 2018.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of Holdings as prescribed by the Securities Laws.

“Related Documents” means (a) the 8.5% Notes Indenture and the 8.5% Notes, (b) the 4% Notes Indenture and the 4% Notes, (c) 6% Notes Indenture and the 6% Notes, (d) the 6% Unsecured Notes Indenture and the 6% Unsecured Notes and (e) all Material Contracts.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding without duplication more than 50% of the Outstanding Amount and unused Revolving Commitments; provided that the portion of the Outstanding Amount and unused Revolving Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three (3) months’ rent and other charges that could be payable to any such Person, unless it has executed a Landlord Lien Waiver and Access Agreement.

“Reserves” means the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) reserves for accrued and unpaid Royalties, whether or not then due and payable; (d) the Bank Product Reserve; (e) to the extent that the Borrowing Base includes any Eligible Account and/or Eligible Inventory of a Canadian Guarantor, the Canadian Priority Payables Reserve; (f) the Dilution Reserve; (g) reserves for amounts owed by any Loan Party to any processor (including, without limitation, the Approved Processors); (h) the aggregate amount of liabilities secured by Liens upon Collateral included in the Borrowing Base that are senior to the Administrative Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (i) the Canadian Existing Lien Reserve; (j) [reserved]; (k) the Carve-Out Reserves, and (l) such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to impose from time to time.

Notwithstanding anything to the contrary in this Agreement, the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change; and with respect to the Carve-Out and Carve-Out Reserves, the maintenance, priority, terms of and funding of such Carve-Out and Carve-Out Reserves shall be set forth in the Financing Orders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolver Priority Collateral” has the meaning assigned to the term “ABL Collateral” in the First Lien Intercreditor Agreement.

“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule 2.01, or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.06. The aggregate amount of the Lenders’ Revolving Commitments on the Ratification Effective Date is $190,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such of such Lender’s Swingline Exposure.

“Revolving Lender” means a Lender with a Revolving Commitment.

“Revolving Loan” means a loan made pursuant to Article II hereof including, without duplication, any Swingline Loan (to the extent the context so requires the same), Overadvance Loan and Protective Advance.

“Revolving Note” means each revolving note substantially in the form of Exhibit B-1 hereto.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a license.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Canadian Government.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, Holdings, Bank of America, N.A., as administrative agent, and a syndicate of lenders.

“Section 6.01 Financials” means the quarterly and annual financial statements required to be delivered pursuant to Sections 6.01(a) and (b).

“Secured Bank Product Obligations” means Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America, N.A. and its Affiliates) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by the Borrower to the Administrative Agent from time to time) as long as no Default or Event of Default then exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations.

“Secured Bank Product Provider” means, at the time of entry into a Bank Product (or, if such Bank Product exists on the Closing Date, as of the Closing Date), the Administrative Agent, any Lender or any of their respective Affiliates that is providing a Bank Product; provided such provider delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, by the later of the Closing Date or ten (10) days following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 9.11.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Secured Bank Product Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” has the meaning specified in Section 1.03 of the Security Agreement.

“Senior/Junior Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of June 10, 2016, among the Borrower, Holdings, the other Guarantors, Bank of America, N.A., as the Revolving Credit Collateral Agent (as defined therein) and The Bank of New York Mellon, as collateral agent for the holders of the 4% Notes and as the collateral agent for the holders of the Junior Priority Obligations (as defined therein).

“Settlement Date” has the meaning specified in Section 2.14(b).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured,

(c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, and (f) as regards the Canadian Guarantors, none is an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada). The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means any Event of Default arising under Section 8.01(a), 8.01(b)(i) (solely relating to a failure to comply with Section 6.20(c)), 8.01(b)(iv) or 8.01(f).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11 of this Agreement and Section 5.15 of the Guaranty).

“Spot Rate” means the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in the Administrative Agent’s principal foreign exchange trading office for the first currency as of the end of such preceding Business Day.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Supermajority Lenders” means those non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein were changed to “66 2⁄3%.”

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement governing any transaction described in clause (a) above (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means the commitment of the Swingline Lender to make loans pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.12.

“Swingline Exposure” means, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means Bank of America, N.A.

“Swingline Loan” means any Revolving Loan made by the Swingline Lender pursuant to Section 2.12.

“Swingline Note” means each swingline note substantially in the form of Exhibit B-2 hereto.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Status Certificate” has the meaning set forth in Section 3.01(e).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $5,000,000.

“Trade Date” has the meaning specified in Section 11.06(b)(i)(B).

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the entry into the Second Amended and Restated Credit Agreement, (c) the refinancing of the term loans under the Existing Credit Agreement and the termination of the revolving commitments under the Existing Credit Agreement and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.13(e).

“Unused Line Fee” has the meaning specified in Section 2.05(a).

“Unused Line Fee Rate” means, (i) initially, 0.375% per annum and (ii) from and after the delivery by the Borrower to the Administrative Agent of the Borrowing Base Certificate for the first full fiscal month completed after the Ratification Effective Date, the rate determined by reference to the following grid on a per annum basis based on the Average Usage as a percentage of the Aggregate Commitments during the immediately preceding fiscal month:

Average Usage (percentage of Aggregate Commitments)	Unused Line Fee Rate
< 50%	0.50%
≥ 50%	0.375%

“USA PATRIOT Act” has the meaning specified in the definition of “Anti-Terrorism Laws.”

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Variance Report” has the meaning set forth in the Ratification Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”

Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) The Borrower has a fiscal year and fiscal quarters not ending on the calendar year and calendar quarter, respectively. For the avoidance of doubt for so long as such situation exists, when interpreting any provision of this Agreement relating to a fiscal year or fiscal quarter or period ended at or as of the end of a fiscal year or fiscal quarter, any reference to such a period shall be deemed to refer to the Borrower’s fiscal quarter or year ended nearest the given date. In addition, any reference to a fiscal quarter of the Borrower contained in Section 7.11 (e.g., “Q3 2010”) shall be deemed to refer to the specified fiscal quarter of the specified fiscal year (e.g., in the case of Q3 2010, such reference means the third fiscal quarter of the Borrower’s 2010 fiscal year).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) [Reserved].

(d) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

(e) All references to the terms “Borrower”, “Guarantors” or “Debtors” in this Agreement and any other Loan Documents shall be deemed and each such reference is hereby amended to mean and include (as applicable) the Debtors, and their successors and assigns (including any trustee or other fiduciary hereafter appointed as any Debtor’s legal representative, as applicable, or with respect to any Debtor the property of the estate of such Debtor whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case or cases and its successor upon conclusion of the Chapter 11 Case of such Debtor, as the case may be).

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Uniform Commercial Code and PPSA.

As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York (and with respect to any Canadian Guarantor, such definition (or correlative terms (if existing) under the PPSA) shall be defined in accordance with the PPSA) from time to time: “Commercial Tort Claim,” “Document” and “Document of Title,” “Equipment,” “General Intangibles” and “Intangibles,” “Goods,” “Instrument” and “Supporting Obligations.”

1.07 Currency Equivalents Generally.

Any amount specified in this Agreement or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars to the extent necessary to give effect to the intent, where applicable, that this Agreement apply to Canadian Guarantors, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars. Unless expressly provided otherwise, all references in the Loan Documents to Revolving Loans, Letters of Credit, Obligations, Revolving Commitments, Borrowing Base components and other amounts shall be denominated in Dollars. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Administrative Agent at its discretion, based on the current Spot Rate. The Borrower shall report Borrowing Base components to the Administrative Agent in the currency invoiced by the applicable Loan Parties or shown in their financial records, and unless expressly provided otherwise herein, shall deliver financial statements and calculate financial covenants in Dollars.

1.08 Currency Fluctuations.

On such dates determined by the Administrative Agent (the “Exchange Rate Date”), the Administrative Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

1.09 Interpretation (Quebec).

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property”

shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan” and (r) “fee simple title” shall be deemed to include “absolute ownership.” The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

ARTICLE II

AMOUNT AND TERMS OF CREDIT

2.01 Commitments.

Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding the lesser of (A) such Lender’s Revolving Commitment, and (B) such Lender’s Pro Rata Percentage multiplied by the Borrowing Base then in effect. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

2.02 Revolving Loans.

(a) Each Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender). Except for Revolving Loans deemed made pursuant to Section 2.02(f), Revolving Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of Base Rate Loans, not less than $500,000 and (B) in the case of Eurodollar Rate Loans, an integral multiple of $250,000 and not less than $1,000,000, or (ii) equal to the remaining available balance of the applicable Revolving Commitments.

(b) Subject to Sections 3.02, 3.03 and 3.04, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Rate Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement or cause the Borrower to pay additional amounts pursuant to Sections 3.02, 3.03 and 3.04. Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Borrowings of Eurodollar Rate Loans outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Revolving Loans deemed made pursuant to Section 2.02(f), each Lender shall make each Revolving Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 3:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Notice of Borrowing maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Revolving Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.13(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.13(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate, and for each day thereafter, the Base Rate.

2.03 Borrowing Procedure.

To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telecopy or electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed) or telephone (promptly confirmed by telecopy) (i) in the case of a Borrowing of Eurodollar Rate Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a Borrowing of Base Rate Loans (other than Swingline Loans), not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Notice of Borrowing shall be irrevocable, subject to Sections 2.09 and 3.01, and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Notice of Borrowing in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of such Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of Eurodollar Rate Loans;

(d) in the case of a Borrowing of Eurodollar Rate Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02; and

(f) that the conditions set forth in Section 4.01 or Section 4.02, as applicable, are satisfied or waived as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of Base Rate Loans. If no Interest Period is specified with respect to any requested Borrowing of Eurodollar Rate Loans, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (d) above). Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

2.04 Evidence of Debt; Repayment of Revolving Loans.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Revolving Loan made hereunder, the Type thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender. The Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Revolving Loans in accordance with their terms.

(e) Any Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable.

2.05 Fees.

(a) Unused Line Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders (other than any Defaulting Lender), a fee equal to the Unused Line Fee Rate multiplied by the amount by which the Aggregate Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) and stated amount of outstanding Letters of Credit during any fiscal month (such fee, the “Unused Line Fee”). Such fee shall accrue commencing on the Ratification Effective Date, and will be payable in arrears, on the first day of each fiscal month, commencing March 1, 2018.

(b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letters or such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(c) LC and Fronting Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Rate Loans pursuant to Section 2.06, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Ratification Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Ratification Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Borrower and the Issuing Bank from time to time. LC Participation Fees and Fronting Fees accrued through and including the last day of each month shall be payable on the first day of the following month, commencing on the first such date to occur after the Ratification Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after written demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders (other than Defaulting Lenders), except that the Fronting Fees shall be paid directly to the Issuing Bank. Once paid, none of the fees shall be refundable under any circumstances.

2.06 Interest on Revolving Loans.

(a) Subject to the provisions of Section 2.06(c), the Revolving Loans comprising each Borrowing of Base Rate Loans, including each Swingline Loan, shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(c), the Revolving Loans comprising each Borrowing of Eurodollar Rate Loans shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Notwithstanding the foregoing, if any principal of or interest on any Revolving Loan or any fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Revolving Loan, 2% plus the rate otherwise applicable to such Revolving Loan or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans (in each case, the “Default Rate”).

(d) Accrued interest on each Eurodollar Rate Loan and each Base Rate Loan shall be payable in each case in arrears on the first day of each calendar month, commencing with March 1, 2018 and upon termination of the Revolving Commitments; provided that (A) interest accrued pursuant to paragraph (c) of this Section 2.06 shall be payable on demand and, absent demand, on the first day of each calendar month and upon termination of the Revolving Commitments, (B) in the event of any repayment or prepayment of any Revolving Loan (other than a prepayment of a Base Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 365/366 days, except that interest computed by reference to the Eurodollar Rate (other than Base Rate Loans determined by reference to the Eurodollar Rate) and all fees shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Eurodollar Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

2.07 Termination and Reduction of Commitments.

(a) The Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) any such reduction shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Revolving Commitments shall not be terminated or reduced if after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the Aggregate Exposures would exceed the Aggregate Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under paragraph (b) of this Section 2.07 at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Any effectuated termination or reduction of the Aggregate Commitments shall be permanent. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

2.08 Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of Eurodollar Rate Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Borrowing of Eurodollar Rate Loans, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Borrowings of Eurodollar Rate Loans outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election by telephone or electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned) by the time that a Notice of Borrowing would be required under Section 2.03 if the Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 3.05. Each such telephonic Notice of Conversion/Continuation shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Notice of Conversion/Continuation substantially in the form of Exhibit A-2, unless otherwise agreed to by the Administrative Agent and the Borrower.

(c) Each telephonic and written Notice of Conversion/Continuation shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of Eurodollar Rate Loans; and

(iv) if the resulting Borrowing is a Borrowing of Eurodollar Rate Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Notice of Conversion/Continuation requests a Borrowing of Eurodollar Rate Loans but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Notice of Conversion/Continuation with respect to a Borrowing of Eurodollar Rate Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of Base Rate Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Borrowing of Eurodollar Rate Loans and (ii) unless repaid, each Borrowing of Eurodollar Rate Loans shall be converted to a Borrowing of Base Rate Loans at the end of the Interest Period applicable thereto.

2.09 Optional and Mandatory Prepayments of Revolving Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty, any Borrowing, in whole or in part, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000.

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings and all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to the Administrative Agent the LC Exposure in accordance with Section 2.13(j).

(ii) In the event of any partial reduction of the Revolving Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Lenders of the Aggregate Exposures after giving effect thereto and (B) if the Aggregate Exposures would exceed the Line Cap then in effect, after giving effect to such reduction, then the Borrower shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iii) In the event that the Aggregate Exposures at any time exceeds the Line Cap then in effect, the Borrower shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Revolving Loans and any interest accrued thereon, in accordance with this Section 2.09(b)(iii). The Borrower shall, first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the Borrower shall, without notice or demand, immediately replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(c) Application of Prepayments.

(i) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (i) of this Section 2.09(c). Unless during a Liquidity Period, except as provided in Section 2.09(b)(iii) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Loan Documents; second, to interest then due and payable on the Borrower’s Swingline Loans; third, to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full; fourth, to interest then due and payable on the Revolving Loans and other amounts due pursuant to Section 3.05; fifth, to the principal balance of the Revolving Loans until the same have been prepaid in full; sixth, to Cash Collateralize all LC Exposure plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); seventh, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and eighth, as required by the First Lien Intercreditor Agreement or, in the absence of any such requirement, returned to the Borrower or to such party as otherwise required by law.

(ii) Amounts to be applied pursuant to this Section 2.09 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Rate Loans. Notwithstanding the foregoing, if the amount of any prepayment of Revolving Loans required under this Section 2.09 shall be in excess of the amount of the Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of the Borrower, the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of Eurodollar Rate Loans on the last day of the then next-expiring Interest Period for Eurodollar Rate Loans (with all interest accruing thereon for the account of the Borrower) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Revolving Loans until prepayment.

(d) Notice of Prepayment. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Borrowing of Eurodollar Rate Loans, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of Base Rate Loans, not later than 4:00 p.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each notice of prepayment pursuant to this Section shall be irrevocable, except that the Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment if such notice of revocation is received not later than 10:00 a.m. (New York City time) on the day on which such prepayment is scheduled to occur and, provided that (i) the Borrower reimburses each Lender pursuant to Section 3.05 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Revolving Loans as to which such revocation applies shall be deemed converted to (or continued as, as applicable) Base Rate Loans in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to subsequent conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

2.10 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.02, 3.03, 3.04 and 3.05 or otherwise) at or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.02, 3.03, 3.04, 3.05 and 11.04 shall be made to the Administrative Agent for the benefit of to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 2.09(c) or 8.03 hereof, as applicable, ratably among the parties entitled thereto.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Loan Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of a Loan Party in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.10(d), 2.12(d) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.11 Defaulting Lenders.

(a) Reallocation of Pro Rata Share; Amendments. For purposes of determining the Lenders’ obligations to fund or acquire participations in Revolving Loans (including Swingline Loans) or Letters of Credit, the Administrative Agent may exclude the Revolving Commitments and Revolving Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares and any Revolving Commitments or Fronting Exposure of any such Defaulting Lender shall automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their Revolving Commitments up to an amount such that the Revolving Exposure of each non-Defaulting Lender does not exceed its Revolving Commitments, so long as the conditions set forth in Section 4.02 are satisfied at the time of such reallocation. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 11.01.

(b) Payments; Fees. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral for the Fronting Exposure of such Defaulting Lender; fourth, to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement and to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loans or LC Obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.11(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolving Commitment shall be disregarded for purposes of calculating the Unused Line Fee Rate under Section 2.05(a). To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, Letter of Credit fees attributable to such LC Obligations under Section 2.05(c) shall be paid to such other Lenders. The Borrower shall not be required to pay any Letter of Credit fees attributable to LC Obligations that are not so reallocated; provided that if the Borrower has not Cash Collateralized the Fronting Exposure associated with a Defaulting Lender pursuant to Section 2.13(j)(ii), then the Borrower shall pay such Letter of Credit fees to the Administrative Agent.

(c) Cure. The Borrower, the Administrative Agent and the Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Revolving Commitments and Revolving Loans, and all outstanding Revolving Loans, LC Obligations and other exposures under the Revolving Commitments shall be reallocated among the Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed in writing by the Borrower, the Administrative Agent and the Issuing Bank (each of which shall make such determination, in its sole discretion), no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolving Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

2.12 Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender may, but shall not be obligated to, make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the Aggregate Exposures exceeding the Line Cap; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 4:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.13(e), by remittance to the Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan. The Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000.

(c) Prepayment. The Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 4:00 p.m., New York City time on the date of repayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s administrative questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

(d) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 4:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan(s). Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan(s). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Revolving Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

2.13 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the Borrower’s account or the account of a Subsidiary of the Borrower in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary). All Existing Letters of Credit shall be deemed, without further action by any party hereto, to have been issued on the Closing Date pursuant to this Agreement, and the Lenders shall thereupon acquire participations in the Existing Letters of Credit as if so issued without further action by any party hereto, to be acquired by the Lenders hereto. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) a LC Request to the Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank (w) the Letter of Credit to be amended, renewed or extended, (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension, and (z) such other matters as the Issuing Bank may reasonably require. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application substantially on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the LC Exposure shall not exceed $35,000,000, (B) the total Revolving Exposures shall not exceed the lesser of (1) the total Revolving Commitments and (2) the Borrowing Base then in effect and (C) if a Defaulting Lender exists, either such Lender or the Borrower has entered into arrangements satisfactory to the Administrative Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. Unless the Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than Dollars.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree and, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and, unless Cash Collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case the expiry may extend no longer than twelve (12) months after the Letter of Credit Expiration Date), the Letter of Credit Expiration Date. Each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but, subject to the foregoing, not beyond the date that is after the Letter of Credit Expiration Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.13, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the Business Day after receiving notice from the Issuing Bank of such LC Disbursement; provided that, whether or not the Borrower submits a Notice of Borrowing, the Borrower shall be deemed to have requested (except to the extent the Borrower makes payment to reimburse such LC Disbursement when due) a Borrowing of Base Rate Loans in an amount necessary to reimburse such LC Disbursement. If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement (such aggregate amount, the “Unreimbursed Amount”) in the same manner as provided in Section 2.02(f) with respect to Revolving Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans or a Swingline Loan as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.

(i) Subject to the limitations set forth below, the obligation of the Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder; provided that the Borrower shall have no obligation to reimburse the Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith, or willful misconduct of the Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct, or bad faith on the part of the Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(ii) The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the Borrower or other Person of any obligations under any LC Document. The Issuing Bank does not make to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Loan Party. The Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

(iii) No Issuing Bank or any of its Affiliates, or any of their respective officers, directors, employees, agents and investment advisors, shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by court of competent jurisdiction in a final nonappealable judgment. The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Lenders.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (whether with the proceeds of a Revolving Loan or otherwise), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.13(e), then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.13(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Borrower. The Issuing Bank may be replaced at any time by agreement between the Borrower and the Administrative Agent, provided that so long as no Default or Event of Default exists, such successor Issuing Bank shall be reasonably acceptable to the Borrower. One or more Lenders may be appointed as additional Issuing Banks in accordance with subsection (k) below. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.

(i) If any Specified Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount in cash equal to 103.0% of the LC Exposure as of such date. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement, but shall be immediately released and returned to the Borrower (in no event later than two (2) Business Days) once all Specified Events of Default are cured or waived. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower.

(ii) The Borrower shall, on demand by the Issuing Bank or the Administrative Agent from time to time, Cash Collateralize the Fronting Exposure associated with any Defaulting Lender.

(k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

(m) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (i) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n) LC Collateral Account.

(i) The Administrative Agent is hereby authorized to establish and maintain at the Payment Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated “The Borrower LC Collateral Account.” Each Loan Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.

(ii) The balance from time to time in such LC Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in “The Borrower LC Collateral Account” may be invested in accordance with the provisions of Section 2.13(j).

2.14 Settlement Amongst Lenders.

(a) The Swingline Lender may, at any time (but, in any event shall weekly), on behalf of the Borrower (which hereby authorizes the Swingline Lender to act on its behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Lender’s Pro Rata Percentage of the Outstanding Amount of Swingline Loans, which request may be made regardless of whether the conditions set forth in Section 4.02 have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

(b) The amount of each Lender’s Pro Rata Percentage of outstanding Revolving Loans (including Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) and repayments of Revolving Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Pro Rata Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender with respect to Revolving Loans to the Borrower (including Swingline Loans) shall be equal to such Lender’s applicable Pro Rata Percentage of Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

2.15 [Reserved]

2.16 [Reserved]

2.17 Overadvances.

If the aggregate Revolving Loans outstanding exceed the Line Cap (an “Overadvance”) at any time, the excess amount shall be payable by the Borrower on demand by the Administrative Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. The Administrative Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrower to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10.0% of the Borrowing Base, (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the aggregate outstanding Revolving Loans and LC Obligations to exceed the aggregate Revolving Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default. In no event shall the Borrower or other Loan Party be permitted to require any Overadvance Loan to be made.

2.18 Protective Advances.

The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Borrower, at any time, to make Base Rate Loans (“Protective Advances”) (a) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10.0% of the Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses; provided that, the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Loans and LC Obligations shall not exceed the aggregate Revolving Commitments. Each Lender shall participate in each Protective Advance in accordance with its Pro Rata Percentage. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being properly contested.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by, or on account of any Obligation of, any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if the applicable withholding agent shall be required by applicable Law to deduct any Taxes in respect of such payments, then (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes with respect to amounts payable under the Loan Documents or any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower, Holdings or any other Loan Party, as the case may be, is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower, Holdings, such other Loan Party and the Administrative Agent, at the time or times reasonably requested by the Borrower, Holdings, such other Loan Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law, or reasonably requested by the Borrower, Holdings, such other Loan Party or the Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower, Holdings, any other Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, Holdings, such other Loan Party or the Administrative Agent as will enable the Borrower, Holdings, such other Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders any documentation (including any specific documentation required below in this Section 3.01(e)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower, Holdings, such other Loan Party and the Administrative Agent updated or other appropriate documentation or promptly notify the Borrower, Holdings, such other Loan Party and the Administrative Agent of its legal ineligibility to do so.

Without limiting the generality of the foregoing, if the Borrower or Holdings, as the case may be, is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower, Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit L (a “Tax Status Certificate”) to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and that no interest payments will be considered effectively connected income and (B) duly completed copies of Internal Revenue Service Form W-8BEN,

(iv) where such Foreign Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on the beneficial owner(s) behalf)), and/or

(v) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Foreign Lender or the Administrative Agent hereunder or under any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent (as the case may be) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or in any agreement or request entered into or issued pursuant to such Sections), such Lender or the Administrative Agent (as the case may be) shall deliver to the Borrower, Holdings and (in the case of such Lender) to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, Holdings or the Administrative Agent, such documentation, certifications or other information prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation, certifications or other information reasonably requested by the Borrower, Holdings or the Administrative Agent as may be necessary for the Borrower, Holdings or the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender or the Administrative Agent (as the case may be) has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(f) Authorization to Share Documentation. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(e) of this Agreement.

(g) FATCA Non-Grandfathered. For purposes of FATCA, from and after the Amendment No. 4 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and any Loan made hereunder (including any Loan that has been already outstanding) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party, or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, Holdings or any other Person.

(i) For purposes of this Section 3.01, the term “Lender” shall include any Swingline Lender and the Issuing Bank.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)), the Swingline Lender or the Issuing Bank;

(ii) subject any Lender, the Swingline Lender or the Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of Taxation of payments to such Lender, the Swingline Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 and any Excluded Tax); or

(iii) impose on any Lender, the Swingline Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender, the Swingline Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities,” as defined in Regulation D of the FRB), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Eurodollar Rate Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Eurodollar Rate Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender together with a schedule containing a reasonably detailed explanation and calculation thereof; and provided, further, that such additional interest shall not exceed an amount based upon an interest rate per annum equal to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of a Lender to make a Revolving Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival.

All of the Borrower’s obligations under this Article III shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by or replacement of a Lender (including a Swingline Lender or the Issuing Bank), termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

4.01 Conditions of Initial Borrowing.

The Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders shall not be required to fund any Revolving Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived:

(a) Documents, Certificates, Opinions and Other Instruments. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) (x) with respect to each Loan Party (other than the Canadian Guarantors), to the extent that it is a party thereto, executed counterparts of this Agreement, the Second Amended and Restated Credit Agreement, a Guaranty and the Term Intercreditor Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower, and (y) with respect to each Canadian Guarantor, to the extent it is a party thereto, executed counterparts of a Canadian Guaranty, the Term Intercreditor Agreement and a counterpart to the Intercreditor Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) a pledge and security agreement, in substantially the form of Exhibit F-1 (together with each other pledge and security agreement and pledge and security agreement supplement delivered by any Loan Party (other than the Canadian Guarantors) pursuant to Section 6.12, in each case as amended, the “Security Agreement”), duly executed by each Loan Party (other than the Canadian Guarantors), and a pledge and security agreement, in substantially the form of Exhibit F-2 (together with each other pledge and security agreement and pledge and security agreement supplement delivered by a Canadian Guarantor pursuant to Section 6.12, in each case as amended, the “Canadian Security Agreement”), duly executed by each Canadian Guarantor, together with:

(A) certificates (if any) representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (if any) indorsed in blank,

(B) proper financing statements in form appropriate for filing under the Uniform Commercial Code or the PPSA of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement or the Canadian Security Agreement, covering the Collateral described therein,

(C) certified copies of UCC, PPSA, Bank Act, insolvency, tax, judgment lien and execution searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state, province, territory and county jurisdictions in which any Loan Party is organized or maintains its principal place of business or maintains assets in Canada, and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate,

(D) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement and the Canadian Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby,

(E) a Perfection Certificate, duly executed by each Loan Party, and

(F) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the Canadian Security Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, PPSA termination and financing change statements and landlords’ and bailees’ waiver and consent agreements);

(iv) with respect to each Mortgaged Property located in the United States, (x) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and (y) if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and the evidence of flood insurance required pursuant to Section 6.07 hereof;

(v) an intellectual property security agreement, in substantially the form of Exhibit H-1 (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered by any Loan Party (other than the Canadian Guarantors) pursuant to Section 6.12 or for the avoidance of doubt pursuant to the Existing Credit Agreement, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by the applicable Loan Parties (other than the Canadian Guarantors), and, to the extent that any Canadian Guarantor owns any patents, trademarks, copyrights or other registered intellectual property rights, an intellectual property security agreement, in substantially the form of Exhibit H-2 (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered by a Canadian Guarantor pursuant to Section 6.12, the “Canadian Intellectual Property Security Agreement”), duly executed by each Canadian Guarantor, together with evidence that all action that the Administrative Agent may reasonably deem necessary in order to perfect the Liens created under the Intellectual Property Security Agreement and the Canadian Intellectual Property Security Agreement has been taken;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(viii) a favorable opinion of Ian R. Scheinmann, Esq., Senior Vice President, Legal Affairs of Holdings, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-1 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(ix) a favorable opinion of Hughes Hubbard & Reed LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-2 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(x) a favorable opinion of Davis Graham & Stubbs LLP, special Colorado counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-3 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xi) a favorable opinion of DLA Piper LLP, special Georgia, Maryland, Massachusetts, North Carolina and Virginia counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-4 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xii) a favorable opinion of Bose McKinney & Evans LLP, special Indiana counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-5 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xiii) a favorable opinion of Fasken Martineau DuMoulin LLP, special Ontario counsel to the Canadian Guarantors, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-6 and such other matters concerning the Canadian Guarantors and the Loan Documents as the Administrative Agent may reasonably request;

(xiv) a favorable opinion of Stewart McKelvey, special Nova Scotia counsel to the Canadian Guarantors, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I-7 and such other matters concerning the Canadian Guarantors and the Loan Documents as the Administrative Agent may reasonably request;

(xv) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xvi) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

(xvii) certificates attesting to the Solvency of each Loan Party, individually and together with its Subsidiaries on a consolidated basis, before and after giving effect to the Transaction, from its chief financial officer;

(xviii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender reasonably may require; and

(xx) a Borrowing Base Certificate prepared as of the last day of the most recent fiscal month ended at least 15 consecutive Business Days prior to the Closing Date (or such shorter period as may be elected by the Borrower).

(b) Fees. (i) All fees required to be paid to the Administrative Agent and the Lead Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c) Counsel’s Fees. Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) Availability on the Closing Date, after giving effect to the Transaction, shall not be less than $35.0 million.

(e) Substantially concurrently with the initial Borrowing on the Closing Date, the Second Amended and Restated Credit Agreement shall become effective.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to All Credit Extensions.

The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below:

(a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default. No Default shall exist, or would result from such proposed Borrowing or from the application of proceeds thereof.

(c) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Revolving Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.12(b).

(d) Availability. Availability on the proposed date of such Credit Extension shall be adequate to cover the amount of such Credit Extension.

Each Notice of Borrowing (other than a Notice of Borrowing requesting only a conversion of Revolving Loans of one Type to another Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power.

Subject to any entry of any required orders of the Bankruptcy Court including, without limitation, the entry of the Interim Financing Order and the Final Financing Order, as applicable, each Loan Party and each of its

Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents or Material Contracts to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

Subject to the entry and terms of the Financing Orders, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or binding upon such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except in each case where enforcement is stayed upon commencement of the Chapter 11 Cases; or (c) violate any Law, except in each case referred to in the foregoing clauses (b) and (c), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Material Contract, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof (subject to the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement)) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and recordings necessary to perfect Liens created under the Collateral Documents, (ii) with respect to clause (d) above, any approvals, authorizations or filings that may be required under the Securities Laws and (iii) such authorizations, approvals, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, including the applicable Financing Order. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

5.04 Binding Effect.

Subject to the entry and terms of the Financing Orders, this Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. Subject to the entry and terms of the Financing Orders, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by equitable principles regardless of whether considered in a proceeding in equity or at law.

5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries as at September 29, 2012, and the related consolidated statements of income or operations, and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal quarter-end or year-end adjustments.

(c) Since the date of the Audited Financial Statements, except as disclosed in Holdings’ public filings with the SEC made prior to the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) To the best knowledge of Holdings and the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries on a consolidated basis.

(e) The consolidated forecasted balance sheets, statements of income and cash flows of Holdings and its Subsidiaries delivered by or on behalf of the Borrower to the Administrative Agent or the Lenders during the period prior to the Closing Date in connection with the syndication of the credit facilities evidenced by this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts.

5.06 Litigation.

Other than the commencement of the Chapter 11 Cases, or as stayed upon commencement of the Chapter 11 Cases, there are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of Holding’s other Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Related Document or the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Except where enforcement is stayed upon the commencement of the Cases, neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation in any manner that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments.

(a) Subject to the rights of counterparties under the applicable provisions of the Bankruptcy Code, including, without limitation, Section 365 thereof, each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list as of the Closing Date of all Liens (except Liens securing the Obligations) on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c) Schedule 5.08(c) sets forth a complete and accurate list as of the Closing Date of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, record owner and fair market value thereof (as reasonably determined by the Borrower). Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d) Schedules 5.08(d)(i) and (ii) set forth as of the Closing Date a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee or the lessor, respectively, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, lessor, lessee and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of such Loan Party or Subsidiary party thereto, enforceable against such Loan Party or Subsidiary in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by equitable principles regardless of whether considered in a proceeding in equity or at law.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date (other than Investments in Subsidiaries), showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance.

Except as specifically disclosed in Schedule 5.09 or for any matters, individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect:

(a) the Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not reasonably be expected to result in an Environmental Liability;

(b) (i) none of the properties currently or, to the best knowledge of Holdings and the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or any analogous foreign, state, provincial, territorial or local list; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case except in compliance with all applicable Environmental Laws; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries, in each case except in compliance with all applicable Environmental Laws, and (iv) there has been no Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to result in an Environmental Liability; and

(c) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of Holdings and the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in an Environmental Liability.

5.10 Insurance.

(a) The properties of the Borrower, Holdings and its other Subsidiaries are insured with financially sound and reputable insurance companies having an A.M. Best Financial Strength Rating of at least A which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

(b) With respect to any portion of any Mortgaged Property which is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), the Borrower or the applicable Loan Party (x) maintains, or causes to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) has delivered to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

5.11 Taxes.

The Borrower, Holdings and each of their respective Subsidiaries have filed all federal, state, provincial, territorial and other material tax returns and reports required to be filed, and have paid all federal, state, provincial, territorial and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP. To the best knowledge of Holdings and the Borrower, there is no proposed Tax assessment against the Borrower, Holdings or any other Subsidiary that would, if made, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Compliance Generally. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or is a prototype plan that is the subject of a favorable opinion letter from the IRS) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.

(b) Pending Claims. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect.

5.13 Canadian Benefit Plans; Canadian Pension Plans.

(a) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Canadian Pension Plan that is not a Canadian Multi-Employer Pension Plan is, and has been, established, registered, funded, administered and invested in compliance in all material respects with the terms of such Canadian Pension Plan, all applicable Laws and any collective agreements, as applicable.

(b) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of Holdings or the Borrower, threatened claims (other than routine claims for benefits), actions or lawsuits, or other action by any Governmental Authority, with respect to any Canadian Benefit Plan.

(c) Except for any Canadian Pension Plan that is a Canadian Multi-Employer Pension Plan or any successor thereto, no Canadian Guarantor has at any time prior to the Closing Date established or participated or currently participates in a defined benefit pension plan.

(d) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Pension Event in respect of a Canadian Guarantor has occurred and is continuing.

(e) No Lien has arisen in respect of any Canadian Guarantor in connection with any Canadian Pension Plan (save for contribution amounts not yet due) which could reasonably be expected to secure assets of such Canadian Guarantor exceeding $1,000,000 in value.

5.14 Subsidiaries; Equity Interests; Loan Parties.

As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than such Subsidiaries and those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings free and clear of all Liens except those created under the Collateral Documents. Set forth in Part (c) of Schedule 5.13 is a complete and accurate list of Holdings and all Loan Parties, showing as of the Closing Date, the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a) is a true and correct copy of each such document, each of which is valid and in full force and effect as of the Closing Date.

5.15 Margin Regulations; Investment Company Act.

(a) Margin Stock. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be, or after giving effect to the Transaction will be required to be, registered as an “investment company” under the Investment Company Act of 1940.

5.16 Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, including any confidential information memorandum (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.17 Compliance with Laws.

Subject to the entry of any required orders of the Bankruptcy Court, each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18 Intellectual Property; Licenses, Etc.

Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 5.18 sets forth a complete and accurate list of all such IP Rights owned or licensed by each Loan Party and each of its Subsidiaries as of the Closing Date. To the best knowledge of the Borrower and Holdings, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower and Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19 [Reserved].

5.20 Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21 Labor Matters.

Except as described on Schedule 5.21 hereto, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and to the best knowledge of any Responsible Officer of the Borrower and Holdings, neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.22 Collateral Documents.

Subject in all respects to the Carve-Out, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01, the Financing Orders (with the priorities set forth in the applicable order), the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings and recordings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23 Anti-Terrorism Laws.

(a) No Loan Party, none of its Subsidiaries and, to the actual knowledge of the Responsible Officers of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) No Loan Party, none of its Subsidiaries and, to the actual knowledge of the Responsible Officers of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary that is acting or benefiting in any capacity in connection with the Revolving Loans is an Embargoed Person.

(c) Except as otherwise authorized by OFAC, no Loan Party, none of its Subsidiaries and, to the actual knowledge of the Responsible Officers of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary acting or benefiting in any capacity in connection with the Revolving Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Revolving Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01 Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that the Required Lenders shall be deemed to find the following items satisfactory unless the Administrative Agent shall have received notice from the Required Lenders specifying their objections thereto within five Business Days of the Lenders’ receipt of such items):

(a) Annual Financials. As soon as available, but in any event on or prior to April 30, 2018, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any qualification or exception with respect to the absence of any material misstatement; and

(b) Quarterly Financials. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal quarter-end or year-end adjustments and the absence of footnotes.

(c) Monthly Financials. As soon as available, but in any event within 30 days after the end of each fiscal month, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income or operations and cash flows for such fiscal month and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail.

(d) Budget. Each Approved Budget and Variance Report required in accordance with Section 5.3 of the Ratification Agreement.

As to any information contained in materials furnished pursuant to Section 6.02(d), neither Holdings nor the Borrower shall be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of Holdings and the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that the Required Lenders shall be deemed to find the following items satisfactory unless the Administrative Agent shall have received notice from the Required Lenders specifying their objections thereto within five Business Days of the Lenders’ receipt of such items):

(a) [Intentionally Omitted];

(b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;

(c) Annual Budget. Concurrently with the delivery of the financial statements referred to in Section 6.01(a), an annual budget of Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a quarterly basis for the then-current fiscal year;

(d) SEC Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) Other Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) Insurance Coverage. As soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) Investigations. Promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h) Related Document Notices. Not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request;

(i) Environmental Notices. Promptly after the assertion or occurrence thereof, notice of any action or proceeding alleging an Environmental Liability against any Loan Party or any of its Subsidiaries that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages or Canadian Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(j) Schedule Supplements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a report supplementing Schedules 5.08(c), 5.08(d)(i) and 5.08(d)(ii), including an identification of all owned and leased real property disposed of by any Loan Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such schedules as may be necessary for such schedules to be accurate and complete and (ii) a report supplementing Schedules 5.08(e) and 5.13 and each schedule to the Security Agreement and the Canadian Security Agreement containing a description of all changes in the information included in such schedules as may be necessary for such schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and

(k) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03 Notices.

Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default, Event of Default or any breach of any provision in the Financing Orders;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any Environmental Laws, but only if any of the matters described in the foregoing clauses (i) through (iii) has resulted or reasonably could be expected to result in a Material Adverse Effect;

(c) after a Responsible Officer of the Borrower or Holdings knows or has reason to know of the occurrence of any ERISA Event or Pension Event that could reasonably be expected to result in liability of one or more Loan Parties or any Subsidiary thereof in excess of $2,500,000;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of the Borrower’s determination at any time of the occurrence or existence of any Internal Control Event; and

(f) of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to Section 6.03 (other than Section 6.03(f)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted, adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary and such contest could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that, obligations of the Loan Parties hereunder are subject to the provisions of the Bankruptcy Code and any required approvals by an applicable order of the Bankruptcy Court; and further provided that the Loan Parties shall be obligated only to pay all of the foregoing to the extent constituting post-petition obligations that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Chapter 11 Cases and to perform all material obligations arising from Contractual Obligations entered into after the Petition Date or from Contractual Obligations entered into prior to the Petition Date and assumed.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies having an A.M. Best Financial Strength Rating of at least A which are not Affiliates of the Borrower, insurance with respect to its properties and business against interruption, loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for such insurer to endeavor to give not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance. The Loan Parties shall cause the Administrative Agent to be named on each policy evidencing such insurance as secured party, mortgagee, loss payee or additional insured, as applicable, in a manner acceptable to the Administrative Agent.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (x) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.09 Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights.

(a) Permit the Administrative Agent (and any Lender, at the expense of any such Lender), subject to reasonable advance notice to, and reasonable coordination with, the Borrower and during normal business hours, to visit and inspect the properties of the Loan Parties, at the Borrower’s expense as provided in clause (b) below, inspect, audit and make extracts from the Loan Parties’ corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) the Loan Parties’ business, financial condition, assets and results of operations (it being understood that a representative of the Borrower is allowed to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall only be permitted to conduct one field examination and one inventory appraisal (in each case, exclusive of any field examination or appraisal initiated during an Increased Inspection Rights Period or during the existence and continuance of a Default or Event of Default) with respect to any Collateral comprising the Borrowing Base during each consecutive 12 month period (for the avoidance of doubt, the field examination to occur in February 2018 is the one field examination for the period for the purposes of the period ending April 16, 2018) ; provided, further, that during any Increased Inspection Rights Period, one additional field examination and one additional inventory appraisal of Revolver Priority Collateral will be permitted to be commenced (and once commenced may be completed regardless of whether such Increased Inspection Rights Period shall terminate), except that during the existence and continuance of a Default or Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals of Revolver Priority Collateral that shall be permitted at the Administrative Agent’s request. The Administrative Agent may conduct any number of additional field exams and appraisals at its own expense. No such inspection or visit shall unduly interfere with the business or operations of the Loan Parties, nor result in any damage to the property or other Collateral. Neither the Administrative Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower. The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.

(b) Reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than any legal fees or costs and expenses covered under Section 11.04) of the Administrative Agent in connection with (i) examinations of the Loan Parties’ books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate and (ii) field examinations and inventory appraisals of Collateral comprising the Borrowing Base, in each case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph. Subject to and without limiting the foregoing, the Borrower specifically agrees to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group. This Section shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.

6.11 Use of Proceeds.

Use the proceeds of the Borrowings to consummate the Transactions and for general corporate purposes not in contravention of any Law or of any Loan Document and, after the Ratification Effective Date, in accordance with the Approved Budget; provided, that the funding of the Carve-Out shall not be subject to the Approved Budget.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new direct or indirect Domestic Subsidiary (other than any CFC and any Subsidiary that is held directly or indirectly by a CFC) or Canadian Subsidiary by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(i) within 30 days after such formation or acquisition, cause such Domestic Subsidiary or Canadian Subsidiary, as the case may be, and cause each direct and indirect parent of such Domestic Subsidiary or Canadian Subsidiary, as the case may be (if it has not already done so), to duly execute and deliver to the Administrative Agent a Joinder Agreement, pursuant to which such other Loan Party shall guaranty the other Loan Parties’ obligations under the Loan Documents and pledge a security interest in and to all of its assets in support of such guaranty in accordance with the terms and conditions of the Security Agreement (for each Domestic Subsidiary) or the Canadian Security Agreement (for each Canadian Subsidiary, and in addition, to the extent any such Canadian Subsidiary maintains its chief executive office, registered office or domicile (within the meaning of such term in the Civil Code of Québec) or any property or assets within the Province of Québec, also in accordance with a deed of hypothec),

(ii) within 15 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Domestic Subsidiary or Canadian Subsidiary, as the case may be, in detail satisfactory to the Administrative Agent,

(iii) within 30 days after such formation or acquisition, cause such Domestic Subsidiary or Canadian Subsidiary, as the case may be, and each direct and indirect parent of such Domestic Subsidiary or Canadian Subsidiary, as the case may be (if it has not already done so) to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages (other than leasehold mortgages and leasehold deeds of trust), Security Agreement Supplements, Canadian Security Agreement Supplements, IP Security Agreement Supplements, Canadian IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Domestic Subsidiary or Canadian Subsidiary, as the case may be, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Domestic Subsidiary or Canadian Subsidiary, as the case may be, or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties, and with respect to each Mortgaged Property encumbered by a Mortgage or a Canadian Mortgage, as the case may be, pursuant to this Section 6.12(a)(iii), deliver the items set forth in Sections 4.01(a)(iv) and 6.21 hereof,

(iv) within 30 days after such formation or acquisition, cause such Domestic Subsidiary or Canadian Subsidiary, as the case may be, and each direct and indirect parent of such Domestic Subsidiary or Canadian Subsidiary, as the case may be (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or PPSA financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages (other than leasehold mortgages and leasehold deeds of trust), hypothecs, Security Agreement Supplements, Canadian Security Agreement Supplements, IP Security Agreement Supplements, Canadian IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent (certain of which opinions, in the Administrative Agent’s discretion, may be given by in-house counsel) as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property or series of related real properties with a fair market value (as reasonably determined by the Borrower) of $3,000,000 or more that is owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b) Upon the acquisition of any property (other than any CFC and any Subsidiary that is held directly or indirectly by a CFC) by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest and Lien in favor of the Administrative Agent for the benefit of the Secured Parties (subject to the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement), then the Borrower shall, at the Borrower’s expense:

(i) within 15 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii) within 30 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages (other than leasehold mortgages and leasehold deeds of trust), Security Agreement Supplements, Canadian Security Agreement Supplements, IP Security Agreement Supplements, Canadian IP Security Agreement Supplements and other security and pledge agreements (including any deed of hypothec), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties, and with respect to each Mortgaged Property encumbered by a Mortgage or a Canadian Mortgage pursuant to this Section 6.12(b)(ii), deliver the items set forth in Sections 4.01(a)(iv) and 6.21 hereof,

(iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or PPSA financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent (certain of which opinions, in the Administrative Agent’s discretion, may be given by in-house counsel) as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after any acquisition of any real property or series of related real properties with a fair market value (as reasonably determined by the Borrower) of $3,000,000 or more, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrower shall, at the Borrower’s expense:

(i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

(ii) within 15 days after such request, duly execute and deliver, and cause each Domestic Subsidiary (other than any Subsidiary that is held directly or indirectly by a CFC) and Canadian Subsidiary of the Borrower (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages (other than leasehold mortgages and leasehold deeds of trust), Security Agreement Supplements, Canadian Security Agreement Supplements, IP Security Agreement Supplements, Canadian IP Security Agreement Supplements and other security and pledge agreements (including any deed of hypothec), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity and Pledged Debt in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Domestic Subsidiary or Canadian Subsidiary, as applicable, under the Loan Documents and constituting Liens on all such properties,

(iii) within 30 days after such request, take, and cause each Domestic Subsidiary (other than any Subsidiary that is held directly or indirectly by a CFC) and Canadian Subsidiary of the Borrower to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code or PPSA financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages (other than leasehold mortgages and leasehold deeds of trust), Security Agreement Supplements, Canadian Security Agreement Supplements, IP Security Agreement Supplements, Canadian IP Security Agreement Supplements and other security and pledge agreements (including any deed of hypothec) delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent (certain of which opinions, in the discretion of the Administrative Agent, may be given by in-house counsel) as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after such request, deliver to the Administrative Agent with respect to each parcel of real property owned or held by the Borrower and its Subsidiaries, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent.

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages (other than leasehold mortgages and leasehold deeds of trust), Security Agreement Supplements, Canadian Security Agreement Supplements, IP Security Agreement Supplements, Canadian IP Security Agreement Supplements and other security and pledge agreements (including any deed of hypothec).

Notwithstanding anything in this Section 6.12 to the contrary (i) no Loan Party shall be required to deliver a mortgage on any real property or series of related real properties with a fair market value (as reasonably determined by the Borrower) of less than $3,000,000 and (ii) any Subsidiary that pledges assets to secure obligations under the 6% Notes Indenture or that guarantees the obligations under the 6% Notes Indenture shall similarly guarantee and grant Liens to secure the Obligations even if such Subsidiary is a CFC.

6.13 Compliance with Environmental Laws.

Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Preparation of Environmental Reports.

At the request of the Required Lenders from time to time upon the occurrence of any Release of Hazardous Materials or other event governed by Environmental Law that could reasonably be expected to materially impair the interests of the Secured Parties in any property of the Loan Parties, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for any of such properties, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.15 Further Assurances.

Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Domestic Subsidiaries’ (other than any CFC and any Subsidiary that is held directly or indirectly by a CFC) or Canadian Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Domestic Subsidiaries (other than any CFC and any Subsidiary that is held directly or indirectly by a CFC) or Canadian Subsidiaries to do so, and (c) if an Event of Default has occurred and is continuing, deliver to the Administrative Agent such surveys, appraisals, environmental assessments, title insurance updates or policies and other related documents with respect to each parcel of real estate subject to a Mortgage or Canadian Mortgage.

6.16 Compliance with Terms of Leaseholds.

Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17 [Reserved].

6.18 Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.19 [Reserved].

6.20 Collateral Monitoring and Reporting.

(a) Borrowing Base Certificates. By the 20th day after the end of each fiscal month, the Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous month (provided that, during an Increased Reporting Period, the Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that (i) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (x) set forth in the most recent weekly report, where possible, and (y) for the most recently ended fiscal month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended fiscal month). All calculations of Availability in any Borrowing Base Certificate shall be made by the Borrower and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation in consultation with the Borrower to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.

(b) Records and Schedules of Accounts. Each Loan Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each of the financial statements required pursuant to Sections 6.01(a) and (b)). The Borrower shall also provide to the Administrative Agent, on or before the 15th day after the end of each fiscal month, a detailed aged trial balance of all Accounts of the Loan Parties as of the end of the preceding month, specifying each Account’s Account Debtor name and the amount, invoice date and due date as the Administrative Agent may reasonably request. If Accounts of Loan Parties owing from any single Account Debtor in an aggregate face amount of $500,000 or more cease to be Eligible Accounts, the Borrower shall notify the Administrative Agent of such occurrence promptly (and in any event within five Business Days) after any Responsible Officer of the Borrower has actual knowledge thereof.

(c) Maintenance of Dominion Account. Within sixty (60) days (or such later date as the Administrative Agent may agree in its reasonable discretion) of the Closing Date (or, with respect to any Deposit Account other than Excluded Deposit Accounts opened following the Closing Date, within thirty (30) days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the date such Loan Party notifies the Administrative Agent of the opening of such Deposit Account or the date any Person becomes a Loan Party hereunder), (i) each Loan Party shall cause each bank or other depository institution at which any Deposit Account is maintained (other than in respect of Excluded Deposit Accounts), to enter into a Deposit Account Control Agreement that provides for such bank or other depository institution to transfer to a Dominion Account, on a daily basis, all balances in each Deposit Account (other than any Excluded Deposit Account) maintained by any Loan Party with such depository institution for application to the Obligations then outstanding following the receipt by such bank or other depository institution of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Borrower), (ii) the Borrower shall establish the Dominion Account and obtain an agreement (in form reasonably satisfactory to the Administrative Agent) from the Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the Dominion Account, which will be exercised by the Administrative Agent during any Liquidity Period, requiring immediate deposit of all remittances received to a Dominion Account, (iii) each Loan Party shall irrevocably appoint the Administrative Agent as such Loan Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each Loan Party shall instruct each Account Debtor to make all payments with respect to Revolver Priority Collateral into Deposit Accounts subject to Deposit Account Control Agreements, or the Loan Parties shall immediately direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements. Following the commencement of a Liquidity Period, the Administrative Agent shall promptly deliver Liquidity Notices to banks or depository institutions that have entered into Deposit Account Control Agreements, unless otherwise directed by the Required Lenders. The Administrative Agent and the Lenders assume no responsibility to the Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any check, draft or other item of payment payable to a Loan Party (including those constituting proceeds of Collateral) accepted by any bank. All amounts received by Borrowers and Guarantors on account of the Obligations in any Deposit Account prior to the delivery of a Liquidity Notice shall be deemed to be the proceeds of Pre-Petition Collateral and shall be applied by Administrative Agent to the Pre-Petition Obligations until the Pre-Petition Obligations are paid and satisfied in full

(d) Proceeds of Collateral. Each Loan Party shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Revolver Priority Collateral are made directly to a Deposit Account subject to a Deposit Account Control Agreement (or a lockbox relating to a Dominion Account). If any Loan Party receives cash or any check, draft or other item of payment payable to a Loan Party with respect to any Revolver Priority Collateral, it shall hold the same in trust for the Administrative Agent and promptly deposit the same into any such Deposit Account or Dominion Account.

(e) Administration of Deposit Accounts. Schedule 6.20 sets forth all Deposit Accounts maintained by the Loan Parties, including all Dominion Accounts, as of the Closing Date. Subject to Section 6.20(c), each Loan Party shall take all actions necessary to establish the Administrative Agent’s control (within the meaning of the UCC) over each such Deposit Account (other than Excluded Deposit Accounts) at all times. Each Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than (i) subject to the terms of the DIP Term Intercreditor Agreement, the First Lien Intercreditor Agreement and the Senior/Junior Intercreditor Agreement, the Administrative Agent, the trustee and/or collateral agent (as the case may be) for the 6% Notes, the trustee and/or collateral agent (as the case may be) for the 4% Notes, the 8.5% Notes, and the applicable depositary bank, and (ii) on and after the date of issuance of the 4% Notes, subject to the terms of the DIP Term Intercreditor Agreement, the First Lien Intercreditor Agreement, the Senior/Junior Intercreditor Agreement and the 2016 Intercreditor Agreement (as applicable), the Administrative Agent, the trustee and/or collateral agent (as the case may be) for the 6% Notes, the trustee and/or collateral agent (as the case may be) for the 4% Notes, the 8.5% Notes, the trustee and/or collateral agent (as the case may be) for the 4% Notes, and the applicable depositary bank) to have control over a Deposit Account or any deposits therein. The Borrower shall promptly notify the Administrative Agent of any opening or closing of a Deposit Account by any Loan Party, and no Loan Party shall open any Deposit Accounts (other than any Excluded Deposit Account) at a bank not reasonably acceptable to the Administrative Agent.

(f) Account Verification. Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Loan Parties by mail, telephone or otherwise. Loan Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(g) Administration of Inventory.

(i) Records and Reports of Inventory. Each Loan Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and, prior to the 15th day after the end of each fiscal month, shall submit or otherwise make available to the Administrative Agent inventory and reconciliation reports for such month in form reasonably satisfactory to the Administrative Agent. Each Loan Party shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by the Administrative Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to the Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Administrative Agent may reasonably request. The Administrative Agent may participate in and observe each physical count.

(ii) Returns of Inventory. No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) the Administrative Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $250,000; and (d) any payment received by a Loan Party for a return is promptly remitted to the Administrative Agent for application to the Obligations.

(iii) Acquisition, Sale and Maintenance. No Loan Party shall acquire or accept any Inventory on consignment or approval from any individual vendor in excess of $1,000,000 without notifying the Administrative Agent, and shall take all steps to assure that all Inventory is produced in accordance with applicable Law, including the Fair Labor Standards Act and that any such Inventory is segregated from all other Inventory of the Loan Parties. No Loan Party shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Loan Party to repurchase such Inventory to any individual customer in excess of $1,000,000 without notifying the Administrative Agent. Loan Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

6.21 Post-Closing Actions Related to Real Estate Collateral.

(a) Within ninety (90) days after the Closing Date or such longer period as agreed to by the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent the following items (unless the requirement for any such item is waived by the Administrative Agent due to costs that are excessive in relation to the benefits afforded thereby or on such other basis as the Administrative Agent may determine in its sole discretion):

(i) deeds of trust, trust deeds, deeds to secure debt and mortgages (other than leasehold mortgages and leasehold deeds of trust), in substantially the form of Exhibit G (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties identified to be mortgaged on Schedule 5.08(c) (together with the assignments of leases and rents contained therein and each other mortgage delivered pursuant to Section 6.12, in each case as amended, the “Mortgages”), duly executed by the appropriate Loan Party (other than Canadian Guarantors), as well as deeds of trust, trust deeds, deeds to secure debt and mortgages (other than leasehold mortgages and leasehold deeds of trust), in form and substance satisfactory to the Administrative Agent (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters, including, as the case may be, for purposes of creating a hypothec) and covering the properties identified to be mortgaged on Schedule 5.08(c) (together with the assignments of leases and rents contained therein and each other mortgage delivered pursuant to Section 6.12, in each case as amended, the “Canadian Mortgages”), duly executed by the appropriate Canadian Guarantor;

(ii) evidence that counterparts of the Mortgages and the Canadian Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (subject only to Liens set forth on Schedule 5.08(b) and Liens otherwise permitted by Section 7.01) on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid (or that arrangements for the payment thereof satisfactory to the Administrative Agent have been made);

(iii) with respect to each Mortgage and Canadian Mortgage, as the case may be, a title search dated contemporaneous with the delivery of such Mortgage or Canadian Mortgage conducted by a title insurance company in the case of such Mortgage and by the Canadian Guarantor’s counsel in the case of such Canadian Mortgage which reflects that the Mortgaged Property subject to such Mortgage or Canadian Mortgage, as the case may be, is free and clear of all defects and encumbrances other than Liens set forth on Schedule 5.08(b) and Liens otherwise permitted by Section 7.01;

(iv) evidence of the insurance required by the terms of the Mortgages and the Canadian Mortgages and Section 6.07 hereof; and

(v) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens (subject only to Liens set forth on Schedule 5.08(b) and Liens otherwise permitted by Section 7.01) on the property described in the Mortgages and the Canadian Mortgages has been taken.

(b) Within thirty (30) days after the recording of each Mortgage or Canadian Mortgage, as the case may be, delivered pursuant to Section 6.12 or Section 6.21(a) or such longer period as agreed to by the Administrative Agent in its reasonable discretion, a confirmatory lien search conducted by a title insurance company in the case of such Mortgage and by the Canadian Guarantor’s counsel in the case of such Canadian Mortgage which reflects that such Mortgage or Canadian Mortgage, as the case may be, was duly recorded and that the Mortgaged Property subject to such Mortgage or Canadian Mortgage, as the case may be, was free and clear of all defects and encumbrances other than Liens set forth on Schedule 5.08(b) and Liens otherwise permitted by Section 7.01 as of the date of such recording.

(c) If any Event of Default shall have occurred and be continuing, promptly following written request by the Administrative Agent, deliver to the Administrative Agent the following items with respect to each Mortgage or Canadian Mortgage delivered pursuant to Section 6.12 or 6.21(a) hereof or the applicable Mortgaged Property:

(i) if requested by the Administrative Agent, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements (other than zoning, creditors rights and environmental) and in amounts reasonably acceptable to the Administrative Agent (but in any event not greater than the fair market value of the applicable Mortgaged Property, as reasonably determined by the Borrower), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and Liens otherwise permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable;

(ii) if requested by the Administrative Agent, American Land Title Association/American Congress on Surveying and Mapping form surveys (or with respect to any Canadian property, a new survey prepared by a qualified land surveyor), for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States, provinces or territories in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent or that do not materially adversely affect the value of the applicable Mortgaged Property;

(iii) if requested by the Administrative Agent, Phase I environmental site assessments as to the properties described in the Mortgages, in form and substance and from professional firms reasonably acceptable to the Administrative Agent; and

(iv) if requested by the Administrative Agent, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Revolving Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code or the PPSA of any jurisdiction a financing statement that names the Borrower, Holdings or any of its other Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following (including any financing statements filed in connection with any of the following):

(a) (i) Liens pursuant to any Loan Document; (ii) Liens securing Indebtedness and other obligations under the 6% Notes so long as such Liens are subject to the First Lien Intercreditor Agreement; and (iii) Liens securing Indebtedness and other obligations under the DIP Term Documents so long as such Liens are subject to the DIP Term Intercreditor Agreement;

(b) Liens not otherwise set forth in clauses (a) through (r) of this Section 7.01 and existing on the Ratification Effective Date and listed on Schedule 7.01 to the Ratification Agreement;

(c) Liens existing on the Closing Date and immediately prior to the commencement of the Chapter 11 Cases, and listed on Schedule 5.08(b), any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), as applicable, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted hereunder.

(d) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or Canadian Pension Legislation;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) (i) easements, (ii) rights-of-way, (iii) servitudes, (iv) restrictions, (v) reservations, limitations, provisos and conditions expressed in an original grant from the Crown and (vi) other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens on property of a Person existing at the time such Person is merged into, amalgamated with or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, amalgamation, consolidation or Investment and do not extend to any assets other than those of the Person merged into, amalgamated with or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);

(l) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $1,000,000, provided that no such Lien shall extend to or cover Revolver Priority Collateral with a book or fair market value (whichever is higher) of over $250,000 in the aggregate and any such Lien on the Revolver Priority Collateral shall be on a junior priority basis;

(m) [reserved];

(n) the replacement, extension or renewal of any Lien permitted by clauses (i) through (k) above upon or in the same property theretofore subject thereto;

(o) Liens securing the Carve-Out;

(n) Liens in favor of a depositary institution on cash deposits and other funds maintained with such depository institution in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens, including Section 4-208 of the UCC;

(o) [reserved];

(p) Liens on Collateral securing Indebtedness and other obligations evidenced by the 6% Notes and the documents executed and delivered by the Loan Parties in connection therewith, so long as such Liens are subject to the First Lien Intercreditor Agreement;

(q) Liens on Collateral securing Indebtedness and other obligations evidenced by the 2016 Secured Notes and the documents executed and delivered by the Loan Parties in connection therewith, so long as such Liens are subject to the First Lien Intercreditor Agreement and the 2016 Intercreditor Agreement; and

(r) any other Liens consented to in writing by the Administrative Agent and Required Lenders.

7.02 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract; provided that (A) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view,” and (B) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b) unsecured Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a wholly-owned Subsidiary of the Borrower as of the Ratification Effective Date, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Debt” under the Security Agreement or the Canadian Security Agreement, as the case may be, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(c) (i) Indebtedness under the Loan Documents, (ii) Indebtedness under the 6% Notes Indenture not to exceed $540,000,000 at any one time outstanding, and (iii) Indebtedness under the DIP Term Documents not to exceed $100,000,000 at any one time outstanding;

(d) Indebtedness (excluding Indebtedness permitted to be incurred under Section 7.02(k)) outstanding on the Closing Date and listed on Schedule 7.02;

(e) Guarantees of Holdings, the Borrower, or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any of its Subsidiaries;

(f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations, Synthetic Debt and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;

(g) other Indebtedness in any aggregate amount of up to $1,000,000 which may be secured by Liens permitted by Section 7.01(k), to the extent permitted thereunder;

(h) (i) Indebtedness of any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party and (ii) other Indebtedness of Subsidiaries which are not Loan Parties in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(i) unsecured Indebtedness in an aggregate amount of up to $1,000,000, provided, that, such Indebtedness is in the Approved Budget;

(j) [reserved];

(k) unsecured Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a wholly-owned Subsidiary of the Borrower, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Debt” under the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(l) Indebtedness evidenced by (i) the 6% Notes, the (ii) 4% Notes, (iii) the 6% Unsecured Notes and (iv) the 8.5% Notes;

(m) [reserved];

(n) [reserved];

(n) [reserved];

(o) [reserved];

(p) [reserved];

(q) [reserved]; and

(r) any other Indebtedness consented to in writing by the Administrative Agent and Required Lenders.

7.03 Investments.

Make or hold any Investments, except:

(a) Investments held by Holdings and its Subsidiaries in the form of Cash Equivalents;

(b) advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, in each case in accordance with the Approved Budget;

(c) (i) Investments by Holdings and its Subsidiaries in their respective Subsidiaries outstanding on the Ratification Effective Date, (ii) Investments by any Loan Party in any Loan Party (other than Holdings), (iii) Investments by any Subsidiary that is not a Loan Party in any Subsidiary that is not a Loan Party, and (iv) additional Investments by Holdings and its Subsidiaries in Loan Parties (other than Holdings), provided, that (A) in the case of the foregoing clause (iv), each such Investment is in the Approved Budget and (B) each Investment that consists of intercompany Indebtedness owing to a Loan Party shall be evidenced by an intercompany note which shall be delivered to, and in form reasonably acceptable to, the Administrative Agent and shall constitute “Pledged Debt” pursuant to the terms of the Security Agreement or the Canadian Security Agreement, as the case may be;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.02;

(f) Investments existing on the Ratification Effective Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(e);

(g) Investments by the Borrower in Swap Contracts permitted under Section 7.02(a);

(h) [reserved];

(i) [reserved];

(j) [reserved];

(k) [reserved]; and

(l) any other Investments consented to in writing by the Administrative Agent and Required Lenders.

7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom on a pro forma basis:

(a) any Domestic Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Domestic Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person; and

(b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings).

7.05 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except (in each case, in accordance with the Approved Budget):

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; and

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions of equipment in connection with plant closures and consolidations not to exceed $3,000,000 in the aggregate; provided, that to the extent the aggregate amount of net cash proceeds of all equipment sold pursuant to this clause (f) exceeds $1,000,000, such excess proceeds are applied to repay the Indebtedness outstanding in respect of the DIP Term Credit Agreement;

(g) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding ten years; and

(h) [reserved];

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(h) shall be for fair market value (as reasonably determined by the Borrower or the applicable Subsidiary).

7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (in each case, in accordance with the Approved Budget):

(a) each Subsidiary (hereinafter, the “Payor”) may make Restricted Payments to (i) the Borrower, (ii) any Subsidiaries of the Borrower that are Guarantors, (iii) so long as no Default has occurred and is continuing, any other Person that owns a direct Equity Interest in the Payor, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, and (iv) in the event the Payor files a consolidated, combined, unitary or similar type income tax return with Holdings, the Borrower, or any other Subsidiaries that are Guarantors and own a direct or indirect Equity Interest in Payor, to such parties to permit such parties to pay federal and state income taxes then due and payable, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided, that the amount of such Restricted Payment shall not be greater than the amount of such taxes or expenses that would have been due and payable by such parties and any Subsidiaries of such parties had such parties not filed a consolidated, combined, unitary or similar type return with the Payor;

(b) [reserved];

(c) [reserved];

(d) [reserved]; and

(e) the Borrower may declare and pay cash dividends to Holdings so long as no Default exists or would be caused thereby, in an aggregate amount not to exceed $1,000,000 in any fiscal year to permit Holdings to pay (i) reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers) and (ii) franchise fees or similar Taxes and fees required to maintain its corporate existence, in each case under clauses (i) and (ii) above, only to the extent such payments are actually made by Holdings.

7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than in compliance with the Approved Budget and on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties (other than Holdings) and (ii) transactions contemplated by that certain offering memorandum, dated May 10, 2016, delivered in connection with the 2016 Unsecured Notes.

7.09 Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the Closing Date and set forth on Schedule 7.09, (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (C) [reserved], (D) on the date of issuance of the 6% Notes and contained in the indentures or other documents that evidence, or that are executed and delivered by the Loan Parties in connection with, the 2014 Notes, (E) on the date of issuance of the 2016 Notes and contained in the indentures, note purchase agreements or other documents that evidence, or that are executed and delivered by the Loan Parties in connection with, the 2016 Notes or (F) on the effective date of any refinancing, refunding, replacement or exchange of the 6% Notes pursuant to Section 7.02(q) and contained in the indentures or other documents that evidence, or that are executed and delivered by the Loan Parties in connection with, such refinancing, refunding, replacement or exchange, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, except for (A) any agreement in effect on the Closing Date and set forth on Schedule 7.09 (including the DIP Term Documents and the DIP Term Intercreditor Agreement) or (B) the First Lien Intercreditor Agreement, the Senior/Junior Intercreditor Agreement, the 2016 Intercreditor Agreement and the indentures, note purchase agreements or other documents that evidence, or that are executed and delivered by the Loan Parties in connection with, the 2014 Notes and the 2016 Notes; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under (x) Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (y) Sections 7.02(d), (i), (j), (k), (m), (n) and (q) so long as such negative pledge does not limit the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations.

7.10 Use of Proceeds.

Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 [Reserved].

7.12 [Reserved].

7.13 Amendments of Organization Documents.

Amend any of its Organization Documents in any material respect adverse to the Administrative Agent or the Lenders.

7.14 Accounting Changes.

Make any change in (a) accounting policies or reporting practices, except as required by GAAP or applicable Laws, or (b) its fiscal year, except in the case of this clause (b) to a fiscal year ending December 31 or otherwise upon 30 days prior written notice to the Administrative Agent.

7.15 Prepayments, Etc. of Indebtedness.

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Revolving Loans in accordance with the terms of this Agreement, and (b) mandatory prepayments of the Indebtedness outstanding in respect of the DIP Term Credit Agreement made with Net Cash Proceeds (as such term is defined in the DIP Term Credit Agreement, as in effect on the Ratification Effective Date) received in respect of assets of the Loan Parties (other than assets constituting Revolver Priority Collateral), as required by Section 2.09(b)(ii) of the DIP Term Credit Agreement, as in effect on the Ratification Effective Date.

7.16 Amendment, Etc. of Related Documents and Indebtedness.

(a) Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, unless the cancellation or termination thereof could not reasonably be expected to have a Material Adverse Effect, (b) amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder unless such amendment, modification or change could not reasonably be expected to have a Material Adverse Effect, (c) waive any material default or any breach of any material term or condition of any Material Contract, (d) take any other action in connection with any Related Document that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender or (e) amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any such amendment, modification or change that could not reasonably be expected to impair the rights and remedies of the Secured Parties under the Loan Documents or otherwise result in a Material Adverse Effect.

7.17 Holding Company.

In the case of Holdings, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Borrower and CNMW Investments, Inc., (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents, the Related Documents to which it is a party and the performance of its obligations thereunder, (e) activities incidental to the businesses or activities described in clauses (a) through (d) of this Section and (f) any other activities substantially similar or related to the lines of business of Holdings in the ordinary course of business as of the Closing Date to the extent otherwise permitted under the Loan Documents.

7.18 Sanctions.

Directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent or otherwise) of Sanctions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Revolving Loan or any LC Obligation or deposit any funds as Cash Collateral in respect of LC Obligations, (ii) pay within three Business Days after the same becomes due, any interest on any Revolving Loan or any LC Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a), 6.01(b), 6.02(b), 6.03, 6.05(a), 6.05(c), 6.10, 6.11, 6.12, 6.14, 6.20(c) or 6.21 or Article VII, (ii) any Guarantor fails to perform or observe any term, covenant or agreement set forth in the foregoing subclause (i) that such Guarantor has agreed to perform or observe pursuant to Section 4.01 of any Guaranty to which it is a party, (iii) any Loan Party fails to perform or observe any term, covenant or agreement contained in (w) Sections 5.01(c), 5.01(d), 5.01(g) or 5.02 of the Security Agreement or the Canadian Security Agreement, as applicable, (x) the foregoing subclause (i) that any Loan Party agreed to perform or observe pursuant to any Mortgage or Canadian Mortgage to which it is a party, (y) any Financing Order or the Ratification Agreement or (z) any other material order of the Bankruptcy Court in any material respect, or (iv) the Borrower fails to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 6.20(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during an Increased Reporting Period, in which case such period shall be two (2) Business Days); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days from the earlier of (i) the date that any Responsible Officer of a Loan Party has actual knowledge thereof or (ii) the date that the Administrative Agent delivers to Borrower written notice of such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Except with respect to payments that are unenforceable as a result of the Chapter 11 Cases and defaults that occur solely as a result of the filing of the Chapter 11 Cases, (i) any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Except as a result of the Chapter 11 Cases, any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, national receiver, interim receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. Except as a result of the Chapter 11 Cases, any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $750,000 (to the extent not covered by independent third-party insurance as to which the insurer has an A.M. Best Financial Strength Rating of at least “A,” been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. An ERISA Event occurs, or is reasonably likely to occur, with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(j) Pension Event. A Pension Event shall have occurred that when taken either alone or together with all other such Pension Events (i) could reasonably be expected to result in a Material Adverse Effect or (ii) causes any Lien to arise in respect of any Canadian Guarantor in connection with any Canadian Pension Plan (save for contribution amounts not yet due) which could reasonably be expected to secure assets of such Canadian Guarantor exceeding $1,000,000 in value; or

(k) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(l) Change of Control. There occurs any Change of Control; or

(m) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 (subject to the Financing Orders) shall for any reason (other than pursuant to the terms hereof of thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01, the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement) on the Collateral purported to be covered thereby; or

(n) [reserved]; or

(o) Subordination. At any time, (i) the DIP Term Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holders of the DIP Term Loans, the 6% Notes or the 8.5% Notes, in each case except pursuant to the express terms thereof; (ii) all or any material portion of the Obligations cease to constitute “Senior Priority Obligations” (or any comparable defined term) under the 8.5% Notes Indenture; (iii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of the DIP Term Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement, (B) that the DIP Term Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement exists for the benefit of the Administrative Agent, the Lenders and the Issuing Bank or (C) limitations set forth in the DIP Term Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement upon application of proceeds from any source to payment of principal of, or premium or interest on, the 8.5% Notes or other junior lien Indebtedness or the Indebtedness under the 6% Notes; (iv) any holders of the 8.5% Notes or other junior lien Indebtedness shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any material term of the Senior/Junior Intercreditor Agreement; (v) any holder of the 6% Notes shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any material term of the First Lien Intercreditor Agreement; or (v) any holder of the DIP Term Loans shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any material term of the DIP Term Intercreditor Agreement; or

(p) At any time following the issuance of the 4% Notes and the execution and delivery of the 2016 Intercreditor Agreement by the parties thereto, (i) the 2016 Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the 4% Notes, in each case except pursuant to the express terms thereof; (ii) all or any material portion of the Obligations cease to constitute “Senior Priority Obligations” (or any comparable defined term) under the 2016 Intercreditor Agreement; (iii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of the 2016 Intercreditor Agreement, (B) that the 2016 Intercreditor Agreement exists for the benefit of the Administrative Agent, the Lenders and the Issuing Bank or (C) limitations set forth in the 2016 Intercreditor Agreement upon application of proceeds from any source to payment of principal of, or premium or interest on, the 4% Notes; or (iv) any holders of the 4% Notes shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any material term of the 2016 Intercreditor Agreement; or

(q) Conversion of any Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code; or

(r) Dismissal of any Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily; or Any Financing Order shall be revoked, remanded, vacated, reversed, stayed or rescinded or modified (other than, in the case of a modification as consented to by Administrative Agent and Required Lenders); or

(s) Appointment of a trustee, examiner or disinterested person with expanded powers relating to the operations or the business of any Loan Party in the Chapter 11 Cases; or

(t) Any administrative expense claim is allowed having priority or ranking in parity with the rights of Administrative Agent; or

(u) Any plan of reorganization is confirmed that does not provide for the indefeasible payment in full in cash of the Obligations on terms and conditions acceptable to the Administrative Agent and Lenders, including customary releases and exculpation agreements by the Loan Parties in favor of the Administrative Agent and Lenders; or

(v) Payment of or granting adequate protection with respect to any of the existing secured debt of Borrower, other than to the extent permitted, and in a manner consistent with, the existing intercreditor agreement applicable thereto, as approved by the Bankruptcy Court; or

(w) Liens or super-priority claims with respect to the Loan Documents shall at any time cease to be valid, perfected and enforceable in all respects with the priority described herein; or

(x) The Loan Parties’ exclusive period to file a plan of reorganization and disclosure statement shall have terminated without the Loan Parties having filed a plan of reorganization that provides for the indefeasible payment in full in cash of the Obligations on terms and conditions acceptable to the Administrative Agent and Lenders, including customary releases and exculpation agreements by the Loan Parties in favor of the Administrative Agent and Lenders; or

(y) The failure to comply with any of the Milestones, except to the extent such Milestone is extended to a later date with the prior consent of the Administrative Agent and Required Lenders.

8.02 Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the Aggregate Commitments and the LC Commitment to be terminated, whereupon such commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) subject to the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement, exercise on behalf of itself, the Lenders and the Issuing Bank all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

(d) terminate, reduce or condition any Revolving Commitment, or make any adjustment to the Borrowing Base; and

(e) require the Loan Parties to Cash Collateralize the LC Obligations, and, if the Loan Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of the Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied);

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Revolving Loans and any obligation of the Issuing Bank to issue, amend, extend or renew Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Revolving Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above), any amounts received on account of the Obligations (including without limitation, proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (including, without limitation, pursuant to the exercise by the Administrative Agent of its remedies during the continuance of an Event of Default) or otherwise received on account of the Obligations) shall, subject to the provisions of Sections 2.11 and 2.13(j), be applied in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel payable pursuant to the Loan Documents, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses incurred by the other Secured Parties (other than in respect of Secured Bank Product Obligations) and all expenses, liabilities and advances made or incurred by the other Secured Parties in connection therewith (other than in respect of Secured Bank Product Obligations);

Third, to interest then due and payable on the Borrower’s Swingline Loans;

Fourth, to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 3.02, 3.03, 3.04 and 3.05;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings then outstanding and all Obligations on account of Noticed Hedges with Secured Parties, pro rata;

Eighth, to all other Obligations pro rata; and

Ninth, the balance, if any, as required by the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).

Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, Administrative Agent may, in its discretion, apply such payments or proceeds first, to the Pre-Petition Obligations until such Pre-Petition Obligations are paid and satisfied in full and second to the Post-Petition Obligations until such Post-Petition Obligations are paid and satisfied in full.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eighth of this Section 8.03, the Loan Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 8.03 is subject to the provisions of the DIP Term Intercreditor Agreement and the First Lien Intercreditor Agreement.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and none of Holdings, the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (including in its capacity as a Secured Bank Product Provider) hereby further authorizes the Administrative Agent to enter into the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement and the Senior/Junior Intercreditor Agreement, and any respective amendments thereto on behalf of such Lender. Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs the Administrative Agent to bind each Lender to the actions required by such Lender under the terms of the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement and the Senior/Junior Intercreditor Agreement and any respective amendments thereto.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swingline Lender (if applicable), the Issuing Bank and potential Secured Bank Products Provider) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Québec Liens.

Without in any way limiting any of the foregoing provisions of this Section 9.01:

(i) Solidary Interests. Should the Administrative Agent choose to create Liens (hypothecs) pursuant to the Civil Code of Quebec through the solidarité structure, then for the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Quebec between each Secured Party, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party granting a Lien (hypothec) to the Administrative Agent under the Civil Code of Quebec and each such Secured Party acknowledges and agrees with the Administrative Agent that such Secured Party and the Administrative Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Indebtedness, liabilities and other obligations, present and future, owed by each such Loan Party to the Administrative Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, each such Loan Party is irrevocably bound towards the Administrative Agent and each Secured Party in respect of the entire Solidary Claim of the Administrative Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Administrative Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Administrative Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Loan Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Loan Documents shall be granted to the Administrative Agent, for its own benefit and for the benefit of Secured Parties, as solidary creditor as hereinabove set forth.

(ii) Fondé de Pouvoir. Should the Administrative Agent choose to create Liens (hypothecs) pursuant to the Civil Code of Quebec through the fondé de pouvoir structure, then for the purposes of holding any Liens (hypothecs) that secure the payment of any bond (or similar instrument), granted by any Loan Party pursuant to any Quebec law governed Collateral Documents, the Secured Parties hereby acknowledge that the Administrative Agent shall be and act as the Person holding the power of attorney of all present and future Secured Parties for all purposes of Article 2692 of the Civil Code of Québec, and, more specifically, all present and future holders of bonds or similar instruments. Each Secured Party therefore appoints, to the extent necessary, the Administrative Agent as its irrevocable fondé de pouvoir to hold the Liens created pursuant to such Quebec law governed Collateral Documents in order to secure the payment of any bonds or similar instruments. By executing an Assignment and Acceptance, each future Secured Party shall be deemed to ratify the power of attorney granted to the Administrative Agent hereunder. Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Québec), the Administrative Agent may acquire bonds and similar instruments. Finally, each Loan Party acknowledges that any bond or other similar instrument executed by it shall constitute a “title of indebtedness” as such expression is defined in Article 2692 of the Civil Code of Quebec. The Administrative Agent accepts to act as fondé de pouvoir of the Secured Parties.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Revolving Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and, so long as no Event of Default has occurred and is continuing, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders or the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Lead Arrangers and Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

9.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.05 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

9.10 Collateral and Guaranty Matters.

The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Bank Product Obligations and (y) contingent indemnification obligations) and the expiration or termination of all Letters of Credit (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(d) to enter into the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the Senior/Junior Intercreditor Agreement and the First Lien Intercreditor Agreement and any respective amendments thereto.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Bank Product Providers.

Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of such agreement, agrees to be bound by this Article IX. Each such Secured Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by the Loan Parties, against all claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider’s Secured Bank Product Obligations.

9.12 Tax Indemnity.

To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from or reduction of withholding Tax ineffective), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty.

Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), excluding, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, whether arising as a result of any law or regulation of any jurisdiction or any other event affecting any term of the Obligations.

10.02 Rights of Lenders.

Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Issuing Bank and the Lenders in their sole discretion may determine;

and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

10.03 Certain Waivers.

Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Holdings’ obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Holdings’ liability hereunder; (d) subject to Section 10.05, any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) subject to Section 10.05, any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Holdings waives any rights and defenses that are or may become available to Holdings by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04 Obligations Independent.

The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05 Subrogation.

Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been paid in full in cash and performed in full and the Aggregate Commitments and this Agreement are terminated. If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Aggregate Commitments and this Agreement are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

10.07 Subordination.

Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Holdings as subrogee of the Secured Parties or resulting from Holdings’ performance under this Guaranty, to the payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to Holdings shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.

10.08 Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

10.09 Condition of Borrower.

Holdings acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings requires, and that none of the Secured Parties has any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Additional Guarantor Waivers and Agreements.

(a) Holdings understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that Holdings may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right Holdings may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Holdings under this Guaranty. Holdings further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Holdings’ rights, if any, may entitle Holdings to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, Holdings freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Holdings will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that Holdings will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Holdings in this Guaranty include any right or defense that Holdings may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(b) Holdings waives all rights and defenses that Holdings may have because any of the Obligations is secured by real property. This means, among other things, (i) the Secured Parties may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from Holdings even if the

Secured Parties, by foreclosing on the real property collateral, have destroyed any right Holdings may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) Holdings waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

10.11 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

(a) Required Lender and Unanimous Consent. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i) [reserved];

(ii) [reserved];

(iii) subject to Section 2.19, extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (and the Issuing Bank, if applicable);

(iv) subject to Section 2.19, postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document or modify the definition of “Maturity Date” (or waive any provision thereof) without the written consent of each Lender directly and adversely affected thereby;

(v) reduce the principal of, or the rate of interest specified herein on, any Revolving Loan or LC Disbursement, or (subject to clause (D) of the second proviso to this Section 11.01(a)) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or LC Participation Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Revolving Loan or LC Disbursement or to reduce any fee payable hereunder;

(vi) change Section 2.10 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(vii) change any provision of this Section 11.01 or the definition of “Required Lenders,” “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(viii) subject to Section 9.10, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(ix) subject to Section 9.10, release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(x) subordinate the Obligations or the Liens securing the Obligations without the written consent of each Lender; or

(xi) modify the definition of “Interest Period” without the consent of each affected Lender;

and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (B) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and the Administrative Agent; (C) no such amendment, waiver or consent shall, without the consent of the Issuing Bank or the Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the Issuing Bank or the Swingline Lender, respectively; (D) no such amendment, waiver or consent shall, without the prior written consent of the Supermajority Lenders, change the definition of the terms “Availability” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts” and “Eligible Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a permitted Acquisition to the Borrowing Base as provided herein; and (E) no such amendment, waiver or consent shall, without the prior written consent of the Supermajority Lenders, increase the percentages set forth in the term “Borrowing Base” or add any new classes of eligible assets thereto.

(b) Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except those described in Section 11.01(a)(iii), (iv) and (v).

(c) Replacement of Non-Consenting Lenders. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, the Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including any telephonic Notice of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent that such losses, costs, expenses or liabilities are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies.

No failure by any Lender, the Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.10), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Issuing Banks, but excluding any costs of maintaining the Platform), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Banks or any Lender), and shall pay all reasonable, allocated fees and time charges for attorneys who may be employees of the Administrative Agent, the Issuing Banks or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Revolving Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable, allocated fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and the Indemnitees hereby waives, any claim against the Borrower, any other Loan Party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction. For the avoidance of doubt, this subsection (d) shall not limit the obligation of the Borrower to indemnify each Indemnitee for any liabilities or damages incurred by such Indemnitee that are asserted against such Indemnitee by a third party and that are payable by the Borrower pursuant to Section 11.04(b).

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Issuing Bank and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under the other Loan Documents (except in connection with any transaction permitted by Section 7.04(a), (d) or (e)) without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment(s) and the Revolving Loans (including for purposes of this Section 11.06(b), participations in LC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Revolving Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the outstanding principal balance of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Revolving Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that if the Borrower fails to respond to a request for a consent to an assignment within five Business Days following the date such request is received by the Borrower, then the Borrower shall be deemed to have consented to such assignment;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment or any Revolving Loan if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal and interest amounts of the Revolving Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless recorded in the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Revolving Loans (including such Lender’s participations in LC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (iii) through (vi) of the first proviso to Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of those Sections, including the documentation requirements in Section 3.01(e), and Section 3.06) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant complies with Section 2.10 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Revolving Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

The parties hereto agree and intend that Section 11.06(c) and Section 11.06(d) shall be construed so that the Obligations are treated as in “registered form” for the purposes of the Code (including Code Sections 163(f), 871(h)(2), and 881(c)(2)), and the Register and Participant Register shall be maintained in accordance with such intention.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law occurring after such Participant became a Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitments and Revolving Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations pursuant to Section 2.13). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.12(d). Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (provided, that in the event of any such disclosure under this clause (c), the Administrative Agent, such Lender or the Issuing Bank, as the case may be, agrees to use commercially reasonable efforts to inform the Borrower of such disclosure to the extent not prohibited by Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (other than through a Person whom the Administrative Agent, such Lender or the Issuing Bank actually knows to be acting in violation of his or its obligations to the Borrower or any other Loan Party).

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of Holdings, the Borrower or any other Loan Party against any and all of the obligations of Holdings, the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of Holdings, the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the

Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law, or that would result in the receipt by any Lender of “interest” at a “criminal rate” as such terms are construed under the Criminal Code (Canada) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Revolving Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06 (notwithstanding the foregoing, it being understood that such assignment shall not require the consent of such Lender), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.06(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.01, 3.04 or 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b) Notwithstanding anything herein to the contrary, the Borrower may at any time terminate in full the Revolving Commitment of any Revolving Lender that is a Designated Lender (without any requirement of any reduction in the Revolving Commitments of any other Revolving Lenders) by giving notice to such Designated Lender and the Administrative Agent (which notice shall specify the effective date of such termination); provided, that (i) at the time of such termination, no Event of Default exists; (ii) concurrently with such termination, the Borrower shall pay to such Designated Lender an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents; (iii) if, on the effective date of such termination, any Letter of Credit is outstanding, the conditions specified in Section 2.13(b) would be satisfied (after giving effect to such termination) were each such Letter of Credit issued on such date; and (iv) if, on the effective date of such termination, any Swingline Loan is outstanding, the conditions specified in Section 2.12(a) would be satisfied (after giving effect to such termination) were each such Swingline Loan to be made on such date. Upon satisfaction of the conditions specified in the foregoing clauses (i), (ii), (iii) and (iv), the Revolving Commitment of such Designated Lender shall terminate on the effective date specified in such notice, its participation in the LC Obligations and outstanding Swingline Loans (if any) shall terminate on such effective date and the participations of the other Revolving Lenders in the LC Obligations and outstanding Swingline Loans shall be redetermined as of such termination date as if the outstanding Letters of Credit had been issued, the LC Disbursements had been paid by the Issuing Bank, and the Swingline Loans had been advanced by the Swingline Lender, in each case on such termination date. The termination of the Revolving Commitment of a Designated Lender pursuant to this Section 11.13(b) shall not be deemed to be a waiver of any right that the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Designated Lender.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS PROVIDED IN ANY MORTGAGE OR OTHER COLLATERAL DOCUMENT WITH RESPECT TO ITSELF), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT OR SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower and Holdings each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, Holdings and their respective Affiliates, on the one hand, and the

Administrative Agent and the Lead Arrangers, on the other hand, and each of the Borrower and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lead Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or Holdings with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lead Arranger has advised or is currently advising the Borrower, Holdings or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Lead Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

11.17 Judgment Currency.

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York, New York. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency that when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

11.18 USA PATRIOT Act Notice.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the USA PATRIOT Act.

11.19 Canadian Anti-Money Laundering Legislation.

If the Administrative Agent has ascertained the identity of any Canadian Guarantor or any authorized signatories of any Canadian Guarantor for the purposes of any Canadian Anti-Terrorism and AML Legislation (including any “know your client” policies, regulations, laws or rules), then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable Canadian Anti-Terrorism and AML Legislation; and

(ii) shall provide to the Administrative Agent copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Guarantors or any authorized signatories of the Canadian Guarantors on behalf of any Lender or to confirm the completeness or accuracy of any information it obtains from any Canadian Guarantor or any such authorized signatory in doing so.

11.20 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 [Reserved].

11.22 Subject to Intercreditor Agreements.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Secured Parties pursuant to the Collateral Documents are expressly subject to the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement and the Senior/Junior Intercreditor Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement is subject to the limitations and provisions of the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement and the Senior/Junior Intercreditor Agreement. In the event of any conflict between the terms of the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement and the terms of this Agreement, the terms of the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement (as applicable) shall govern. Except as otherwise expressly set forth in the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement, in the event of any conflict between the terms of the 2016 Intercreditor Agreement and the terms of the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement, the terms of the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement (as applicable) shall govern. Except as otherwise expressly set forth in the DIP Term Intercreditor Agreement, the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement, in the event of any conflict between the terms of the DIP Term Intercreditor Agreement and the terms of the 2016 Intercreditor Agreement, the First Lien Intercreditor Agreement or the Senior/Junior Intercreditor Agreement, the terms of the DIP Term Credit Agreement shall govern.

11.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.24 Conflict with Ratification Agreement. In the event of any conflict between the terms of the Ratification Agreement, on the one hand and this Agreement and the other Loan Documents, on the other, or in the event a matter is addressed in the Ratification Agreement but not in this Agreement or the other Loan Documents, the terms of the Ratification Agreement shall govern.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B

to

RATIFICATION AND AMENDMENT AGREEMENT

Initial Budget

Project Chelsea—Weekly Cash Flow Forecast

Dollars USD

	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Total
	2/3	2/10	2/17	2/24	3/3	3/10	3/17	3/24	3/31	4/7	4/14	4/21	4/28	2/3
	2/9	2/16	2/23	3/2	3/9	3/16	3/23	3/30	4/6	4/13	4/20	4/27	5/4	5/4
CONSOLIDATED	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Cash Receipts
AR Collection	$15,870	$15,679	$15,299	$18,258	$23,237	$31,505	$26,347	$26,347	$26,391	$26,183	27,404	$28,056	$22,636	$303,213
Non-Trade	119	49	31	22	40	18	531	607	733	1,221	733	1,466	1,059	6,627
Waste	303	303	—	607	76	607	—	683	—	326	407	489	—	3,800

Total Cash Receipts	16,293	16,031	15,330	18,886	23,353	32,129	26,878	27,637	27,124	27,730	28,544	30,010	23,695	313,641
Operating Disbursements
Vendor Payments	(11,374)	(11,169)	(14,124)	(14,279)	(16,546)	(15,758)	(11,069)	(7,201)	(18,775)	(15,812)	(15,087)	(16,683)	(13,809)	(181,685)
Payroll	(2,700)	(5,700)	(2,700)	(11,000)	(2,700)	(5,700)	(2,700)	(11,000)	(2,700)	(5,700)	(2,700)	(15,000)	(2,700)	(73,000)
Taxes	(100)	(400)	(1,000)	(600)	(100)	(400)	(1,000)	(600)	—	(100)	(1,300)	(500)	(200)	(6,300)
Benefits	(1,708)	(1,108)	(608)	(1,708)	(1,708)	(1,108)	(708)	(1,708)	(1,708)	(1,708)	(1,192)	(1,608)	(1,808)	(18,384)
Rent	(1,300)	—	—	(1,400)	—	—	—	(100)	(1,300)	—	—	—	(1,400)	(5,500)
Other Payments	(500)	(500)	(400)	(800)	(500)	(500)	(500)	(500)	(800)	(500)	(500)	(500)	(800)	(7,300)
Transfers to Foreign Subsidiaries	—	—	—	(1,100)	—	—	—	—	(1,100)	—	—	—	(1,100)	(3,300)
Plant Closures	(250)	(250)	(250)	(250)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(7,750)

Total Operating Cash Disbursements	(17,932)	(19,126)	(19,082)	(31,137)	(22,304)	(24,216)	(16,727)	(21,859)	(27,133)	(24,570)	(21,528)	(35,041)	(22,566)	(303,219)
OPERATING CASH FLOW	(1,639)	(3,096)	(3,751)	(12,250)	1,049	7,914	10,151	5,778	(9)	3,160	7,016	(5,031)	1,129	10,421
Debt Service
Proceeds for Issuance of Debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Principal	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest and Financing Fees	(5,097)	(10)	—	(937)	—	—	—	(965)	(500)	—	—	—	(942)	(8,451)

Total Financing Cash Receipts / Disbursements	(5,097)	(10)	—	(937)	—	—	—	(965)	(500)	—	—	—	(942)	(8,451)
QP LSC / TSA
LSC Vendor Reimbursement	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	—	—	—	—	—	8,000
LSC / QP Related AP	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	—	—	—	—	(9,000)
LSC Customer Collection	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	—	—	—	—	—	16,000
LSC / QP Related AR	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	—	—	—	—	(18,000)
QP Sale Proceeds	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total QP Disbursements / Adjustments	—	—	—	—	—	—	—	—	(3,000)	—	—	—	—	(3,000)
Other
Restructuring Professional Fees	—	—	(160)	(160)	—	—	(160)	(495)	(425)	(2,415)	(2,425)	(1,085)	(495)	(7,820)
Utility Deposit	(1,400)	—	—	—	—	—	—	—	—	—	—	—	—	(1,400)
DIP Proceeds	50,000	—	50,000	—	—	—	—	—	—	—	—	—	—	100,000

Total Other Disbursements / Adjustments	48,600	—	49,840	(160)	—	—	(160)	(495)	(425)	(2,415)	(2,425)	(1,085)	(495)	90,780
NET CASH FLOW	41,863	(3,105)	46,089	(13,347)	1,049	7,914	9,991	4,318	(3,934)	745	4,591	(6,116)	(308)	89,750
Liquidity
Borrowing Base	146,000	146,000	146,000	147,953	147,953	147,953	147,953	159,976	159,976	159,976	159,976	159,976	149,957	149,957
Professional Fee Reserve	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)

Net Borrowing Base	130,900	130,900	130,900	132,853	132,853	132,853	132,853	144,876	144,876	144,876	144,876	144,876	134,857	134,857
Starting ABL Outstanding	120,164	78,301	81,406	35,317	48,664	47,615	39,701	29,710	25,392	29,326	28,581	23,990	30,106	120,164
ABL Draw / (Repayment)	(41,863)	3,105	(46,089)	13,347	(1,049)	(7,914)	(9,991)	(4,318)	3,934	(745)	(4,591)	6,116	308	(89,750)

Ending ABL Outstanding	78,301	81,406	35,317	48,664	47,615	39,701	29,710	25,392	29,326	28,581	23,990	30,106	30,414	30,414
Plus : L/Cs Outstanding	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600

Borrowings + L/Cs	94,901	98,006	51,917	65,264	64,215	56,301	46,310	41,992	45,926	45,181	40,590	46,706	47,014	47,014

Ending ABL Availability	35,999	32,894	78,983	67,589	68,638	76,552	86,543	102,884	98,950	99,695	104,286	98,170	87,843	87,843
Less: Outstanding Check Float	(2,000)	(4,000)	(6,000)	(7,000)	(7,000)	(7,000)	(7,000)	(7,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)
Plus: Unrestricted Cash	—	—	—	—	—	—	—	—	—	—	—	—	—	—
LIQUIDITY	33,999	28,894	72,983	60,589	61,638	69,552	79,543	95,884	94,950	95,695	100,286	94,170	83,843	83,843

1 of 1

EXHIBIT C

to

RATIFICATION AND AMENDMENT AGREEMENT

Initial 9-Month Budget

Project Chelsea - Weekly Cash Flow Forecast

Dollars USD

	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Week 14
	2/3	2/10	2/17	2/24	3/3	3/10	3/17	3/24	3/31	4/7	4/14	4/21	4/28	5/5
	2/9	2/16	2/23	3/2	3/9	3/16	3/23	3/30	4/6	4/13	4/20	4/27	5/4	5/11
CONSOLIDATED	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Cash Receipts
AR Collection	$15,870	$15,679	$15,299	$18,258	$23,237	$31,505	$26,347	$26,347	$26,391	$26,183	$27,404	$28,056	$22,636	$25,568
Non-Trade	119	49	31	22	40	18	531	607	733	1,221	733	1,466	1,059	733
Waste	303	303	—	607	76	607	—	683	—	326	407	489	—	—

Total Cash Receipts	16,293	16,031	15,330	18,886	23,353	32,129	26,878	27,637	27,124	27,730	28,544	30,010	23,695	26,301
Operating Disbursements
Vendor Payments	(11,374)	(11,169)	(14,124)	(14,279)	(16,546)	(15,758)	(11,069)	(7,201)	(18,775)	(15,812)	(15,087)	(16,683)	(13,809)	(15,096)
Payroll	(2,700)	(5,700)	(2,700)	(11,000)	(2,700)	(5,700)	(2,700)	(11,000)	(2,700)	(5,700)	(2,700)	(15,000)	(2,700)	(5,700)
Taxes	(100)	(400)	(1,000)	(600)	(100)	(400)	(1,000)	(600)	—	(100)	(1,300)	(500)	(200)	(100)
Benefits	(1,708)	(1,108)	(608)	(1,708)	(1,708)	(1,108)	(708)	(1,708)	(1,708)	(1,708)	(1,192)	(1,608)	(1,808)	(808)
Rent	(1,300)	—	—	(1,400)	—	—	—	(100)	(1,300)	—	—	—	(1,400)	—
Other Payments	(500)	(500)	(400)	(800)	(500)	(500)	(500)	(500)	(800)	(500)	(500)	(500)	(800)	(500)
Transfers to Foreign Subsidiaries	—	—	—	(1,100)	—	—	—	—	(1,100)	—	—	—	(1,100)	—
Plant Closures	(250)	(250)	(250)	(250)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)

Total Operating Cash Disbursements	(17,932)	(19,126)	(19,082)	(31,137)	(22,304)	(24,216)	(16,727)	(21,859)	(27,133)	(24,570)	(21,528)	(35,041)	(22,566)	(22,953)
OPERATING CASH FLOW	(1,639)	(3,096)	(3,751)	(12,250)	1,049	7,914	10,151	5,778	(9)	3,160	7,016	(5,031)	1,129	3,347
Debt Service
Proceeds for Issuance of Debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Principal	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest and Financing Fees	(5,097)	(10)	—	(937)	—	—	—	(965)	(500)	—	—	—	(942)	—

Total Financing Cash Receipts / Disbursements	(5,097)	(10)	—	(937)	—	—	—	(965)	(500)	—	—	—	(942)	—
QP LSC/TSA
LSC Vendor Reimbursement	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	—	—	—	—	—	—
LSC / QP Related AP	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	—	—	—	—	—
LSC Customer Collection	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	—	—	—	—	—	—
LSC / QP Related AR	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	—	—	—	—	—
QP Sale Proceeds	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total QP Disbursements / Adjustments	—	—	—	—	—	—	—	—	(3,000)	—	—	—	—	—
Other
Restructuring Professional Fees	—	—	(160)	(160)	—	—	(160)	(495)	(425)	(2,415)	(2,425)	(1,085)	(495)	(605)
Utility Deposit	(1,400)	—	—	—	—	—	—	—	—	—	—	—	—	—
DIP Proceeds	50,000	—	50,000	—	—	—	—	—	—	—	—	—	—	—

Total Other Disbursements / Adjustments	48,600	—	49,840	(160)	—	—	(160)	(495)	(425)	(2,415)	(2,425)	(1,085)	(495)	(605)
NET CASH FLOW	41,863	(3,105)	46,089	(13,347)	1,049	7,914	9,991	4,318	(3,934)	745	4,591	(6,116)	(308)	2,742
Liquidity
Borrowing Base	146,000	146,000	146,000	147,953	147,953	147,953	147,953	159,976	159,976	159,976	159,976	159,976	149,957	149,957
Professional Fee Reserve	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)

Net Borrowing Base	130,900	130,900	130,900	132,853	132,853	132,853	132,853	144,876	144,876	144,876	144,876	144,876	134,857	134,857
Starting ABL Outstanding	120,164	78,301	81,406	35,317	48,664	47,615	39,701	29,710	25,392	29,326	28,581	23,990	30,106	30,414
ABL Draw / (Repayment)	(41,863)	3,105	(46,089)	13,347	(1,049)	(7,914)	(9,991)	(4,318)	3,934	(745)	(4,591)	6,116	308	(2,742)

Ending ABL Outstanding	78,301	81,406	35,317	48,664	47,615	39,701	29,710	25,392	29,326	28,581	23,990	30,106	30,414	27,671
Plus : L/Cs Outstanding	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600

Borrowings + L/Cs	94,901	98,006	51,917	65,264	64,215	56,301	46,310	41,992	45,926	45,181	40,590	46,706	47,014	44,271

Ending ABL Availability	35,999	32,894	78,983	67,589	68,638	76,552	86,543	102,884	98,950	99,695	104,286	98,170	87,843	90,585
Less: Outstanding Check Float	(2,000)	(4,000)	(6,000)	(7,000)	(7,000)	(7,000)	(7,000)	(7,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)
Plus: Unrestricted Cash	—	—	—	—	—	—	—	—	—	—	—	—	—	—
LIQUIDITY	33,999	28,894	72,983	60,589	61,638	69,552	79,543	95,884	94,950	95,695	100,286	94,170	83,843	86,585

1 of 3

Project Chelsea - Weekly Cash Flow Forecast

Dollars USD

	Week 15	Week 16	Week 17	Week 18	Week 19	Week 20	Week 21	Week 22	Week 23	Week 24	Week 25	Week 26	Week 27
	5/12	5/19	5/26	6/2	6/9	6/16	6/23	6/30	7/7	7/14	7/21	7/28	8/4
	5/18	5/25	6/1	6/8	6/15	6/22	6/29	7/6	7/13	7/20	7/27	8/3	8/10
	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
CONSOLIDATED
Cash Receipts
AR Collection	$18,077	$23,044	$20,194	$22,392	$24,753	$25,242	$19,624	$23,946	$22,212	$21,551	$20,973	$24,194	$27,909
Non-Trade	244	570	733	814	407	326	244	578	1,156	495	413	165	661
Waste	570	—	570	326	81	—	489	—	495	—	165	495	330

Total Cash Receipts	18,891	23,614	21,496	23,532	25,242	25,568	20,356	24,524	23,863	22,047	21,551	24,854	28,900
Operating Disbursements
Vendor Payments	(15,241)	(13,572)	(11,051)	(14,080)	(14,805)	(11,394)	(9,870)	(19,591)	(18,364)	(16,495)	(14,220)	(11,813)	(15,845)
Payroll	(2,700)	(5,700)	(8,000)	(5,700)	(2,700)	(5,700)	(8,000)	(5,700)	(2,700)	(5,700)	(6,000)	(11,700)	(2,700)
Taxes	(400)	(1,400)	(200)	—	(500)	(1,000)	(600)	—	(100)	(1,300)	(500)	(200)	(100)
Benefits	(1,108)	(1,608)	(808)	(1,108)	(908)	(908)	(1,708)	(1,908)	(708)	(1,192)	(1,708)	(1,208)	(1,608)
Rent	—	—	(100)	(1,300)	—	—	(100)	(1,300)	—	—	—	(1,400)	—
Other Payments	(500)	(500)	(800)	(500)	(500)	(500)	(500)	(700)	(500)	(500)	(500)	(500)	(500)
Transfers to Foreign Subsidiaries	—	—	—	(1,100)	—	—	—	(1,100)	—	—	—	(1,100)	—
Plant Closures	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)

Total Operating Cash Disbursements	(20,698)	(23,529)	(21,709)	(24,537)	(20,163)	(20,252)	(21,528)	(31,049)	(23,121)	(25,936)	(23,677)	(28,671)	(21,503)
OPERATING CASH FLOW	(1,808)	84	(212)	(1,005)	5,079	5,316	(1,171)	(6,525)	742	(3,890)	(2,126)	(3,817)	7,398
Debt Service
Proceeds for Issuance of Debt	—	—	—	—	—	—	—	—	—	—	—	—	—
Principal	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest and Financing Fees	—	—	(985)	—	—	—	(1,440)	—	—	—	—	(1,036)	—

Total Financing Cash Receipts / Disbursements	—	—	(985)	—	—	—	(1,440)	—	—	—	—	(1,036)	—
QP LSC / TSA
LSC Vendor Reimbursement	—	—	—	—	—	—	—	—	—	—	—	—	—
LSC / QP Related AP	—	—	—	—	—	—	—	—	—	—	—	—	—
LSC Customer Collection	—	—	—	—	—	—	—	—	—	—	—	—	—
LSC / QP Related AR	—	—	—	—	—	—	—	—	—	—	—	—	—
QP Sale Proceeds	—	—	—	—	—	—	—	—	—	—	—	—	—

Total QP Disbursements / Adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—
Other
Restructuring Professional Fees	(2,025)	(1,315)	(495)	(335)	(2,260)	(735)	(410)	(520)	(1,765)	(855)	(725)	(495)	(725)
Utility Deposit	—	—	—	—	—	—	—	—	—	—	—	—	—
DIP Proceeds	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Other Disbursements / Adjustments	(2,025)	(1,315)	(495)	(335)	(2,260)	(735)	(410)	(520)	(1,765)	(855)	(725)	(495)	(725)
NET CASH FLOW	(3,833)	(1,231)	(1,692)	(1,340)	2,819	4,581	(3,022)	(7,045)	(1,023)	(4,745)	(2,851)	(5,348)	6,673
Liquidity
Borrowing Base	149,957	149,957	135,421	135,421	135,421	135,421	135,421	135,421	135,421	135,421	135,421	135,421	135,421
Professional Fee Reserve	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)

Net Borrowing Base	134,857	134,857	120,321	120,321	120,321	120,321	120,321	120,321	120,321	120,321	120,321	120,321	120,321
Starting ABL Outstanding	27,671	31,504	32,735	34,426	35,767	32,948	28,367	31,389	38,434	39,457	44,202	47,053	52,401
ABL Draw / (Repayment)	3,833	1,231	1,692	1,340	(2,819)	(4,581)	3,022	7,045	1,023	4,745	2,851	5,348	(6,673)

Ending ABL Outstanding	31,504	32,735	34,426	35,767	32,948	28,367	31,389	38,434	39,457	44,202	47,053	52,401	45,728
Plus : L/Cs Outstanding	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600

Borrowings + L/Cs	48,104	49,335	51,026	52,367	49,548	44,967	47,989	55,034	56,057	60,802	63,653	69,001	62,328

Ending ABL Availability	86,753	85,522	69,295	67,955	70,774	75,355	72,333	65,287	64,264	59,520	56,669	51,321	57,993
Less: Outstanding Check Float	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)
Plus: Unrestricted Cash	—	—	—	—	—	—	—	—	—	—	—	—	—
LIQUIDITY	82,753	81,522	65,295	63,955	66,774	71,355	68,333	61,287	60,264	55,520	52,669	47,321	53,993

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Project Chelsea - Weekly Cash Flow Forecast

Dollars USD

	Week 28	Week 29	Week 30	Week 31	Week 32	Week 33	Week 34	Week 35	Week 36	Week 37	Week 38	Total
	8/11	8/18	8/25	9/1	9/8	9/15	9/22	9/29	10/6	10/13	10/20	2/3
	8/17	8/24	8/31	9/7	9/14	9/21	9/28	10/5	10/12	10/19	10/26	10/26
CONSOLIDATED	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Cash Receipts
AR Collection	$20,560	$22,955	$19,900	$20,313	$21,551	$20,230	$26,836	$-21,800	$21,720	$21,084	$22,914	$862,755
Non-Trade	495	495	413	495	1,239	248	248	1,909	955	636	2,307	23,608
Waste	83	330	495	—	248	—	743	—	239	80	159	9,699

Total Cash Receipts	21,138	23,781	20,808	20,808	23,038	20,478	27,827	23,709	22,914	21,800	25,380	896,061
Operating Disbursements
Vendor Payments	(16,105)	(15,926)	(14,216)	(14,982)	(15,439)	(8,857)	(10,726)	(17,863)	(16,194)	(16,770)	(15,474)	(545,674)
Payroll	(5,700)	(2,700)	(11,000)	(2,700)	(5,700)	(2,700)	(11,000)	(2,700)	(5,700)	(2,700)	(11,033)	(215,333)
Taxes	(400)	(1,400)	(200)	—	(500)	(900)	(500)	(200)	(100)	(1,300)	(500)	(18,700)
Benefits	(808)	(1,608)	(1,208)	(1,408)	(808)	(1,325)	(1,908)	(1,808)	(1,208)	(692)	(1,808)	(50,261)
Rent	—	—	(100)	(1,300)	—	—	(100)	(1,300)	—	—	—	(12,500)
Other Payments	(500)	(500)	(500)	(500)	(500)	(500)	(500)	(500)	(500)	(500)	(500)	(20,300)
Transfers to Foreign Subsidiaries	—	—	—	(1,100)	—	—	—	(1,100)	—	—	—	(8,800)
Plant Closures	(750)	(750)	(250)	—	—	—	—	—	—	—	—	(20,000)

Total Operating Cash Disbursements	(24,263)	(22,884)	(27,474)	(21,990)	(22,946)	(14,282)	(24,733)	(25,470)	(23,702)	(21,962)	(29,315)	(891,568)
OPERATING CASH FLOW	(3,124)	897	(6,666)	(1,182)	91	6,196	3,093	(1,761)	(788)	(162)	(3,935)	4,493
Debt Service
Proceeds for Issuance of Debt	—	—	—	—	—	—	—	—	—	—	—	—
Principal	—	—	—	—	—	—	—	—	—	—	—	—
Interest and Financing Fees	—	—	(1,024)	—	—	—	(500)	(1,042)	—	—	—	(14,477)

Total Financing Cash Receipts / Disbursements	—	—	(1,024)	—	—	—	(500)	(1,042)	—	—	—	(14,477)
QP LSC / TSA
LSC Vendor Reimbursement	—	—	—	—	—	—	—	—	—	—	—	8,000
LSC / QP Related AP	—	—	—	—	—	—	—	—	—	—	—	(9,000)
LSC Customer Collection	—	—	—	—	—	—	—	—	—	—	—	16,000
LSC / QP Related AR	—	—	—	—	—	—	—	—	—	—	—	(18,000)
QP Sale Proceeds	—	—	—	—	—	—	—	—	—	—	—	—

Total QP Disbursements / Adjustments	—	—	—	—	—	—	—	—	—	—	—	(3,000)
Other
Restructuring Professional Fees	(3,870)	(955)	(495)	(535)	(3,060)	(775)	(3,285)	(695)	(1,765)	(855)	(14,522)	(51,897)
Utility Deposit	—	—	—	—	—	—	—	—	—	—	—	(1,400)
DIP Proceeds	—	—	—	—	—	—	—	—	—	—	—	100,000

Total Other Disbursements / Adjustments	(3,870)	(955)	(495)	(535)	(3,060)	(775)	(3,285)	(695)	(1,765)	(855)	(14,522)	46,703
NET CASH FLOW	(6,994)	(58)	(8,185)	(1,717)	(2,969)	5,421	(692)	(3,498)	(2,553)	(1,017)	(18,457)	33,719
Liquidity

Borrowing Base	135,421	135,421	135,093	135,093	135,093	135,093	135,093	135,093	135,093	135,093	135,093	135,093
Professional Fee Reserve	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)

Net Borrowing Base	120,321	120,321	119,993	119,993	119,993	119,993	119,993	119,993	119,993	119,993	119,993	119,993
Starting ABL Outstanding	45,728	52,722	52,780	60,965	62,682	65,651	60,229	60,921	64,419	66,972	67,988	120,164
ABL Draw / (Repayment)	6,994	58	8,185	1,717	2,969	(5,421)	692	3,498	2,553	1,017	18,457	(33,719)

Ending ABL Outstanding	52,722	52,780	60,965	62,682	65,651	60,229	60,921	64,419	66,972	67,988	86,445	86,445
Plus : L/Cs Outstanding	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600	16,600

Borrowings + L/Cs	69,322	69,380	77,565	79,282	82,251	76,829	77,521	81,019	83,572	84,588	103,045	103,045

Ending ABL Availability	50,999	50,941	42,428	40,712	37,743	43,164	42,472	38,975	36,422	35,405	16,948	16,948
Less: Outstanding Check Float	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)
Plus: Unrestricted Cash	—	—	—	—	—	—	—	—	—	—	—	—
LIQUIDITY	46,999	46,941	38,428	36,712	33,743	39,164	38,472	34,975	32,422	31,405	12,948	12,948

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